UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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EMC Corporation

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March 18, 2010

Dear Shareholder:

We cordially invite you to attend our 2010 Annual Meeting of Shareholders, which will be held on Thursday, April 29, 2010, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of the attached Proxy Statement.

At the meeting you are being asked to:

1.	Elect the eleven members listed in the attached Proxy Statement to the Board of Directors, and

2.	Ratify the selection by the Audit Committee of EMC’s independent auditors, as described in the attached Proxy Statement.

Your Board of Directors recommends that you vote FOR each of these proposals. You are also being asked to act on two shareholder proposals, as described in the attached Proxy Statement. Your Board of Directors recommends that you vote AGAINST each of the shareholder proposals. You should carefully read the attached Proxy Statement, which contains detailed information about each of these proposals.

If you plan to join us at the meeting, please go to www.emc.com/annualmeeting2010 to complete the registration form. The deadline for registration is April 21, 2010. All shareholders who attend the meeting will be required to present valid government-issued picture identification, such as a driver’s license or passport. Check-in will begin at 9:00 a.m., E.D.T.

Following completion of the scheduled business, we will report on EMC’s operations and answer questions. We hope that you will be able to join us on April 29th.

Very truly yours,

JOSEPH M. TUCCI

Chairman, President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please vote as soon as possible. Because of a change in New York Stock Exchange rules, we note that, unlike at our previous annual meetings, your broker will NOT be able to vote your shares on the election of directors unless they receive specific instructions from you. We strongly encourage you to vote.

We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 1 of the attached Proxy Statement.

EMC CORPORATION

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

April 29, 2010

To the Shareholders:

The Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, will be held at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, on Thursday, April 29, 2010, at 10:00 a.m., E.D.T., for the following purposes:

1.	To elect the eleven members listed in the attached Proxy Statement to the Board of Directors.

2.	To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2010, as described in the attached Proxy Statement.

3.	To act upon two shareholder proposals, if properly presented, as described in the attached Proxy Statement.

4.	To transact any and all other business that may properly come before the meeting or any adjournments or postponements of the meeting.

All shareholders of record at the close of business on February 23, 2010 are entitled to notice of and to vote at the meeting and any adjournments of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. We encourage you to vote by Internet. It is convenient for you and saves us significant postage and processing costs. If you previously elected to access the 2010 Proxy Statement and Annual Report on Form 10-K for 2009 electronically, you must vote your proxy over the Internet. Otherwise, you may vote your shares via a toll-free telephone number or over the Internet. Additionally, if you received a proxy card or voting instruction form by mail, you may submit your proxy card or voting instruction form for the 2010 Annual Meeting by completing, signing, dating and returning your proxy card or voting instruction form in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers about the Annual Meeting and Voting” beginning on page 1 of the attached Proxy Statement.

EMC’s Annual Report on Form 10-K for 2009 accompanies this Notice.

By order of the Board of Directors

PAUL T. DACIER

Executive Vice President,

General Counsel and Assistant Secretary

March 18, 2010

Proxy Statement for the

Annual Meeting of Shareholders of

EMC CORPORATION

To Be Held on Thursday, April 29, 2010

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements, within the meaning of the Federal securities laws, about our business and prospects. The forward-looking statements do not include the potential impact of any mergers, acquisitions, divestitures, securities offerings or business combinations that may be announced or closed after the date hereof. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “plans,” “intends,” “expects,” “goals” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Our future results may differ materially from our past results and from those projected in the forward-looking statements due to various uncertainties and risks, including, but not limited to, those described in Item 1A of Part I (Risk Factors) of our Annual Report on Form 10-K. The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any obligation to update any forward-looking statements contained herein after the date of this Proxy Statement.

EMC CORPORATION

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Shareholders to be held on April 29, 2010.

The Annual Report on Form 10-K for 2009 and 2010 Proxy Statement are available at www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are making these proxy materials available to you on or about March 18, 2010 on the Internet or by delivering printed versions of these materials to you by mail, in connection with the 2010 Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation. The matters to be voted on at the Annual Meeting are set forth in the Notice of the Annual Meeting of Shareholders.

You are invited to attend the Annual Meeting on Thursday, April 29, 2010, beginning at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts. A map with directions to the meeting is on the last page of this Proxy Statement.

What is included in these proxy materials?

The following documents are included in these proxy materials and are available on our website at www.emc.com/about/investor-relations:

•	Our Notice of Annual Meeting;

•	Our Proxy Statement; and

•	Our Annual Report on Form 10-K for 2009.

If you received printed versions of these materials by mail, these materials also include a proxy card or voting instruction form.

How can I access the proxy materials and vote my shares?

The instructions for accessing proxy materials and voting can be found in the information you received either by mail or e-mail. Depending on how you received the proxy materials, you may vote by Internet, telephone or mail. We encourage you to vote by Internet.

For shareholders who received a notice by mail about the Internet availability of the proxy materials: You may access the proxy materials and voting instructions over the Internet via the web address provided in the notice. In order to access this material and vote, you will need the control number provided on the notice you received in the mail. You may vote by following the instructions on the notice or on the website.

For shareholders who received a notice by e-mail: You may access the proxy materials and voting instructions over the Internet via the web address provided in the e-mail. In order to vote, you will need the control number provided in the e-mail. You may vote by following the instructions in the e-mail or on the website.

For shareholders who received the proxy materials by mail: You may vote your shares by following the instructions provided on the proxy card or voting instruction form. If you vote by Internet or telephone, you will need the control number provided on the proxy card or voting instruction form. If you vote by mail, please complete, sign and date the proxy card or voting instruction form and mail it in the accompanying pre-addressed envelope.

What is the deadline for voting my shares if I do not vote in person at the Annual Meeting?

If you are a shareholder of record and do not vote in person at the Annual Meeting, you may vote by Internet or by telephone until 11:59 p.m., E.D.T., on April 28, 2010.

If you are a beneficial owner of shares held through a bank or brokerage firm, please follow the voting instructions provided by your bank or brokerage firm.

If you hold shares of EMC through your participation in the EMC Corporation 401(k) Savings Plan, the EMC Corporation Executive Deferred Compensation Retirement Plan or the VMware Inc. 401(k) Savings Plan, your voting instructions must be received by the plan trustee by 11:59 p.m., E.D.T., on April 23, 2010, for the trustee to vote your shares. You may not vote these shares in person at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As explained in more detail below, we are pleased to be using the voluntary “notice and access” system adopted by the Securities and Exchange Commission (the “SEC”) relating to delivery of the proxy materials over the Internet. As a result, we mailed to many of our shareholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. Shareholders who received the notice will have the ability to access the proxy materials over the Internet and to request a paper or e-mail copy of the proxy materials. Instructions on how to access the proxy materials may be found on the notice.

What are the “notice and access” rules and how do they affect the delivery of the proxy materials?

The SEC’s notice and access rules allow us to deliver proxy materials to our shareholders by posting the materials on an Internet website, notifying shareholders of the availability of the proxy materials on the Internet and sending paper copies of proxy materials upon shareholder request. We believe that the notice and access rules allow us to use Internet technology that many shareholders prefer, continue to provide our shareholders with the information they need and, at the same time, assure more prompt delivery of the proxy materials. The notice and access rules also lower our costs of printing and delivering the proxy materials and minimize the environmental impact of printing paper copies.

Why didn’t I receive a notice in the mail about the Internet availability of the proxy materials?

Shareholders who previously elected to access the proxy materials over the Internet will not receive a notice in the mail about the Internet availability of the proxy materials. Instead, you should have received an e-mail with links to the proxy materials and the proxy voting website. Additionally, we mailed copies of the proxy materials to shareholders who previously requested to receive paper copies instead of the notice.

How do I elect to receive future proxy materials electronically?

If you received a paper copy of the proxy materials or the notice about the Internet availability of the proxy materials, you may elect to receive future proxy materials electronically by following the instructions on your proxy card, voting instruction form, or www.proxyvote.com. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What items will be voted on at the Annual Meeting and how does the Board of Directors recommend that I vote?

There are four proposals that will be voted on at the Annual Meeting:

Proposal 1: The election of the eleven members listed in this Proxy Statement to the Board of Directors.

The Board of Directors recommends a vote “FOR” this proposal.

Proposal 2: The ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2010.

The Board of Directors recommends a vote “FOR” this proposal.

Proposals 3-4: Shareholder proposals.

The Board of Directors recommends a vote “AGAINST” each shareholder proposal.

Who may vote at the Annual Meeting?

If you owned EMC Common Stock at the close of business on February 23, 2010 (the “Record Date”), then you may vote at the Annual Meeting. At the close of business on the Record Date, we had 2,049,542,945 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares of Common Stock are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered the shareholder of record of those shares.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name.” The bank or brokerage firm holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your bank or brokerage firm how to vote the shares held in your account. Because of a change in New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares on the election of directors unless they receive specific instructions from you. Therefore, you MUST give your broker instructions in order for your vote to be counted on the proposal to elect directors. We strongly encourage you to vote.

How can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you will receive a ballot when you arrive at the Annual Meeting. If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank or brokerage firm that holds your shares. You will need to bring the legal proxy with you to the meeting and hand it in with a signed ballot that you can request at the meeting. You will not be able to vote your shares at the Annual Meeting without a legal proxy and a signed ballot. Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

Can I change my vote after I have voted?

Yes. You have the right to revoke your proxy at any time before it is voted at the Annual Meeting, subject to the proxy voting deadlines described above. You may vote again on a later date by Internet or by telephone (only your last Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or file a written instrument with the Secretary or Assistant Secretary of EMC requesting that your prior proxy be revoked.

What happens if I do not give specific voting instructions when I deliver my proxy?

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting by Internet or by telephone that you wish to vote as recommended by our Board of Directors, or

•	If you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. For the ratification of auditors, the bank or brokerage firm that holds your shares may vote your shares in its discretion. This is known as “broker discretionary voting.” For all other proposals, the bank or brokerage firm may not vote your shares at all. This is called a “broker non-vote.”

Your vote is especially important this year. The SEC approved amendments to the NYSE rules which eliminated broker discretionary voting on the election of directors. Unlike at our previous annual meetings, your broker will not be able to vote your shares on the election of directors this year unless they receive specific instructions from you. Therefore, you MUST give your broker instructions in order for your vote to be counted on the proposal to elect directors. We strongly encourage you to vote.

What is the “quorum” requirement for the Annual Meeting?

In order to conduct any business at the Annual Meeting, a majority of EMC’s outstanding shares on the Record Date must be present in person or represented by valid proxies. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, abstained, or broker non-votes, if you:

•	Are present and vote in person at the meeting; or

•	Have voted by Internet, by telephone or by properly submitting a proxy card or voting instruction form by mail.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes are considered present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be considered votes properly cast at the Annual Meeting. Because the approval of all the proposals are based on the votes properly cast at the Annual Meeting, abstentions and broker non-votes will not be included in the calculation of the shareholder vote on the proposals. Therefore, in order for your voice to be heard, it is important that you vote. We strongly encourage you to vote – every vote is important.

Assuming there is a proper quorum of shares represented at the Annual Meeting, how many shares are required to approve the proposals being voted upon at the Annual Meeting?

The voting requirements for approval of the proposals at the Annual Meeting are as follow:

Proposal	Vote required	Broker discretionary voting allowed?
Election of directors	Majority of votes cast	No
Ratification of selection of independent auditors	Majority of votes cast	Yes
Shareholder proposals	Majority of votes cast	No

Could other matters be decided at the Annual Meeting?

As of the date of this Proxy Statement, EMC has no knowledge of any business other than that described in the Notice of the Annual Meeting of Shareholders that will be presented for consideration at the Annual Meeting. The deadline under EMC’s Bylaws for shareholders to notify EMC of any proposals or director nominations to be presented at the Annual Meeting has passed. If any other business should properly come before the Annual Meeting as directed by the Board of Directors, the proxy holders shall have discretionary authority to vote all such proxies as they shall decide.

I want to attend the Annual Meeting. What procedures must I follow?

•

Registration to attend the meeting is being conducted electronically. If you plan to attend the meeting, you must register online at www.emc.com/annualmeeting2010 and complete the registration form. The deadline for registration is April 21, 2010.

•	All shareholders who attend the meeting will be required to present a valid government-issued picture identification, such as a driver’s license or passport.

•

Shareholders who come to the Annual Meeting, but have not registered electronically, will also be required to present verification of ownership of shares of our Common Stock, such as a bank or brokerage firm account statement, to attend the meeting.

EMC reserves the right to inspect all persons and their property and to refuse admittance to any person. Check-in will begin at 9:00 a.m., E.D.T.

Who counts the votes cast at the Annual Meeting?

Representatives of Broadridge Financial Solutions, Inc. will tabulate the votes cast at the Annual Meeting and act as inspectors of election.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting and posted on our website.

Who is paying for the cost of this proxy solicitation?

The expenses of preparing, printing and assembling the materials used in the solicitation of proxies on behalf of the Board of Directors will be borne by EMC. In addition to the solicitation of proxies by Internet or by mail, EMC may use the services of certain of its officers and employees (who will receive no compensation for such services in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other shareholders. Also, EMC has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902 to aid in the distribution and solicitation of proxies. Morrow will receive a fee of $12,500 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

Where are EMC’s principal executive offices located, and what is EMC’s main telephone number?

EMC’s principal executive offices are located at 176 South Street, Hopkinton, Massachusetts 01748. EMC’s main telephone number is (508) 435-1000.

CORPORATE GOVERNANCE

EMC is committed to good corporate governance, which we believe helps us to sustain our success and build long-term value for our shareholders. For many years, we have had in place Corporate Governance Guidelines which provide a framework for the effective governance of EMC. The Corporate Governance and Nominating Committee (the “Governance Committee”) reviews these guidelines at least annually and, as appropriate, recommends changes to the Board of Directors for approval. We also have written charters for the Board of Directors’ standing committees (Audit, Governance, Leadership and Compensation, Finance, and Mergers and Acquisitions), as well as Business Conduct Guidelines applicable to all directors, officers and employees. Information about EMC’s corporate governance practices and copies of the Corporate Governance Guidelines, committee charters and Business Conduct Guidelines are available at www.emc.com/about/investor-relations/governance/corporate-governance.htm. EMC posts additional information on its website from time to time as the Board makes changes to EMC’s corporate governance practices.

The Board of Directors has implemented corporate governance practices that the Board believes are both in the best interests of EMC and its shareholders as well as compliant with SEC rules and regulations and the listing standards of the NYSE. The Board reviews these practices on an ongoing basis. Highlights of our corporate governance practices include:

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Board Leadership Structure. Our Bylaws and Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. This allows the Board flexibility to determine whether the two roles should be combined or separated based upon our needs and the Board’s assessment of its leadership from time to time. The Board and the Governance Committee review the structure of Board and EMC leadership as part of the succession planning process.

The Board believes that EMC and its shareholders are best served at this time by having Joseph M. Tucci serve as our Chairman and CEO, and David N. Strohm, an independent director, serve as our Lead Director. Combining the roles of Chairman and CEO makes clear that we have a single leader who is directly accountable to the Board and, through the Board, to our shareholders. It establishes one voice who speaks for the Company to customers, employees, shareholders and other stakeholders. This structure reinforces Mr. Tucci’s overall responsibility for the Company’s business and strategy, under the oversight and subject to the review of the Board. It strengthens the Board and the Board’s decision-making process because Mr. Tucci, who has first-hand knowledge of our operations and the major issues facing EMC, chairs the Board meetings where the Board discusses strategic and business issues. This structure also enables Mr. Tucci to act as the key link between the Board and other members of management. Finally, the combined roles facilitate an efficient Board process.

Our Corporate Governance Guidelines provide that if the Chairman is not an independent director, then the independent directors will select a Lead Director. The Board believes that a Lead Director is an integral part of our Board structure and a critical aspect of effective corporate governance. Mr. Strohm has been our Lead Director since January 2006. Mr. Strohm brings considerable skills and experience, as described in “Election of Directors,” to the role. In addition, Mr. Strohm is Chair of our Governance Committee, which affords him increased engagement with Board governance and composition. Our Lead Director has significant responsibilities, which are set forth in EMC’s Corporate Governance Guidelines, and include:

•	Acting as a liaison between the independent directors and the Chairman;

•	Facilitating discussions among the independent directors on key issues and concerns outside of Board meetings;

•	Having the authority to call meetings of the independent directors;

•	In collaboration with the Chairman, setting an appropriate schedule of and standing agenda for Board meetings, as well as preparing agendas for Board meetings;

•	In collaboration with the Leadership and Compensation Committee, approving CEO goals, evaluating CEO performance, setting CEO compensation levels and reviewing CEO succession planning;

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In collaboration with the Governance Committee, making recommendations to the Board regarding committee members and chairs and overseeing the performance evaluations of the Board, each of the applicable committees and the individual directors; and

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Presiding at all meetings of the Board at which the Chairman is not present, including the executive sessions of the non-management directors (as defined in the listing standards of the NYSE) and independent directors.

Annually, the independent directors consider the role and designation of the Lead Director.

A substantial majority of our Board is comprised of independent directors. The active involvement of the independent directors, combined with the qualifications and significant responsibilities of our Lead Director, provide balance on the Board and promote strong, independent oversight of EMC’s management and affairs.

•

Risk Oversight. The Board of Directors is responsible for overseeing risk management at the Company. The Board regularly considers our risk profile when reviewing our overall business plan and strategy and when making decisions impacting the Company.

In 2009, the Governance Committee assumed responsibility for overseeing the Board’s execution of its risk management oversight responsibility. In order to streamline risk management at the Company, the Governance Committee approved the formation of a management risk committee comprised of the Chief Financial Officer and the General Counsel. The committee’s purpose is to monitor and manage EMC’s enterprise risk management program. The committee reports directly to the Governance Committee and the Board of Directors.

The Leadership and Compensation Committee oversees the design and implementation of the incentives and risks associated with our compensation policies and practices. In 2009, the Committee evaluated our executive compensation program across the following categories: compensation mix, including the relative weightings of our executive officers’ base salary, cash incentive bonus opportunities and long-term equity incentives; long-term incentive plan design; short-term incentive plan design; performance metrics; the relationship between performance and payout, including maximum payouts; stock ownership requirements; stock selling guidelines; change-in-control agreements; and compensation recovery policy. Among other things, the Committee noted the following:

•

EMC’s cash bonus plans represent less than 20% of our executive officers’ annual compensation and contain limits on the compensation that can be earned for any year. Moreover, EMC incents executives through multiple cash bonus plans and multiple performance targets that are weighted differently under each plan.

•

The majority of EMC’s executive compensation opportunity is provided in the form of a well-balanced portfolio of equity awards with multiple performance targets that are weighted differently under each plan, multi-year vesting schedules of up to five years and deferred vesting subject to continued employment with EMC.

•

For many years, EMC has been committed to pay-for-performance. In line with this philosophy, the Committee grants equity awards with performance elements to focus executive officers on achieving strategic, operational and financial goals that will lead to long-term shareholder value and encourage our executive officers to take a long-term view of the business.

•	The financial targets used in the compensation program align with the Board-approved operating plan for the Company.

•

EMC has strong stock ownership guidelines, which were increased in 2010 by 30% to 650,000 shares for the CEO and by 25% to between 125,000 and 250,000 shares for the other executive officers, depending on their position.

•

EMC has stock selling guidelines under which each executive officer may sell no more than 25% of his or her total equity holdings over the course of the year with limits on the number of shares that may be sold each quarter.

•	EMC has a long-standing clawback policy, with recovery of cash and equity incentive compensation applicable to all EMC employees.

•	The Committee has final authority in administering the plans and determining achievement of the financial metrics under the plans.

The management risk committee also reviewed the compensation plans and programs for employees that could have a material impact on EMC. These plans and programs included those in which individuals from our principal business units as well as certain other functions participated, and which may have the potential to raise material risks to the Company. The committee considered whether any of these plans or programs may encourage inappropriate risk-taking; whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on the Company; and whether it would recommend any changes to the plans. The committee also considered any risk-mitigating controls, such as our clawback policy and stock holding requirements. The committee presented its conclusions for review by the Leadership and Compensation Committee.

In addition, each of the other standing committees of the Board regularly assesses risk in connection with executing their responsibilities. The Audit Committee discusses with management EMC’s major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures, including our policies with respect to risk assessment and risk management. The Mergers and Acquisitions Committee considers risks in connection with acquisitions, divestitures and investments. The Finance Committee considers risks in connection with matters related to the Company’s capital structure, stock repurchase program and investment management policy.

All of the committees report regularly to the Board of Directors on their activities. For more information, please see “Board Independence and Committees – Committees of the Board” beginning on page 12 of this Proxy Statement.

•

Succession Planning. We engage in succession planning at all levels of the Company. With respect to Board succession planning, the Governance Committee regularly evaluates the size and composition of the Board, giving consideration to the changing circumstances of the Company and the then current Board membership. The Governance Committee and the Board of Directors regularly consider succession plans for membership of the Board committees and committee chairs as well as the needs of the Board on an ongoing basis.

The Leadership and Compensation Committee regularly reviews EMC’s CEO succession plan (both long- and short-term plans), considers candidates, reviews and monitors the career development of potential successors, considers the Company’s needs in light of its strategic direction, and briefs the Board. The Board of Directors regularly reviews EMC’s CEO succession plan in both plenary session and executive session. The Board of Directors also ensures that they have adequate exposure to senior officers who have the potential to succeed the CEO and other senior management positions.

In addition to CEO succession planning, we have a robust organization and talent review process to identify capabilities, opportunities and the readiness of high-potential employees.

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Each year, every member of the executive leadership team meets with the CEO and the Executive Vice President, Human Resources, to assess the prior year’s talent management actions; consider the organization’s strategy and goals in the context of EMC’s overall strategy; analyze the organization’s structure and identify any gaps; develop an organization plan by identifying the roles, responsibilities, priorities and actions needed to drive success in the coming year; and based on the organization plan, develop a strategy to build talent, including an assessment of bench strength, management of high-potential employees and alignment of the succession plan to EMC’s business strategy.

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The Leadership and Compensation Committee reviews in detail the results of the annual organization and talent review and also engages in talent management and succession planning discussions throughout the year.

•	The CEO discusses EMC’s annual organization and talent review with the Board of Directors. The Board also regularly discusses succession planning throughout the year.

•	Annual Election of Directors. Each director is required to stand for election annually.

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Majority Vote for Directors. A majority vote standard, as described in our Bylaws, applies to the election of directors. In addition, our Corporate Governance Guidelines require any incumbent nominee for director, other than in a Contested Election Meeting (as defined in our Bylaws), who does not receive more votes cast “for” his or her election than cast “against” his or her election to promptly tender his or her resignation. The Governance Committee will assess the appropriateness of the director continuing to serve and recommend to the Board the action to be taken regarding a tendered resignation. Set forth below are procedures of the Board and Governance Committee to be used if such majority vote policy is triggered:

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In considering whether it is appropriate for a nominee to continue to serve as a director, the Governance Committee will act promptly and consider all factors deemed relevant, including any known reasons why shareholders voted “against” the director, the length of service and qualifications of the director in question, the director’s contributions to EMC, the director’s particular area of expertise or experience, and compliance with listing standards;

•

The Board will act on the Governance Committee’s recommendation promptly, but in any event not later than 90 days following the certification of the shareholder vote. The Board will consider the factors considered by the Governance Committee and any other factors it deems relevant. Board action may include acceptance of the tendered resignation, adoption of measures designed to address the issues underlying the “against” votes for such director or rejection of the tendered resignation. Following the Board’s decision, EMC will promptly publicly disclose the Board’s decision and process (including, if applicable, the reasons for rejecting the tendered resignation) in a periodic or current report filed with the SEC;

•	If a director’s resignation is accepted by the Board, the Board will determine whether to fill such vacancy or to reduce the size of the Board; and

•

The process described above of determining whether or not to accept a tendered resignation shall be managed by the independent directors. Further, any director who tenders his or her resignation pursuant to EMC’s majority vote policy will not participate in the Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Governance Committee receive more votes cast “against” than “for” at the same election, then the independent directors who are on the Board who did not receive such votes will consider the tendered resignations.

•	Board Self-Assessments. The Governance Committee, together with the Lead Director, oversees an annual evaluation process as follows:

•	Each director evaluates the Board as a whole;

•	Each member of the standing committees of the Board of Directors evaluates the committees on which he or she serves; and

•	Each director prepares an individual self-evaluation.

After these evaluations are complete, the results are discussed by the Board and each committee and with each individual director, as applicable, and, if necessary, action plans are developed.

•

Executive Sessions of Non-Management Directors. The non-management directors meet in executive session in connection with each regularly scheduled Board meeting, and the independent directors meet in executive session at least once each year. The Lead Director acts as presiding director for such executive sessions.

•

Shareholder Communications. To enable open communications, EMC provides various means for shareholders and other interested parties to contact the non-management directors, the Audit Committee and the Leadership and Compensation Committee (see “Board Independence and Committees – Communications with the Board” below). The Board strives to provide clear, candid and timely responses to any substantive communication it receives. In order to build constructive, informed relationships with shareholders and encourage transparency and accountability, directors may also be available for dialogue with shareholders from time to time, as appropriate. During 2009, members of the Board and EMC management dialogued and met with shareholders on a variety of topics, including executive compensation, board leadership structure, sustainability and other governance topics. For a discussion of recent developments in our executive compensation program, please see “Compensation Discussion and Analysis – Summary – 2009 Executive Compensation Program” on page 31 of this Proxy Statement. In addition to these communications, it is the Board’s policy in accordance with our Corporate Governance Guidelines to provide a response to any shareholder proposal that receives a majority vote.

•

Director Continuing Education. The Board believes that director education is integral to Board and committee performance and effectiveness. The Board’s director orientation program emphasizes EMC’s business and strategic plans, and includes site visits, presentations and meetings with management. Directors are also expected to participate in continuing educational programs in order to maintain the necessary level of expertise to perform their responsibilities as directors.

•

Director Stock Ownership Guidelines. The Board believes that non-management directors should hold a significant equity interest in EMC. We have had director stock ownership guidelines in place for many years. Under these guidelines, each non-management director is expected to own, within three years after becoming a director, shares of EMC Common Stock with a value equal to five times the annual Board retainer, excluding any committee retainers or fees. As of March 1, 2010, all the non-management directors are in compliance with these guidelines.

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Sustainability. The Governance Committee is responsible for overseeing EMC’s sustainability program which focuses on four key areas: environmental stewardship, an inclusive global workforce, education and strong corporate governance. We believe that integrating environmental, social and financial considerations in our business strategy and decisions is integral to growing the success of EMC, and benefits our shareholders, employees, customers, suppliers and communities. By developing sustainable business practices throughout EMC and helping our customers optimize their data centers and their businesses, we create competitive advantage, build trust and pave the way for continued long-term corporate success. For more information, please see www.emc.com/about/global-citizenship/index.htm.

•	Simple Majority Vote. The affirmative vote of a simple majority of outstanding shares is required to approve certain corporate transactions.

BOARD INDEPENDENCE AND COMMITTEES

The Board has a substantial majority of directors who are independent under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence.

EMC has adopted Categorical Standards of Independence, which are available at www.emc.com/about/investor-relations/governance/corporate-governance.htm and are also attached as Exhibit A to this Proxy Statement, to assist it in assessing director independence. Pursuant to these standards, the Board broadly considers all relevant facts and circumstances in its determination of independence of all Board members (including any relationships set forth in this Proxy Statement under the heading “Certain Transactions”). EMC’s Board of Directors has affirmatively determined that the following directors (and former directors) have no direct or indirect material relationship with EMC, and therefore are independent under our Categorical Standards and the NYSE listing standards: Michael W. Brown, Randolph L. Cowen, Michael J. Cronin, Gail Deegan, James S. DiStasio, W. Paul Fitzgerald, Olli-Pekka Kallasvuo, Edmund F. Kelly, Windle B. Priem, Paul Sagan and David N. Strohm. Messrs. Fitzgerald and Kallasvuo resigned from the Board of Directors in March 2010 and January 2009, respectively.

The table below includes a description of categories or types of transactions, relationships or arrangements considered by the Board in reaching its determination that the above-mentioned directors are independent:

Name	Independent	Transactions/Relationships/Arrangements
Michael W. Brown	Yes	Business relationships
Randolph L. Cowen	Yes	Business relationships
Michael J. Cronin	Yes	Business relationships
Gail Deegan	Yes	Business relationships
James S. DiStasio	Yes	Business relationships
W. Paul Fitzgerald	Yes	Family relationships, employment relationships
Olli-Pekka Kallasvuo	Yes	Business relationships
Edmund F. Kelly	Yes	Business relationships, charitable organization relationships
Windle B. Priem	Yes	Business relationships, charitable organization relationships
Paul Sagan	Yes	Business relationships
David N. Strohm	Yes	Business relationships

In determining that the above-mentioned directors are independent, the Board considered transactions during 2009 between EMC and companies with which Messrs. Kallasvuo, Kelly and Sagan are affiliated as executive officers and determined that the amount of business between EMC and these companies fell below the thresholds in EMC’s Categorical Standards of Independence. The Board considered transactions during 2009 between EMC and companies, universities, hospitals and other organizations with which Messrs. Brown, Cowen, Cronin, DiStasio, Kallasvuo, Kelly, Priem, Sagan and Strohm, and Ms. Deegan, are affiliated as directors, trustees or members of an advisory board and determined that the directors did not have a material direct or indirect interest in the transactions. The Board considered that EMC made donations to charities with which Messrs. Kelly and Priem are affiliated as directors, and determined that the amount of the donations fell below the thresholds in EMC’s Categorical Standards of Independence. In addition, the Board considered Mr. Fitzgerald’s relationship with John R. Egan, a director of EMC, and that Mr. Fitzgerald’s son and son-in-law are employed by EMC, and determined that these relationships do not impair his independence. Further discussion of these transactions can be found under “Certain Transactions” below.

Board Meetings

During the fiscal year ended December 31, 2009, EMC’s Board of Directors held 10 meetings. Each director attended at least 94% of the Board meetings and committee meetings which were held during the period in which he or she was a director of EMC and in which he or she was a member of such committees.

Attendance at Annual Meeting of Shareholders

EMC’s Corporate Governance Guidelines provide that each director is expected to attend the Annual Meeting of Shareholders. All of the then current directors attended the 2009 Annual Meeting of Shareholders.

Committees of the Board

The Board of Directors has established five standing committees: the Audit Committee, the Governance Committee, the Finance Committee, the Leadership and Compensation Committee (sometimes referred to as the “Compensation Committee”) and the Mergers and Acquisitions Committee. The Audit, Compensation, and Governance Committees consist entirely of independent directors, and members of the Audit Committee meet additional, heightened independence criteria applicable to audit committee members under the NYSE listing standards. Generally, each director serves on at least two committees, while directors who are active chief executive officers of another corporation may serve on one committee. Each committee operates pursuant to a written charter that is available on our website at www.emc.com/about/investor-relations/governance/corporate-governance.htm. The membership of each committee is listed below.

Audit	Corporate Governance and Nominating	Finance	Leadership and Compensation	Mergers and Acquisitions
Gail Deegan[1]	David N. Strohm[1]	Michael W. Brown[1]	Windle B. Priem[1]	John R. Egan[1]
Michael W. Brown	Gail Deegan	John R. Egan	Michael W. Brown	Michael W. Brown
Michael J. Cronin	Windle B. Priem	Edmund F. Kelly	Randolph L. Cowen	Randolph L. Cowen
James S. DiStasio[2]		Joseph M. Tucci	David N. Strohm	Michael J. Cronin
Windle B. Priem				Paul Sagan
David N. Strohm
Joseph M. Tucci

[1]	Chair
[2]	Mr. DiStasio was appointed to the Audit Committee in March 2010.

•    Audit Committee: The Audit Committee held 13 meetings in 2009. This committee reviews with management and EMC’s auditors EMC’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any issues raised by the auditors regarding EMC’s financial statements and its accounting controls and procedures, EMC’s risk assessment and risk management policies, EMC’s worldwide corporate compliance program, the independence of EMC’s auditors, EMC’s internal controls, EMC’s policy pertaining to related person transactions, the other matters as set forth in its charter, and such other matters as the committee deems appropriate. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EMC’s independent auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for EMC and pre-approves all such audit, review or attest engagements. The Audit Committee also pre-approves non-audit services to be performed by its independent auditors in accordance with the committee’s pre-approval policy.

The Board of Directors has determined, in accordance with the rules of the SEC, that each of Ms. Deegan and Messrs. Brown, Cronin, DiStasio and Priem is an “audit committee financial expert.” The Board has also determined, in accordance with the rules of the NYSE, that the simultaneous service of Mr. Brown on the audit committees of more than three public companies does not impair his ability to effectively serve on the Audit Committee.

During 2009, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s General Counsel, independent auditors and internal auditors at which candid discussions regarding legal matters, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or its independent auditors.

The Audit Committee has reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. The Audit Committee has also reviewed the adequacy and effectiveness of EMC’s legal, regulatory and ethical compliance programs, including our Business Conduct Guidelines.

•    Corporate Governance and Nominating Committee: The Governance Committee held 7 meetings in 2009. This committee oversees and advises the Board of Directors on corporate governance matters and assists the Board of Directors in identifying and recommending qualified Board candidates. The committee also reviews and makes recommendations to the Board of Directors on the size and composition of the Board, standards to be applied by the Board in making independence determinations, assignments to committees of the Board and resignations of directors, when appropriate. The committee oversees the evaluation of the Board, the committees and individual directors and monitors possible conflicts of interest of directors and senior executives. In addition, the committee oversees the Board’s execution of its risk management oversight responsibility, including receiving reports from the management risk committee, and oversees and makes recommendations to the Board of Directors regarding shareholder proposals and sustainability matters.

The Governance Committee periodically reviews and assesses the skills and characteristics it believes are or may be required on the Board based on the changing needs of the business. The committee identifies Board candidates through numerous sources, including recommendations from directors, executive officers and shareholders of EMC, as well as through the use of executive search firms. The committee seeks to have available to it qualified candidates from a broad pool of individuals with a range of talents, experience, backgrounds and perspectives. The Governance Committee evaluates identified Board candidates based on the criteria established and periodically reviewed by the committee and approved by the Board. The committee seeks to identify those individuals most qualified to serve as Board members and considers many factors with regard to each candidate. For more information, please see “Election of Directors” on page 16 of this Proxy Statement. Selected candidates are interviewed by members of the committee and certain other Board members. Based on the foregoing, the Governance Committee makes recommendations to the Board regarding director nominees.

EMC shareholders may recommend individuals to the Governance Committee for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Governance Committee, 176 South Street, Hopkinton, Massachusetts 01748. Assuming that the appropriate information has been timely provided, the committee will consider these candidates substantially in the same manner as it considers other Board candidates it identifies. EMC shareholders may also nominate director candidates by following the advance notice provisions of EMC’s Bylaws as described under “Advance Notice Provisions” on page 80 of this Proxy Statement.

•    Finance Committee: The Finance Committee held 5 meetings in 2009. This committee oversees and reviews with management matters related to the enhancement of the capital structure of EMC and its subsidiaries, including the issuance and restructuring of EMC’s equity and debt, issuance of our subsidiaries’ equity (including the equity of VMware, Inc. (“VMware”)), the redemption of any of EMC’s bonds or convertible notes which may be outstanding from time to time, and EMC’s investment management policy. This committee also oversees any Common Stock repurchase program which may exist from time to time.

•    Leadership and Compensation Committee: The Leadership and Compensation Committee held 12 meetings in 2009. This committee sets EMC’s executive compensation philosophy and objectives, recommends compensation for non-employee directors, sets the compensation of the Chairman and CEO, reviews and approves the goals and objectives relevant to the compensation of the Chairman and CEO and evaluates his performance, including his performance relative to his respective goals and objectives as well as his overall performance. The Compensation Committee also reviews and approves the compensation of EMC’s other executive officers, oversees the incentives and risks associated with the Company’s compensation policies and practices, and oversees regulatory compliance of compensation matters. For more information on risk oversight, please see “Corporate Governance” on page 6 of this Proxy Statement. The Compensation Committee annually reviews EMC’s equity plans, approves grants under EMC’s equity plans and has the authority to administer and interpret the provisions of EMC’s equity, deferred compensation, 401(k) and other plans. The Compensation Committee also oversees and reports to the Board on succession planning for the CEO and other senior management positions.

From 2002 through 2009, the Compensation Committee engaged Watson Wyatt Worldwide (“Watson Wyatt”) to serve as its independent compensation consultant. During 2009, among other things, Watson Wyatt assisted the Compensation Committee in reviewing executive and director compensation, compensation best practices, trends and competitive practices, change in control and other termination scenarios; performing pay-for-performance analyses; and reviewing peer group companies used for compensation analysis. Watson Wyatt did not provide any other services to EMC. In 2009, the Compensation Committee conducted a full review of Watson Wyatt and other compensation consultants and determined to engage Watson Wyatt again for 2010. On January 4, 2010, Watson Wyatt merged with Towers Perrin to form Towers Watson & Co. (“Towers Watson”) which continues as the Compensation Committee’s independent compensation consultant. Towers Watson works at the direction of the Compensation Committee and reports directly to the Compensation Committee. For more information, please see “Compensation Discussion and Analysis – Compensation Consultant and Independence Policy” on page 55 of this Proxy Statement.

The Compensation Committee may incorporate certain metrics which are part of EMC’s operating plan into the compensation program for EMC’s executive officers. In this regard, the Board of Directors is involved in setting executive compensation. Subject to compensation parameters approved by the Compensation Committee, our CEO and CFO set the performance goals under our business unit incentive compensation plans. These goals are aligned to EMC’s operating plan. In addition, our CEO, subject to compensation parameters approved by the Compensation Committee, approves the individual performance goals under our Management by Objectives Plan for our executive officers. These goals are generally aligned with the goals approved by the Compensation Committee for the CEO. Our CEO also presents recommendations regarding the compensation of our executive officers to the Compensation Committee for approval. The Executive Vice President, Human Resources, assists our CEO and CFO in performing their compensation-related responsibilities and also assists the Compensation Committee in fulfilling its functions.

For more information on the Compensation Committee’s responsibilities and our compensation program, please see “Corporate Governance” and “Compensation Discussion and Analysis” beginning on pages 6 and 30, respectively, of this Proxy Statement.

Leadership and Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee members has ever been an officer or employee of EMC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our Board or Compensation Committee.

•    Mergers and Acquisitions Committee: The Mergers and Acquisitions Committee held 11 meetings in 2009. This committee reviews and approves (or recommends that the Board approve) potential acquisitions, divestitures and investments. This committee also evaluates the execution, financial results and integration of completed acquisition transactions.

Communications with the Board

EMC shareholders and all other interested parties can report concerns or complaints about EMC’s accounting, internal accounting controls, or auditing matters directly to the Audit Committee. Questions or concerns about compensation matters can be sent directly to the Compensation Committee. Communications can also be sent directly to the non-management directors. Information on how to contact the Audit Committee, the Compensation Committee and the non-management directors is set forth below.

Audit Committee	Leadership and Compensation Committee	Non-Management Directors
By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277	By mail: c/o Alertline PMB 3767 13950 Ballantyne Corporate Place Charlotte, NC 28277
By e-mail: AuditCommitteeChairman@emc.com	By e-mail: CompensationCommitteeChairman@emc.com	By e-mail: nonmngtdirectors@emc.com

Communications received electronically will be accessed directly by, and communications received by mail will be forwarded directly to, the Audit Committee and the Compensation Committee, as appropriate. Communications addressed to the non-management directors will be accessed directly by or forwarded directly to the Governance Committee. The committees will forward these communications to other directors, members of EMC management or such other persons as they deem appropriate. The committees or, if appropriate, EMC management, will respond in a timely manner to any substantive communications from a shareholder or an interested party.

PROPOSAL 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE NOMINEES LISTED BELOW

Under EMC’s Bylaws, the Board of Directors may determine the total number of directors to be elected at any annual meeting of shareholders or special meeting in lieu of an annual meeting. The Board of Directors has fixed at 11 the total number of directors. On the recommendation of the Governance Committee, the Board of Directors has nominated the persons named below for election as directors at this Annual Meeting, each to serve for a one-year term or until the director’s successor is elected and qualified.

Director and Nominee Experience and Qualifications

The Board believes that its members, collectively, should possess a variety of skills, professional experience, and diversity of backgrounds in order to effectively oversee our business. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board’s membership criteria described below. Accordingly, the Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and dynamics and EMC’s current and future needs.

The Governance Committee is responsible for reviewing, assessing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Governance Committee’s charter, include judgment, integrity, diversity, prior experience, the interplay of the nominee’s experience with the experience of other Board members, the extent to which the nominee would be desirable as a member of any committees of the Board, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. At least once a year, the Governance Committee evaluates the size and composition of the Board to assess the skills and experience of Board members and compares them with those skills that might prove valuable in the future, giving consideration to the changing circumstances of the Company and the then current Board membership. The Governance Committee seeks individuals with a variety of occupational and personal backgrounds to ensure the Board benefits from a range of perspectives and to enhance the diversity of the Board in such areas as experience and geography, as well as race, gender, ethnicity and age. This assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve over time. In identifying director candidates from time to time, the Governance Committee may establish specific skills and experience that it believes the Board should seek in order to constitute a balanced and effective Board.

In considering incumbent directors for renomination and evaluating director candidates, the Board and the Governance Committee consider a variety of factors. These include each nominee’s independence, personal and professional accomplishments, and experience in light of the needs of the Company. For incumbent directors, the factors also include past performance on the Board. Among other things, the Board has determined that it is important to have individuals with the following skills and experiences:

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In-depth knowledge of the information technology industry, so they can understand and review EMC’s strategy, including the acquisition of businesses that have complementary technologies, products or services.

•	Significant operating experience, which gives directors the insight to constructively review and assess the Company’s operating plan and business strategy.

•	Substantial experience with international operations at a multi-national company, which is important given EMC’s global business.

•	Expertise in complex financial and accounting matters in order to evaluate our financial statements, capital structure and business plans.

•	Talent management experience to help us attract, motivate and retain world-class individuals.

•

Service on other public company boards, which provides directors with corporate governance experience, a deep understanding of the role and responsibilities of the Board of Directors and insight into matters being handled by our Board.

The Board believes that all the current nominees are highly qualified and have the skills and experience required for effective service on our Board. The directors’ individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them. The Board of Directors recommends that shareholders vote “FOR” the election of each nominee.

Each nominee has agreed to be named in this Proxy Statement and to serve if elected. Should any nominee be unable to serve or for good cause will not serve as a director, the proxy holders will vote for such other person as the Board of Directors may recommend.

All of the directors were previously elected by the shareholders except for Mr. DiStasio who was elected by the Board of Directors effective as of March 2010. Mr. DiStasio was identified as a potential director by one of EMC’s independent, non-management directors.

The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required for the election of directors.

NOMINEES TO SERVE AS DIRECTORS

Michael W. Brown

Mr. Brown, age 64, has been a director of EMC since August 2005. From August 1994 until his retirement in July 1997, Mr. Brown served as Vice President and Chief Financial Officer of Microsoft Corporation, a manufacturer of software products for computing devices. He was Vice President, Finance of Microsoft from April 1993 to August 1994. He joined Microsoft in December 1989 and served as Treasurer from January 1990 to April 1993. After retiring from Microsoft, Mr. Brown served as Chairman of the NASDAQ Stock Market board of directors and as a past governor of the National Association of Securities Dealers (“NASD”). Mr. Brown also spent 18 years with Deloitte & Touche LLP in various positions. Mr. Brown is also a director of VMware (where he is Chair of the Audit Committee and a member of the Compensation and Governance Committee), Administaff, Inc. (where he is a member of the Audit Committee), and Thomas Weisel Partners Group (where he is Chair of the Audit Committee). Mr. Brown holds a bachelor’s degree in Economics from the University of Washington.

Mr. Brown brings to the Board substantial financial expertise that includes extensive knowledge of the complex financial and operational issues facing large companies, and a deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as the CFO of a global technology company, working with a major international accounting and consulting firm for 18 years, and serving as a member of the audit committees of three other public company boards. Through those and other senior management positions, as Chairman of NASDAQ and as a past governor of the NASD, Mr. Brown has demonstrated his leadership and business acumen.

Randolph L. Cowen

Mr. Cowen, age 59, has been a director of EMC since January 2009. From October 2007 until his retirement in November 2008, Mr. Cowen served as co-Chief Administrative Officer of The Goldman Sachs Group, Inc., a global investment, banking, securities and investment management firm. From September 2004 to November 2008, he was Global Head of Technology and Operations of Goldman Sachs, and from October 2001 to October 2007 he was Chief Information Officer of Goldman Sachs. Mr. Cowen joined Goldman Sachs in 1982. Mr. Cowen holds a bachelor’s degree in History with a minor in Mathematics from Michigan State University.

With more than 28 years of experience managing IT and making the technology infrastructure purchasing decisions at a global financial services firm, Mr. Cowen brings to the Board extensive knowledge about technology and defining and implementing IT strategy. As a former customer of EMC, he has in-depth knowledge of our products and services. In addition, through various senior management positions, Mr. Cowen has demonstrated leadership skills and gained significant business operations experience.

Michael J. Cronin

Mr. Cronin, age 71, has been a director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, an engineering knowledge management company, from 1993 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision and robotics systems manufacturer. Mr. Cronin holds a bachelor’s degree in Electrical Engineering from Northeastern University and an MBA from Harvard Business School.

Mr. Cronin has more than 40 years of experience in the technology industry as well as a deep understanding of our people, products and culture acquired over two decades of service on our Board. As the active Chairman and CEO of a technology company, Mr. Cronin brings to the Board significant operating experience, financial expertise, business acumen and insight into current and emerging business trends.

Gail Deegan

Ms. Deegan, age 63, has been a director of EMC since July 2002. From February 1996 until her retirement in September 2001, Ms. Deegan served as Executive Vice President and Chief Financial Officer of Houghton Mifflin Company, a publishing company. From February 1995 to February 1996, Ms. Deegan was Senior Vice President of Regulatory and Government Affairs for NYNEX New England, and from November 1991 to January 1995, was Vice President and Chief Financial Officer of New England Telephone. From 1988 to January 1990, Ms. Deegan was Senior Vice President, Chief Financial Officer and Treasurer of Eastern Enterprises, and from February 1990 to May 1991, she was Senior Vice President, Chief Financial Officer and Chief Administrative Officer. Ms. Deegan is a former director of TJX Companies, Inc. (where she was Chair of the Audit Committee and a member of the Finance Committee). Ms. Deegan holds a bachelor’s degree in Elementary Education from The College of Saint Rose, a master’s degree in History from Ohio State University, and an MBA from Simmons College School of Management.

Ms. Deegan is an experienced financial leader who has served as the CFO of three companies in different industries. Ms. Deegan has extensive experience with financial accounting matters for complex global organizations as well as substantial experience overseeing the financial reporting processes of large public companies. Ms. Deegan also gained operational and talent management experience from serving on the executive staff of these companies. In addition, Ms. Deegan’s service on other public company boards provided her with considerable experience about the best practices of effective boards.

James S. DiStasio

Mr. DiStasio, age 62, has been a director of EMC since March 2010. From January 2003 until his retirement in January 2007, Mr. DiStasio served as Senior Vice Chairman and Americas Chief Operating Officer of Ernst & Young LLP. He spent over 38 years at Ernst & Young in various management positions, having been elected as a partner in 1977. Mr. DiStasio is a member of the Board of Trustees of NSTAR (where he is a member of the Audit, Finance and Risk Management Committee and the Executive Personnel Committee). Mr. DiStasio holds a bachelor’s degree in Accounting from the University of Illinois.

Mr. DiStasio brings to the Board extensive financial, accounting and consulting expertise, including a deep understanding of accounting principles and financial reporting rules and regulations, acquired over the course of his 38-year career at one of the world’s leading assurance, tax, transaction and advisory services firms. He has significant experience overseeing, from an independent auditor’s perspective, the financial reporting processes of large public companies in a variety of industries with a global presence. Through his leadership roles at E&Y, including as COO of the Americas, Mr. DiStasio gained substantial management and operational experience. In addition, Mr. DiStasio’s service on another public company board provides him with valuable experience.

John R. Egan

Mr. Egan, age 52, has been a director of EMC since May 1992. Mr. Egan has been a managing partner and general partner in Egan-Managed Capital, a venture capital firm, since October 1998. From May 1997 to September 1998, he served as Executive Vice President, Products and Offerings of EMC. From January 1992 to June 1996, he served as Executive Vice President, Sales and Marketing of EMC. From October 1986 to January 1992, he served in a number of executive positions with EMC, including Executive Vice President, Operations and Executive Vice President, International Sales. Mr. Egan resigned as an executive officer of EMC in September 1998 and as an employee of EMC in July 2002. Mr. Egan is also a director of VMware (where he is Chair of the Mergers and Acquisitions Committee), and NetScout Systems, Inc. (where he is Chair of the Nominating and Governance Committee and a member of the Audit Committee). Mr. Egan holds a bachelor’s degree in Marketing and Computer Science from Boston College.

Mr. Egan has spent his entire career in the information technology industry. His broad experience ranges from venture capital investments in early-stage technology companies to extensive sales and marketing experience, to executive leadership and management roles. Mr. Egan brings to the Board business acumen, substantial operational experience, and expertise in corporate strategy development, as well as a deep understanding of EMC’s people and products acquired over 27 years of involvement with the Company. In addition, Mr. Egan’s service on other public company boards provides him with valuable experience.

Edmund F. Kelly

Mr. Kelly, age 64, has been a director of EMC since August 2007. He has served as Chairman of Liberty Mutual Group, a diversified global insurer and the nation’s sixth-largest property and casualty insurer, since 2000, Chief Executive Officer since 1998 and President since 1992. He is also a director of the Bank of New York Mellon Corporation (where he is a member of the Human Resource and Compensation Committee and the Risk Committee). Mr. Kelly holds a bachelor’s degree in Mathematics from Queen’s University in Belfast, Ireland and a Ph.D. in Mathematics from the Massachusetts Institute of Technology.

As the Chairman and CEO of a Fortune 100 company, Mr. Kelly brings to the Board a wealth of complex management, worldwide operational and financial expertise. He also brings in-depth knowledge of the opportunities and challenges facing global companies. In addition, Mr. Kelly’s service on another public company board provides him with valuable experience.

Windle B. Priem

Mr. Priem, age 72, has been a director of EMC since December 2001. From July 2001 until his retirement in December 2003, Mr. Priem served as a Vice Chairman of Korn/Ferry International, a global executive recruiting company, and from December 1998 to June 2001, he served as President and Chief Executive Officer of Korn/Ferry. He joined Korn/Ferry in 1976 and held various other senior positions, including Chief Operating Officer from May 1997 to December 1998. He was also a director of Korn/Ferry from June 1992 to November 2002. Mr. Priem holds a bachelor’s degree in Mechanical Engineering from Worcester Polytechnic Institute and an MBA from Babson College. He also completed the Program for Management Development at Harvard Business School, and spent three years as an officer in the U.S. Navy.

With more than 30 years of experience working with organizations and management structures, compensation, recruiting and succession planning, Mr. Priem brings to the Board a wealth of knowledge in talent management and executive compensation. While President and CEO of Korn/Ferry International, the world’s largest executive recruiting firm, Mr. Priem conducted more than one hundred high profile executive searches for major global companies and led its successful initial public offering in 1999. Mr. Priem has significant operating experience and proven business acumen working with senior executives on a global basis.

Paul Sagan

Mr. Sagan, age 51, has been a director of EMC since December 2007. He has served as Chief Executive Officer of Akamai Technologies, Inc., a provider of services for accelerating the delivery of content and applications over the Internet, since April 2005 and President since May 1999. Mr. Sagan joined Akamai in October 1998 as Vice President and Chief Operating Officer. Mr. Sagan is also a director of Akamai and iRobot Corporation, and a former director of Dow Jones & Company. Mr. Sagan is a graduate of Northwestern University’s Medill School of Journalism.

As the CEO of a fast-growing, industry-leading S&P 500 company, Mr. Sagan has significant experience leading a complex, international technology enterprise, extensive knowledge of internet-based technologies and business acumen. During his career, Mr. Sagan has led visionary technology and media companies and consulted with the World Economic Forum. In addition, Mr. Sagan’s service on other public company boards provides him with valuable experience.

David N. Strohm

Mr. Strohm, age 61, has been a director of EMC since October 2003 and Lead Director since January 2006. He has been a Venture Partner of Greylock Partners, a venture capital firm, since January 2001, and was a General Partner of Greylock from 1980 to 2001. He is also a General Partner of several partnerships formed by Greylock. Mr. Strohm is also a director of VMware (where he is Chair of the Compensation and Corporate Governance Committee and a member of the Mergers and Acquisitions Committee), and Successfactors, Inc. (where he is Chairperson of the Board, Chair of the Nominating and Corporate Governance Committee, and Chair of the Compensation Committee). Mr. Strohm is a former director of DoubleClick, Inc. (where he was Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee), Internet Security Systems, Inc. (where he was Lead Director, Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee), and Switchboard, Inc. (where he was a member of the Audit Committee and the Compensation Committee). Mr. Strohm holds a bachelor’s degree from Dartmouth College and an MBA from Harvard Business School.

Mr. Strohm has 30 years of experience as an early-stage venture capital investor, principally in the information technology industry. He has been a primary investor, and served in Board leadership roles, in several companies which have grown to become publicly-traded. This experience has provided a deep understanding of the IT industry, and the drivers of structural change and high-growth opportunities in IT. He has also gained significant experience overseeing corporate strategy, assessing operating plans, and evaluating and developing business leaders. His service as board chair, lead director, and committee chair for several public companies has given him a broad experience base for serving as our Lead Director.

Joseph M. Tucci

Mr. Tucci, age 62, has been Chairman of the Board of Directors of EMC since January 2006 and has been Chief Executive Officer and a director since January 2001. He has served as President since January 2000. He also served as Chief Operating Officer from January 2000 to January 2001. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Mr. Tucci is also a director of VMware (where he is Chairman of the Board of Directors and a member of the Mergers and Acquisitions Committee), and Paychex, Inc. (where he is Chairman of the Governance and Compensation Committee). Mr. Tucci holds a bachelor’s degree in Marketing from Manhattan College and an MS in Business Policy from Columbia University.

During his tenure at EMC, Mr. Tucci has led EMC through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Mr. Tucci has spent more than 40 years in the technology industry in senior roles at large, complex and global technology companies. Mr. Tucci’s deep knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our Chairman and CEO. In addition, Mr. Tucci’s service on other public company boards provides him with valuable experience.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2

EMC is asking shareholders to ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal year ending December 31, 2010. The affirmative vote of a majority of votes properly cast on this proposal at the Annual Meeting is required to ratify such selection.

Although ratification by the shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders as a matter of good corporate governance. In the event the shareholders fail to ratify the appointment of PWC, the Audit Committee will consider this factor when making any determinations regarding PWC.

Pre-Approval of Audit and Non-Audit Services

During 2009, the Audit Committee pre-approved all audit, review and attest services performed by PWC.

In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee pre-approves specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual engagement in excess of $200,000. The Audit Committee has delegated to its Chair the authority to pre-approve any specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decisions of the Chair to pre-approve non-audit services shall be presented to the Audit Committee at its next scheduled meeting. During 2009, the Audit Committee pre-approved all non-audit services in accordance with the policy set forth above.

The following table summarizes the fees PWC, our independent auditor, billed to us for each of the last two fiscal years.

	Audit Fees[1]	Audit-Related Fees[2,3]	Tax Fees[3,4]	All Other Fees
2009	$5,877,245	$431,534	$1,977,301	$214,579	[5]
2008	$5,429,563	$320,225	$712,567	$—

[1]

Includes services for the audit of our financial statements and internal control over financial reporting, the review of the interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

[2]	Includes employee benefit plan compliance, acquisition-related support and other technical, financial reporting and compliance services.

[3]	EMC engages PWC to perform audit-related and tax services where it believes there are efficiencies to using its independent auditor, who is familiar with EMC’s processes and procedures.

[4]	Includes tax compliance and tax consulting services in 2009 and 2008.

[5]	Includes consulting services relating to optimizing various finance processes.

Amounts in the table above do not include the fees PWC billed to VMware.

EMC expects that representatives of PWC will be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

PROPOSAL 3

SHAREHOLDER PROPOSAL

John Chevedden, acting as proxy for William Steiner, has proposed the adoption of the following proposal at the Annual Meeting and has furnished the following statement in support of the proposal. The address of the shareholder is 112 Abbottsford Gate, Piermont, NY 10968. The shareholder has represented to EMC that he held 7,600 shares of Common Stock as of December 14, 2009. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

3 – Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each applicable governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call a special shareowner meeting. This includes multiple shareowners combining their holdings to equal the 10%-of-outstanding-common threshold. This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

A special meeting allows shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings. If shareowners cannot call a special meeting investor returns may suffer. Shareowners should have the ability to call a special meeting when a matter merits prompt attention. This proposal does not impact our board’s current power to call a special meeting.

This proposal topic won more than 60% support the following companies in 2009: CVS Caremark (CVS), Sprint Nextel (S), Safeway (SWY), Motorola (MOT) and R. R. Donnelley (RRD). William Steiner and Nick Rossi sponsored these proposals.

This proposal topic, to give 10% of shareowners the power to call a special shareowner meeting, won 55%-support at Time Warner (TWX) in 2009 even as Time Warner reduced the threshold for shareowners to call a special meeting to 25%.

The merit of this Special Shareowner Meetings proposal should also be considered in the context of the need for improvement in our company’s 2009 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com, an independent investment research firm, rated our company “D” with “High Governance Risk.” Two former executives were on our board – Paul Fitzgerald and John Egan – who had more than 17-years board service each. One further director had 19 years of service – Michael Cronin – and was one of two directors beyond age 70. The combination of former employment and long service called into question the ability of directors to act independently.

CEO Joseph Tucci’s total realized pay of more than $20 million in 2007 and more than $6 million in 2008 was plainly excessive given the disastrous performance of company stock over the last five years. Part of the annual bonus was paid after six months’ performance regardless of what happened during the rest of the year. A further incentive measured quarterly revenue and profit achievements. At this level of management there was no place for performance measurement periods of less than one year. Source: The Corporate Library.

We had no shareholder right to cumulative voting, act by written consent, an independent board chairman or to vote on executive pay. Shareholder proposals to address these topics have received substantial support at other companies and would be excellent topics for our next annual meeting.

The above concerns shows there is need for improvement. Please encourage our board to respond positively to this proposal: Special Shareowner Meetings – Yes on 3.

EMC’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 3

Your Board of Directors opposes this proposal because it is unnecessary and not in the best interests of EMC or its shareholders.

The proposal is unnecessary because the Company’s Bylaws currently allow shareholders to call a special meeting. The current threshold to call a special meeting is ownership of 40% of our Common Stock. The proposal seeks to lower this threshold to 10%, a level which would permit a small minority of shareholders, including shareholders with a “special interest,” to pursue their narrow interests to the detriment of other shareholders. Convening a special meeting of shareholders is a significant undertaking that imposes substantial costs on the Company, is disruptive to our business and requires significant attention from your Board of Directors and management. Our present threshold prevents special interest shareholders from requesting a special meeting on topics in which the majority of shareholders has little or no interest and protects all shareholders from the costs of an unnecessary meeting. Your Board believes that our current threshold strikes a reasonable balance. It is also consistent with Massachusetts law and thresholds adopted by other large public companies incorporated in Massachusetts.

Moreover, your Board of Directors has adopted many corporate governance practices that make a lower threshold for calling a special meeting unnecessary. These practices enhance director accountability and include the annual election of directors and a majority vote standard in uncontested director elections, both of which allow shareholders to make significant changes to the Company’s leadership on an annual basis. In addition, shareholders may submit matters for consideration by other shareholders at each annual meeting.

For many years, we have had mechanisms for shareholders to communicate any concerns directly to the Board of Directors. Your Board of Directors has a proven track record of responding to shareholder concerns. Board members have dialogued with shareholders directly on a variety of topics. Your Board values open communication with shareholders and all shareholders are encouraged to contact members of the Board. We believe that informal dialogue with the Board and management is a more productive and cost-effective way for shareholders to raise concerns than calling a special meeting.

Finally, the proponent attempts to point out alleged deficiencies in our corporate governance practices and director performance, but we believe that these statements are misleading and taken out of context. For a description of our directors’ qualifications to serve on the Board and our CEO’s compensation, see “Election of Directors” and “Compensation Discussion and Analysis” beginning on pages 16 and 30 of this Proxy Statement, respectively.

We believe that your Board has demonstrated a consistent and sustained commitment to effective corporate governance and protecting shareholder rights. Therefore, lowering the threshold to call a special meeting to 10% is unnecessary and is not in the best interests of EMC or its shareholders.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

PROPOSAL 4

SHAREHOLDER PROPOSAL

The Unitarian Universalist Association of Congregations (“UUA”) has proposed the adoption of the following proposal at the Annual Meeting and has furnished the following statement in support of the proposal. The address of UUA is 25 Beacon Street, Boston, MA 02108. UUA has represented to EMC that it held 538 shares of Common Stock as of November 24, 2009. If properly presented at the meeting, the affirmative vote of a majority of the votes properly cast on this proposal at the Annual Meeting is required to approve this proposal.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

RESOLVED – the shareholders of EMC Corporation recommend that the board of directors adopt a policy requiring that the proxy statement for each annual meeting contain a proposal, submitted by and supported by Company Management, seeking an advisory vote of shareholders to ratify and approve the board Compensation’s Committee Report and the executive compensation policies and practices set forth in the Company’s Compensation Discussion and Analysis.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation especially when it is insufficiently linked to performance

In 2009 shareholders filed close to 100 “Say on Pay” resolutions. Votes on these resolutions averaged more than 46% in favor, and close to 25 companies had votes over 50%, demonstrating strong shareholder support for this reform. Investor, public and legislative concerns about executive compensation have reached new levels of intensity.

An Advisory Vote establishes an annual referendum process for shareholders about senior executive compensation. We believe this vote would provide our board and management useful information from shareholders on the company’s senior executive compensation especially when tied to an innovative investor communication program.

In 2008 Aflac submitted an Advisory Vote resulting in a 93% vote in favor, indicating strong investor support for good disclosure and a reasonable compensation package. Chairman and CEO Daniel Amos said, “An advisory vote on our compensation report is a helpful avenue for our shareholders to provide feedback on our pay-for-performance compensation philosophy and pay package.”

Over 30 companies have agreed to an Advisory Vote, including Apple, Ingersoll Rand, Microsoft, Occidental Petroleum, Pfizer, Prudential, Hewlett-Packard, Intel, Verizon, MBIA and PG&E. And nearly 300 TARP participants implemented the Advisory Vote in 2009, providing an opportunity to see it in action.

Influential proxy voting service RiskMetrics Group, recommends votes in favor, noting: “RiskMetrics encourages companies to allow shareholders to express their opinions of executive compensation practices by establishing an annual referendum process. An advisory vote on executive compensation is another step forward in enhancing board accountability.”

A bill mandating annual advisory votes passed the House of Representatives, and similar legislation is expected to pass in the Senate. However, we believe companies should demonstrate leadership and proactively adopt this reform before the law requires it.

We believe existing SEC rules and stock exchange listing standards do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast, in the United Kingdom, public companies allow shareholders to cast a vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

We believe voting against the election of Board members to send a message about executive compensation is a blunt, sledgehammer approach, whereas an Advisory Vote provides shareowners a more effective instrument.

We believe that a company that has a clearly explained compensation philosophy and metrics, reasonably links pay to performance, and communicates effectively to investors would find a management sponsored Advisory Vote a helpful tool.

EMC’S STATEMENT IN OPPOSITION TO SHAREHOLDER PROPOSAL

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” PROPOSAL 4

Your Compensation Committee, Governance Committee and Board of Directors have been monitoring various “say on pay” initiatives for quite some time. As part of that process, we considered the results of shareholder voting at the 2009 Annual Meeting on a similar proposal even though it did not receive majority support. We also spoke about this matter again with our large institutional shareholders, many of whom reiterated that they do not support such an advisory vote and prefer to communicate any specific concerns regarding executive compensation matters directly to the Board. In this regard, all shareholders have the ability to communicate with us about any concerns relating to executive compensation. After carefully considering this matter, including the views of our shareholders, the Board continues to believe that adoption of the proposal at this time is not in the best interests of EMC or its shareholders.

We believe that the Compensation Committee, which is comprised solely of independent directors, is in the best position to structure an effective executive compensation program. Setting executive compensation is an enormously difficult and time-consuming task. The Compensation Committee has a robust process in place to determine the appropriate compensation for our CEO and the other executive officers and to ensure that a substantial portion of their overall compensation is tied to performance.

We do not believe that the advisory vote would provide useful information to the Compensation Committee or the Board, rather it would add confusion to the process of determining executive compensation as shareholders may vote “for” or “against” for different reasons. In this regard, an advisory vote would not provide any feedback on specific aspects of the Company’s executive compensation practices. Instead, the Board would be left to speculate as to the meaning of the voting results.

We believe that direct engagement with our shareholders regarding any specific concerns or comments about executive compensation is much more productive. For many years, our shareholders have had more than sufficient mechanisms through which they can communicate any concerns regarding executive compensation matters directly to the Board and the Compensation Committee. In addition, we reach out regularly to shareholders and engage in extensive dialogue on a variety of topics, including executive compensation. Through this dialogue, shareholders have provided specific input and feedback on our executive compensation programs. We believe that this communication program is a much more effective instrument for communication than an advisory vote.

In addition, we believe that adoption of an annual “say on pay” vote would impose undue burdens on EMC and our shareholders. It would be extremely challenging for shareholders to thoughtfully review and analyze the compensation programs for top executives at EMC and all the other companies in their portfolios every year.

Finally, the advisory vote is the subject of proposed legislation being considered in the U.S. Congress. We believe that adopting this proposal in advance of the legislation would be premature.

FOR THESE REASONS, YOUR BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF EMC OR ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of Common Stock owned on March 1, 2010 (i) by each person who is known by EMC to own beneficially more than 5% of the Common Stock, (ii) by each of EMC’s directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers of EMC as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned[1]		Percent of Outstanding Shares
Capital World Investors	118,325,000	[2]	5.72%
BlackRock, Inc.	104,477,731	[3]	5.05%
Michael W. Brown[4,5]*	60,000		**
Randolph L. Cowen[5]*	0		**
Michael J. Cronin[5,6]*	190,000		**
Gail Deegan[5,7]*	178,500		**
James S. DiStasio*	0		**
John R. Egan[5,8]*	1,990,594		**
Howard D. Elias[5,9]	1,576,706		**
Patrick P. Gelsinger[5]	692		**
David I. Goulden[5,10]	1,572,448		**
Edmund F. Kelly[5,11]*	30,000		**
Windle B. Priem[5,12]*	220,000		**
Paul Sagan[5,13]*	20,000		**
David N. Strohm[5,14]*	623,201		**
William J. Teuber, Jr.[5,15]	2,291,588		**
Joseph M. Tucci5, [16]*	8,126,268		**
Harry L. You[5,17]	180,553		**
All directors and executive officers as a group (21 persons)[18]	23,710,337		1.15%

*	Nominee for director

**	Less than 1%

[1]

Except as otherwise noted, all persons have sole voting and investment power of their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.

[2]

Based solely on the Schedule 13G/A filed by Capital World Investors with the SEC on February 11, 2010. The Schedule 13G/A provides that Capital World Investors beneficially owns in the aggregate 118,325,000 shares of Common Stock and that it has sole power to vote or direct the voting of 46,625,000 of such shares and to dispose or direct the disposition of 118,325,000 of such shares. Capital World Investors is deemed to be the beneficial owner of the shares as a result of Capital Research and Management Company (“CRMC”) acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. On February 12, 2010, The Growth Fund of America, Inc. filed a Schedule 13G/A with the SEC. The Schedule 13G/A provides that The Growth Fund of America, Inc. beneficially owns in the aggregate 57,000,000 shares of Common Stock and that it has sole power to vote or direct the voting of such shares. The Growth Fund of America, Inc. is an investment company registered under the Investment Company Act of 1940 and is advised by CRMC. CRMC manages equity assets for various investment companies through two divisions, Capital Research Global Investors and Capital World Investors. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy voting decisions for the investment companies on a separate basis.

[3]

Based solely on the Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010. The Schedule 13G provides that BlackRock, Inc. beneficially owns in the aggregate 104,477,731 shares of Common Stock and that it has sole power to vote or direct the voting of 104,477,731 of such shares and to dispose or direct the disposition of 104,477,731 of such shares.

[4]	Mr. Brown is deemed to own 30,000 of these shares by virtue of options to purchase these shares.

[5]

Does not include restricted stock units held by the following individuals: Mr. Brown (10,000); Mr. Cowen (10,000); Mr. Cronin (10,000); Ms. Deegan (10,000); Mr. Egan (10,000); Mr. Elias (364,449); Mr. Gelsinger (500,000); Mr. Goulden (364,449); Mr. Kelly (10,000); Mr. Priem (10,000); Mr. Sagan (10,000); Mr. Strohm (10,000); Mr. Teuber (389,380); Mr. Tucci (777,540); and Mr. You (258,077). The restricted stock units held by Messrs. Brown, Cowen, Cronin, Egan, Kelly, Priem, Sagan and Strohm and Ms. Deegan will vest on May 6, 2010.

[6]	Mr. Cronin is deemed to own 150,000 of these shares by virtue of options to purchase these shares.

[7]	Ms. Deegan is deemed to own 110,000 of these shares by virtue of options to purchase these shares.

[8]	Mr. Egan is deemed to own 110,000 of these shares by virtue of options to purchase these shares.

[9]	Mr. Elias is deemed to own 1,273,662 of these shares by virtue of options to purchase these shares.

[10]	Mr. Goulden is deemed to own 1,361,598 of these shares by virtue of options to purchase these shares.

[11]	Mr. Kelly is deemed to own 10,000 of these shares by virtue of options to purchase these shares.

[12]	Mr. Priem is deemed to own 60,000 of these shares by virtue of options to purchase these shares.

[13]	Mr. Sagan is deemed to own 10,000 of these shares by virtue of options to purchase these shares.

[14]	Mr. Strohm is deemed to own 113,200 of these shares by virtue of options to purchase these shares.

[15]	Mr. Teuber is deemed to own 1,949,596 of these shares by virtue of options to purchase these shares.

[16]	Mr. Tucci is deemed to own 6,845,495 of these shares by virtue of options to purchase these shares.

[17]	Mr. You is deemed to own 118,307 of these shares by virtue of options to purchase these shares.

[18]

Includes 17,776,227 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership. Excludes 4,304,652 restricted stock units held by all executive officers and directors as a group.

The address of all persons listed above, other than Capital World Investors and BlackRock, Inc., is c/o EMC Corporation, 176 South Street, Hopkinton, Massachusetts 01748. The address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

LEADERSHIP AND COMPENSATION COMMITTEE REPORT

The Leadership and Compensation Committee of EMC has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Leadership and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

LEADERSHIP AND COMPENSATION COMMITTEE

Windle B. Priem, Chair

Michael W. Brown

Randolph L. Cowen

David N. Strohm

COMPENSATION DISCUSSION AND ANALYSIS

Summary

Our approach to executive compensation, one of the most important and also most complex aspects of corporate governance, is guided by the following enduring principles:

•	Holding people accountable for results over the long term while maintaining integrity in all of their business dealings,

•	Rewarding people for consistently strong execution, and

•	Establishing a clear connection between rewards and performance.

These principles underlie our compensation program and, indeed, our entire culture. We achieve financial strength by linking compensation to performance goals, by using equity as a key component of compensation, and by continually evolving our compensation program.

Business Results

Our ability to sustain profitable growth has produced a track record that few large, high tech companies can match. From 2003 to 2009, EMC’s revenue has grown at a compound annual rate of 14.5% and non-GAAP net income has grown 25.7%. Despite tough global economic conditions and a sharp downturn in information technology spending in 2009, our focus on customers and the solid execution of our strategy have enabled us to emerge from the global recession in a very strong operational and financial position.

•	Our total consolidated revenue was $14 billion in 2009, and as the year progressed, we gained business momentum and achieved record fourth-quarter revenue of $4.1 billion.

•	We ended 2009 with $9.4 billion in cash and investments on our balance sheet.

•	We successfully implemented our biggest cost transformation program ever and exceeded our target of $450 million in savings, thereby strengthening our operational and financial position.

We are well positioned to grow and gain market share in 2010 and beyond.

•	Over the past few years, we have added tens of thousands of new customers and seen our customer loyalty increase.

•	Over the past five years, we have invested more than $7 billion in research and development to enable innovation across our business units.

•	Since 2003, we have invested approximately $11 billion to acquire more than 45 companies with strategic technologies to further extend our technology advantage.

•	We are operating with the strongest ecosystem of strategic partners in our history.

As a result, we now have the strongest and most diversified portfolio of hardware, software, services, and solutions in our history and have significantly expanded our global market opportunity. In addition, looking to 2010 and beyond, we are focused on several rapidly emerging, multi-billion-dollar markets that we believe present double-digit market growth opportunities for EMC.

Our record of achievement is the direct result of our seasoned and adaptable executive team, our ability to attract, develop, and retain highly-skilled and dedicated people, and the thorough engagement of the Board’s well-informed and independent Leadership and Compensation Committee, which focuses on ensuring performance-based compensation.

Pay-for-Performance Philosophy

In keeping with our results-driven culture, the Leadership and Compensation Committee expects our executives to deliver superior performance in a sustained fashion. As a result, a substantial portion of our executives’ overall compensation is tied to performance. The Committee links their compensation to the attainment of challenging goals that will drive EMC to achieve profitable revenue growth and market share gains, while expanding the global market opportunity for our product and technology portfolio. The Board and the Leadership and Compensation Committee emphasize revenue, profitability and cash flow metrics because they believe that solid performance in these areas will lead to long-term shareholder value.

Equity as a Key Component

We believe strongly that equity awards serve to align the interests of our executives with those of our shareholders. Therefore, we have made equity a key component of our compensation program. Of the many forms of equity we use to motivate our executives to achieve strategic, operational, and financial goals, all have performance elements to them. The Leadership and Compensation Committee considers both long-term goals and multi-year vesting to create an incentive for our executives to sustain performance over the long term as well as to encourage retention.

2009 Executive Compensation Program

Cash Compensation

Given the challenging global economic environment, as part of our ongoing cost reduction initiatives, we implemented a temporary Company-wide pay reduction program in 2009. As part of this program, we reduced our executive officers’ base salaries by 10% in January 2009 and by an additional 5% in May 2009, and we reduced the target annual bonus by 30% for Mr. Tucci and 10% for the other Named Executive Officers. Overall, we reduced our executive officers’ total target cash compensation in 2009 by an average of 15%.

Name	2008 Base Salary	2009 Base Salary		% Reduction
Joseph M. Tucci	$1,000,000	$872,308		12.8%
David I. Goulden	$600,000	$523,391		12.8%
William J. Teuber, Jr.	$700,000	$609,673		12.8%
Howard D. Elias	$600,000	$523,391		12.8%
Patrick P. Gelsinger	n/a	$182,308	*	n/a
Harry L. You	$600,000	$523,391		12.8%

*	Reflects amounts paid to Mr. Gelsinger from September 2009, when he joined EMC, through December 2009.

Name	2008 Target Annual Bonus	2009 Target Annual Bonus		% Reduction
Joseph M. Tucci	$1,440,000	$1,008,000		30%
David I. Goulden	$600,000	$540,000		10%
William J. Teuber, Jr.	$700,000	$630,000		10%
Howard D. Elias	$600,000	$540,000		10%
Patrick P. Gelsinger	n/a	$175,000	*	n/a
Harry L. You	$600,000	$540,000		10%

*	As a result of Mr. Gelsinger’s hire date, he was only eligible to earn up to $175,000 of his total 2009 target annual bonus opportunity of $700,000.

Name	2008 Total Target Cash Compensation	2009 Total Target Cash Compensation		% Reduction
Joseph M. Tucci	$2,440,000	$1,880,308		22.9%
David I. Goulden	$1,200,000	$1,063,391		11.4%
William J. Teuber, Jr.	$1,400,000	$1,239,673		11.4%
Howard D. Elias	$1,200,000	$1,063,391		11.4%
Patrick P. Gelsinger	n/a	$357,308	*	n/a
Harry L. You	$1,200,000	$1,063,391		11.4%

*	Reflects amounts paid to Mr. Gelsinger from September 2009, when he joined EMC, through December 2009.

For 2009, as in past years, a very significant portion of our executive officers’ cash compensation was tied to the achievement of strategic, operational and financial goals. Given the challenging global economic environment and challenging metrics and plan designs, we did not achieve all of the financial goals and the executive officers did not achieve all of the strategic and operational goals. As a result, payments to our executive officers under the majority of our 2009 bonus plans were less than 100% of their respective target opportunity.

In addition, despite our strong performance in a tough global economic environment in 2009, at the recommendation of Mr. Tucci, the Leadership and Compensation Committee exercised negative discretion, as permitted by the 2009 Corporate Incentive Plan, to reduce the payout to exclude the favorable impact of the savings achieved from the 2009 Company-wide pay reduction program.

As a result of all of the reductions described above, the total actual cash compensation paid in 2009 to Mr. Tucci and the other Named Executive Officers, compared to their respective base salaries and target annual bonuses prior to the reductions, declined by approximately 20% and 10%, respectively.

Name	2009 Unadjusted Total Target Cash Compensation	2009 Total Actual Cash Compensation		2009 Actual Cash Compensation as a % of 2009 Unadjusted Target Cash Compensation
Joseph M. Tucci	$2,440,000	$1,940,728		79.5%
David I. Goulden	$1,200,000	$1,095,759		91.3%
William J. Teuber, Jr.	$1,400,000	$1,265,357		90.4%
Howard D. Elias	$1,200,000	$1,072,810		89.4%
Patrick P. Gelsinger	n/a	$357,308	*	n/a
Harry L. You	$1,200,000	$1,095,759		91.3%

*	Reflects amounts paid to Mr. Gelsinger from September 2009, when he joined EMC, through December 2009.

For more information, please see “Elements of EMC’s Executive Compensation Program – Base Salary” and “Elements of EMC’s Executive Compensation Program – Cash Bonus Plans” beginning on page 37 of this Proxy Statement.

Equity Compensation

Each year, the Leadership and Compensation Committee reviews the appropriate level of equity compensation for Mr. Tucci. In 2006 and 2007, the Committee did not grant any equity awards to Mr. Tucci, at his request. In 2008 and 2009, the Committee granted both performance-based awards and time-based awards to Mr. Tucci. In 2009, the number of stock and option awards granted to Mr. Tucci was 10% and 16% less than the number of stock and option awards, respectively, granted to him in 2008.

For the third consecutive year, close to 60% of the equity awards granted to our executive officers in 2009, except for new hire grants, will vest only if the Company achieves challenging annual revenue and EPS goals in 2010. All or a portion of these awards may be forfeited if all of the performance goals are not met. If all of the performance goals are achieved and such awards are eligible to vest, they do so over the three to four year period following the achievement of these goals. We granted similar equity awards to our executive officers in 2008 that were tied to the achievement of 2009 revenue and EPS goals. Because we did not achieve the target 2009 revenue goal, consistent with our pay-for-performance philosophy, only 88.77% of these equity awards became eligible to vest and the remainder were forfeited.

As in prior years, we also granted a limited number of time-based equity awards in 2009 with multi-year vesting terms to promote retention. These awards also align our executive officers’ interests with those of our shareholders because their value increases only with the appreciation of our Common Stock.

For more information, please see “Elements of EMC’s Executive Compensation Program – Long-Term Equity Incentives” and “Compensation of Executive Officers – Summary Compensation Table” beginning on pages 46 and 56, respectively, of this Proxy Statement.

Other Highlights

The Leadership and Compensation Committee reviews our executive compensation program on an ongoing basis. Highlights of our executive compensation program include:

•

Compensation Recovery Policies. We have policies that allow us to “clawback” both cash and equity compensation. For more information, please see “Elements of EMC’s Executive Compensation Program – Compensation Recovery Policies” on page 54 of this Proxy Statement.

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Stock Ownership Guidelines. We recently increased our already rigorous stock ownership guidelines by an additional 30% to 650,000 shares for Mr. Tucci and by an additional 25% to between 125,000 and 250,000 shares for the other executive officers, depending on their position, to further align our executive officers’ interests with those of our shareholders. For more information, please see “Elements of EMC’s Executive Compensation Program – Stock Ownership Guidelines” on page 54 of this Proxy Statement.

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Stock Selling Guidelines. We have strong stock selling guidelines that further align our executive officers’ interests with those of our shareholders by allowing our executive officers to sell no more than 25% of their total equity holdings annually. For more information, please see “Elements of EMC’s Executive Compensation Program – Stock Selling Guidelines” on page 54 of this Proxy Statement.

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Succession Planning. The Leadership and Compensation Committee regularly reviews our CEO succession plan (both long- and short-term plans), considers candidates, reviews and monitors the career development of potential successors, considers the Company’s needs in light of its strategic direction and briefs the Board. For more information, please see “Corporate Governance – Succession Planning” on page 8 of this Proxy Statement.

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Change in Control Agreements. Our change in control agreements provide severance payments and vesting of equity awards only on a “double trigger” basis. For severance payments to be made and for equity awards to vest, a change in control must occur and an executive officer’s employment must be terminated in qualifying circumstances within two years following the change in control. For more information, please see “Elements of EMC’s Executive Compensation Program – Post-Termination Compensation – Change in Control Agreements” on page 51 of this Proxy Statement.

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No Tax Gross-Ups. Tax gross-ups are not provided to our executive officers for personal expenses or in the event of a change in control. For more information, please see “Elements of EMC’s Executive Compensation Program – Perquisites” and “Elements of EMC’s Executive Compensation Program – Post-Termination Compensation – Change in Control Agreements” on pages 50 and 51, respectively, of this Proxy Statement.

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Accessible Leadership and Compensation Committee. This Compensation Discussion and Analysis, as in prior years, contains detailed information to allow our shareholders to review and understand our executive compensation policies and practices. In 2009, as in prior years, members of the Leadership and Compensation Committee as well as EMC management dialogued and met with shareholders to discuss executive compensation and other topics. To encourage and facilitate dialogue between our shareholders and the Committee about our executive compensation policies and practices, we have established direct lines of communications for our shareholders to the Committee, including a direct e-mail address. For more information, please see “Board Independence and Committees – Communications with the Board” on page 14 of this Proxy Statement.

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Independent Compensation Consultant. The Leadership and Compensation Committee’s compensation consultant is not permitted to provide any services to the Company, and only provides services for the Committee, unless pre-approved by the Committee. For more information, please see “Elements of EMC’s Executive Compensation Program – Compensation Consultant and Independence Policy” on page 55 of this Proxy Statement.

•	Risk Oversight. The Leadership and Compensation Committee oversees and evaluates the design and implementation of the incentives and risks associated with our compensation policies and practices. This oversight and evaluation is completed with the assistance of the management risk committee, comprised of our Chief Financial Officer and General Counsel. For more information, please see “Corporate Governance – Risk Oversight” and “Board Independence and Committees – Committees of the Board – Leadership and Compensation Committee” on pages 7 and 13, respectively, of this Proxy Statement.

2009 Director Compensation

In light of our ongoing cost reduction initiatives, for 2009, the Board temporarily reduced its cash compensation. The Board reduced its cash fees by 10% in January 2009 and by an additional 5% in May 2009. For more information, please see “Director Compensation” on page 75 of this Proxy Statement.

Conclusion

The Leadership and Compensation Committee believes that the actions described above clearly demonstrate the Company’s commitment to and consistent execution of an effective pay-for-performance compensation program in 2009.

Named Executive Officers

The executive officers who appear in the Summary Compensation Table for 2009 are:

Name	Title
Joseph M. Tucci	Chairman of the Board, President and Chief Executive Officer
David I. Goulden	Executive Vice President and Chief Financial Officer
William J. Teuber, Jr.	Vice Chairman
Howard D. Elias	President and Chief Operating Officer, Information Infrastructure and Cloud Services
Patrick P. Gelsinger	President and Chief Operating Officer, Information Infrastructure Products
Harry L. You	Executive Vice President

These individuals are referred to collectively in this Proxy Statement as the “Named Executive Officers.” Unless otherwise noted, the information included in this Compensation Discussion and Analysis with respect to the Named Executive Officers includes information with respect to Mr. Gelsinger for the period from September 2009, when he joined EMC, through December 2009.

Objectives of EMC’s Executive Compensation Program

The objectives of EMC’s executive compensation program are to:

•	motivate executives to achieve EMC’s strategic, operational and financial goals;

•	reward superior performance;

•	attract and retain exceptional executives; and

•	align the interests of executives and EMC shareholders.

These objectives are discussed below for each element of EMC’s executive compensation program.

Overview of EMC’s Executive Compensation Program

The primary elements of EMC’s executive compensation program are base salary, cash incentive bonus opportunity and long-term equity incentives. These three elements are the principal means by which we compensate the Named Executive Officers.

The Compensation Committee compares the relative weightings of our executives’ base salaries, cash incentive bonus opportunity and long-term equity grants and designs the executive compensation program to give significant weight to the equity and cash incentive bonus components of the program.

Set forth below is a summary of the relative weights given to each component of the 2009 compensation opportunities for Mr. Tucci and the other Named Executive Officers.

CEO Performance Mix

Other NEOs Performance Mix*

*	As a result of his one-time new hire package and partial year compensation, excludes compensation to Mr. Gelsinger.

For purposes of determining the percentages shown above for the annual compensation opportunities of the Named Executive Officers, the Compensation Committee assumed that cash bonuses will be earned at target levels, stock options have a value determined by an option pricing model and restricted stock units have a value equal to the underlying value of the stock on the date the grant was approved (or, with respect to performance-based restricted stock units, the date the applicable performance goals were approved). Since these awards have both upside opportunities and downside risk, these percentages may not reflect the actual amounts realized.

The emphasis on the long-term equity incentives and cash incentive bonus components of the executive compensation program reflects our belief that a large portion of an executive’s compensation should be performance-based. This compensation is performance-based because payment is tied to the achievement of individual or corporate performance goals, and with respect to the equity awards, the value to the recipient increases with the appreciation of our Common Stock. To the extent that performance goals are not achieved or the price of EMC Common Stock does not increase, executives will receive a lesser amount of total compensation. The Compensation Committee believes that the long-term equity incentives are particularly significant because they drive the achievement of EMC’s long-term strategic goals and align the executives’ interests with those of EMC shareholders, while the cash incentive bonus drives the achievement of both long- and short-term goals that impact the accomplishment of EMC’s long-term strategic objectives.

Elements of EMC’s Executive Compensation Program

Base Salary

In general, the base salary of each of the Named Executive Officers is determined by evaluating the executive officer’s responsibilities, experience, impact on EMC’s results and the salaries paid to executive officers by our peer group. We use base salary to compensate our executive officers for performing their day-to-day responsibilities. Base salary adjustments are considered annually and take into account changes in the executive officer’s responsibilities, the executive officer’s performance and the current competitive marketplace and economy.

Given the challenging global economic environment in 2009 and as part of our ongoing cost reduction initiatives, at Mr. Tucci’s recommendation, the Named Executive Officers’ base salaries were temporarily reduced by 10% in January 2009 and by an additional 5% in May 2009. The base salaries of the Named Executive Officers were restored to their 2008 levels for 2010. The Named Executive Officers’ 2008, 2009 and 2010 base salaries are set forth below:

Name	2008 Base Salary	2009 Base Salary		2010 Base Salary
Joseph M. Tucci	$1,000,000	$872,308		$1,000,000
David I. Goulden	$600,000	$523,391		$600,000
William J. Teuber, Jr.	$700,000	$609,673		$700,000
Howard D. Elias	$600,000	$523,391		$600,000
Patrick P. Gelsinger	n/a	$182,308	*	$600,000
Harry L. You	$600,000	$523,391		$600,000

*	Reflects amounts paid to Mr. Gelsinger from September 2009, when he joined EMC, through December 2009. Mr. Gelsinger’s annualized base salary is $600,000.

Cash Bonus Plans

More than 70% of our employees, including the Named Executive Officers, participate in our cash bonus plans under which the payment of bonuses is contingent upon the achievement of pre-determined performance goals. Our cash bonus plans are designed to motivate our executive officers and other employees to achieve specified corporate, business unit, individual, strategic, operational and other financial performance goals. Our cash bonus plans require a threshold level of performance to be achieved before any payments are made and may provide for additional payments for superior performance. As described below, the mix of cash bonus plans, the different types of performance goals and the weights assigned to each of such goals varies among the Named Executive Officers based on each individual’s role and responsibility within EMC.

Each year, the Compensation Committee approves each Named Executive Officer’s cash bonus opportunity. In determining the cash bonus opportunity, the Compensation Committee considers a number of factors, including EMC’s performance, the individual’s performance and the performance of the business unit or function for which the individual is responsible, the individual’s experience, similar compensation opportunities that may be payable to similarly situated executives internally and externally, changes in the competitive marketplace and the economy, and the other elements of compensation payable by EMC to the individual.

Given the difficult global economic environment and as part of our cost reduction initiatives, Mr. Tucci’s 2009 target bonus opportunity was reduced by 30% and each of the other Named Executive Officer’s 2009 target bonus opportunity was reduced by 10%. The target bonus opportunity of each of the Named Executive Officers were restored to their 2008 levels for 2010, with the exception of Messrs. Goulden and Elias whose bonus opportunity was increased as a result of their promotions to the Office of the Chairman and to President and Chief Operating Officer, Information Infrastructure and Cloud Services, respectively. The Named Executive Officers’ 2008, 2009 and 2010 total target annual bonus opportunities are set forth below:

Name	2008 Total Target Annual Bonus Opportunity	2009 Total Target Annual Bonus Opportunity		2010 Total Target Annual Bonus Opportunity
Joseph M. Tucci	$1,440,000	$1,008,000		$1,440,000
David I. Goulden	$600,000	$540,000		$700,000
William J. Teuber, Jr.	$700,000	$630,000		$700,000
Howard D. Elias	$600,000	$540,000		$700,000
Patrick P. Gelsinger	n/a	$175,000	*	$700,000
Harry L. You	$600,000	$540,000		$600,000

*	As a result of Mr. Gelsinger’s hire date, he was only eligible to earn up to $175,000 of his total 2009 target annual bonus opportunity of $700,000.

2009 Cash Bonus Plans

For 2009, the Compensation Committee approved four cash bonus plans in which the Named Executive Officers were eligible to participate: the Corporate Incentive Plan, the Management by Objectives Plan, the Corporate Quarterly Operating Plan and the Information Storage Incentive Plan. The Compensation Committee approved the Corporate Incentive Plan to incent the achievement of long-term financial metrics of the Company. The Compensation Committee approved the Management by Objectives Plan to incent the achievement of short-term financial metrics and functional goals. Given the uncertainty in the economy and limited visibility at the beginning of 2009, the Compensation Committee reallocated a portion of the Named Executive Officers’ 2009 target bonus opportunity into the Corporate Quarterly Operating Plan to incent the executives to achieve short-term financial goals. The Compensation Committee approved the Information Storage Incentive Plan as part of our long-term strategy to hold individual executives accountable for achieving division-specific goals.

The Compensation Committee determined that the vast majority of the bonus opportunity for Messrs. Tucci, Goulden and You should be allocated to the Corporate Incentive Plan and the Corporate Quarterly Operating Plan since in their respective roles they have responsibility for, and a significant impact on, EMC’s overall corporate performance, with greater weighting allocated to the former plan to focus on the achievement of long-term objectives. The Compensation Committee allocated the remaining portion of the bonus opportunity for Messrs. Tucci, Goulden and You to the Management by Objectives Plan to focus on the achievement of individual goals. The Compensation Committee determined that the majority of the bonus opportunity for Messrs. Teuber and Elias should be allocated to the Corporate Incentive Plan and the Corporate Quarterly Operating Plan since in their respective roles they influence EMC’s overall corporate performance, with greater weighting allocated to the former plan to focus on the achievement of long-term objectives. The Compensation Committee allocated the remaining portion of the bonus opportunity for Messrs. Teuber and Elias to the

Management by Objectives Plan and the Information Storage Incentive Plan, with greater weighting allocated to the latter plan since in their respective roles they have a significant impact on EMC’s Information Infrastructure business. Given the short period of time in 2009 during which Mr. Gelsinger was employed by EMC, his bonus opportunity was limited to the Management by Objectives Plan with quarterly goals assigned by Mr. Tucci.

The annual target bonus opportunity in each of the cash bonus plans in which the Named Executive Officers participated in 2009 is set forth below.

Name	Corporate Incentive Plan	Management by Objectives Plan	Corporate Quarterly Operating Plan	Information Storage Incentive Plan
Joseph M. Tucci	$504,000	$201,600	$302,400	n/a
David I. Goulden	$270,000	$108,000	$162,000	n/a
William J. Teuber, Jr.	$283,500	$63,000	$126,000	$157,500
Howard D. Elias	$216,000	$54,000	$108,000	$162,000
Patrick P. Gelsinger	n/a	$175,000	n/a	n/a
Harry L. You	$270,000	$108,000	$162,000	n/a

A description of the 2009 cash bonus plans in which the Named Executive Officers participated is set forth below.

2009 Corporate Incentive Plan

The 2009 Corporate Incentive Plan is an annual incentive plan under which EMC executives, including our Named Executive Officers, are eligible to receive cash bonuses contingent upon EMC’s attainment of revenue, earnings per share (“EPS”) and free cash flow per share targets, with 30% of the opportunity based on revenue, 50% based on EPS and 20% based on free cash flow per share. The Compensation Committee selected these financial metrics because in its judgment they represent the primary metrics on which the Named Executive Officers should focus to drive EMC’s strategic plan and shareholder value. EPS was given the greatest weighting under the 2009 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. EPS and free cash flow per share were calculated on a non-GAAP basis. EMC’s management uses these non-GAAP financial measures in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons.

2009 Corporate Incentive Plan participants were provided with the opportunity to earn up to 40% of their annual target bonus on the achievement of both revenue and EPS targets set by the Compensation Committee for the first half of 2009. The plan design provided no payment for the free cash flow component for the first half of 2009 because we determined that we could not assess whether a full year free cash flow target would be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2009. The opportunity to receive a first half payment was provided to incent strong revenue growth and profitability during the first half of the year.

The 2009 Corporate Incentive Plan would fund at 100% of the participant’s annual bonus target upon the achievement of the performance target of each of the three metrics. Although, generally, participants were not entitled to a bonus unless the performance threshold for each metric was achieved, the Compensation Committee had discretion under the plan to award up to 50% of the annual target opportunity for performance below that threshold. In addition, the plan provided that the Compensation Committee could exercise negative discretion to reduce payments. The maximum bonus under the plan was equal to 200% of a participant’s target bonus opportunity.

The elements of the 2009 Corporate Incentive Plan are set forth below:

Performance Goal	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Component Weighting	Achievement/ Plan Payout
Revenue (billions)	$13.50	$15.00	$15.41	30%	$14.026/71.91%
Non-GAAP EPS*	$0.65	$0.87	$0.96	50%	$0.90/130.0%**
Non-GAAP free cash flow per share*	$0.73	$0.87	$0.97	20%	$1.27/200%

*	For purposes of calculating achievement of the EPS target, the impact of gains on Data Domain and SpringSource common stock, restructuring and other special charges, provision for litigation, acquisition-related charges, stock-based compensation expense, intangible asset amortization and a special income tax charge for 2009 were excluded. For purposes of calculating achievement of the free cash flow per share target, free cash flow per share was defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs divided by the average number of diluted shares outstanding in 2009. A reconciliation of our GAAP results to our non-GAAP results can be found in Exhibit B to this Proxy Statement.

**	As described below, the Compensation Committee exercised negative discretion under the plan to reduce the payout for the EPS achievement.

In 2009, despite a difficult global economic environment, we achieved revenues of $14 billion (but missed the target revenue goal of $15 billion), exceeded the non-GAAP EPS goal of $0.87 by $0.03 and exceeded the free cash flow per share goal of $0.87 by $0.40. Because the first half revenue target was not achieved, the 2009 Corporate Incentive Plan participants did not receive a first half payment. At the recommendation of Mr. Tucci, the Compensation Committee exercised negative discretion, as permitted by the plan, to reduce the payout for the full year EPS achievement to exclude the favorable impact of the savings achieved from the 2009 Company-wide pay reduction program. This reduced the payout for the EPS component under the plan to 110% instead of 130%. As a result, each 2009 Corporate Incentive Plan participant’s bonus was paid at 116.57% of target instead of 126.57% of target. The actual payouts under the 2009 Corporate Incentive Plan were $587,532 for Mr. Tucci, $314,749 for Mr. Goulden, $330,487 for Mr. Teuber, $251,800 for Mr. Elias, and $314,749 for Mr. You.

2009 Management by Objectives Plan

The 2009 Management by Objectives Plan (the “MBO”) is an annual incentive plan under which many EMC employees, including our Named Executive Officers, are eligible to receive quarterly cash bonuses contingent upon (i) corporate achievement of quarterly funding goals and (ii) individual achievement of quarterly performance goals. The primary purpose of the MBO is to focus our employees on the completion of short-term goals that will help EMC achieve its long-term strategic objectives.

The number of individual performance goals that may be assigned to each Named Executive Officer under the MBO in a quarter may vary, as well as the relative weighting assigned to each goal. The number of individual performance goals assigned to each Named Executive Officer in each quarter of 2009 was typically between four and eight. The Compensation Committee assigned specific measurable performance goals to Messrs. Tucci and Teuber. Mr. Tucci assigned specific measurable performance goals to Messrs. Goulden, Elias, Gelsinger and You. At the close of each quarter, the Compensation Committee and Mr. Tucci, as applicable, determined if the quarterly goals had been achieved. For 2009, the funding of the MBO was dependent upon quarterly corporate revenue, profit and total customer experience ratings. The MBO is funded at 100% each quarter if all of the applicable targets are met and at 80% if one or more of these targets is not achieved. If the plan does not fund at 100% in any quarter, but EMC achieves annual performance targets for corporate revenue, profit and total customer experience, funding may be restored up to 100% of target in the discretion of the Compensation Committee or Mr. Tucci, as applicable.

The Compensation Committee assigned goals to Messrs. Tucci and Teuber that reflected both a short-term and a long-term strategic focus. These goals included developing and finalizing strategic plans for key corporate initiatives, pursuing strategic acquisitions, expanding our global market opportunity, strengthening key alliances and partnerships, executing successful product releases within key business units, executing cost-reduction initiatives, and talent management and succession planning.

Mr. Tucci assigned goals to each of Messrs. Goulden, Elias, Gelsinger and You based on their respective job responsibilities. The goals assigned to Mr. Goulden were primarily financial goals, including developing our financial operating plans for 2009 and 2010, executing our cost transformation plan, improving our operational effectiveness, strengthening business processes and financial accountability, and talent management. The goals assigned to Mr. Elias reflected an operational and strategic focus on our information infrastructure and cloud services business and were primarily functional goals, including executing quarterly operating plans, improving total customer experience based on quality metrics, improving our operational effectiveness, strengthening alliances, driving the performance of acquired companies, developing strategic initiatives and talent management. The goals assigned to Mr. Gelsinger reflected an operational and strategic focus on the information infrastructure products business and were primarily functional goals, including executing quarterly operating plans, achieving key product milestones, completing a successful product launch and executing our virtual computing environment strategy. The goals assigned to Mr. You reflected an operational and strategic focus on our corporate development group and were primarily functional goals, including reviewing strategic acquisition targets, improving our operational effectiveness, strengthening alliances and talent management.

Payment of the MBO bonuses for 2009 was a function of the quarterly funding goals and the percentage of individual goals achieved in the quarter. The 2009 funding goals under the MBO were challenging, and were not met in the first quarter of 2009, but were achieved in each of the remaining quarters. As a result, the first quarter bonuses were funded at 80%, and the remaining quarters were funded at 100%. Although achievement of the individual performance goals for each of the Named Executive Officers under the MBO required significant effort, the Compensation Committee expected that the individual goals would be attainable by the Named Executive Officers and, historically, a significant percentage of the MBO goals from year to year have been achieved. In 2009, the Named Executive Officers’ achievement of their individual goals ranged from approximately 85% to 100%. The actual payouts under the MBO in 2009 were $191,520 for Mr. Tucci, $102,600 for Mr. Goulden, $59,850 for Mr. Teuber, $45,360 for Mr. Elias, $175,000 for Mr. Gelsinger, and $102,600 for Mr. You.

2009 Corporate Quarterly Operating Plan

The 2009 Corporate Quarterly Operating Plan is a quarterly incentive plan implemented as a result of the uncertainty in the economy and limited visibility at the beginning of 2009. Under this plan, EMC executives, including the Named Executive Officers, were able to earn quarterly bonuses of up to 25% of their annual target based on the achievement of revenue and non-GAAP EPS goals that were set each quarter by the Compensation Committee. Revenue and EPS were equally weighted under the plan and selected as the metrics in order to drive strong performance during each quarter of 2009. Participants had the opportunity to earn an additional bonus payment at year end equal to 200% of their target bonus opportunity under the 2009 Corporate Quarterly Operating Plan if the annual revenue and EPS targets under the 2009 Corporate Incentive Plan (weighted equally) were exceeded. Although, generally, participants were not entitled to a bonus for a quarter unless threshold performance was achieved, the Compensation Committee had the discretion under the plan to award up to 50% of the quarterly target incentive for performance below that threshold.

The elements of the 2009 Corporate Quarterly Operating Plan are set forth below:

Performance Goal	Threshold (50% Payout)	Target (100% Payout)	Achievement/ Plan Payout
First Quarter Revenue (billions)	$3.07	$3.42	$3.15/92.1%
First Quarter Non-GAAP EPS*	$0.10	$0.15	$0.16/106.7%

Second Quarter Revenue (billions)	$2.90	$3.22	$3.26/101%
Second Quarter Non-GAAP EPS*	$0.10	$0.16	$0.18/110.4%

Third Quarter Revenue (billions)	$3.11	$3.46	$3.52/101.6%
Third Quarter Non-GAAP EPS*	$0.13	$0.20	$0.23/114.8%

Fourth Quarter Revenue (billions)	$3.62	$4.02	$4.10/102%
Fourth Quarter Non-GAAP EPS*	$0.20	$0.30	$0.33/110%

*	EPS was calculated on a non-GAAP basis. The achievement of the EPS target was calculated in the same manner as provided under the 2009 Corporate Incentive Plan. A reconciliation of our GAAP results to our non-GAAP results can be found in Exhibit B to this Proxy Statement.

As a result of not achieving the revenue goal in the first quarter, the total payouts under the 2009 Corporate Quarterly Operating Plan were less than 100% of the respective annual bonus opportunity for each of the Named Executive Officers participating in the plan. In addition, there was no additional bonus payment at year end because the annual performance metrics were not met under the 2009 Corporate Incentive Plan. The actual payouts under the 2009 Corporate Quarterly Operating Plan are set forth below.

Name	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Joseph M. Tucci	$62,568	$75,600	$75,600	$75,600	$289,368
David I. Goulden	$33,519	$40,500	$40,500	$40,500	$155,019
William J. Teuber, Jr.	$26,070	$31,500	$31,500	$31,500	$120,570
Howard D. Elias	$22,346	$27,000	$27,000	$27,000	$103,346
Harry L. You	$33,519	$40,500	$40,500	$40,500	$155,019

2009 Information Storage Incentive Plan

The 2009 Information Storage Incentive Plan (the “2009 Information Storage Plan”) is an annual incentive plan under which Messrs. Teuber and Elias were eligible to receive cash bonuses. Bonuses under the plan were tied to the Information Storage business’ 2009 revenue and earnings before interest and taxes, including corporate expenses and excluding stock-based compensation, acquisition-related intangible asset amortization and the net impact of capitalized software development costs and related amortization (“Cash EBIT”). The Compensation Committee selected revenue and Cash EBIT as performance metrics under the plan since they are important drivers of our Information Storage business and shareholder value. The bonus opportunity under the plan for Messrs. Teuber and Elias was equally weighted between the Information Storage business’ revenue and the business’ Cash EBIT because the Compensation Committee believes Messrs. Teuber’s and Elias’ efforts have a relatively equal impact on the achievement of each metric. Messrs. Teuber and Elias had the opportunity to earn up to 200% of their annual incentive target under the 2009 Information Storage Plan if the Information Storage business’ annual revenue and Cash EBIT targets were exceeded. Messrs. Teuber and Elias also had the ability to receive up to 25% of their target annual bonus opportunity on a quarterly basis in order to encourage consistent execution throughout the year. They qualified for this quarterly distribution if they met quarterly revenue and Cash EBIT targets set by Messrs. Tucci and Goulden, which were aligned with the annual targets set by the Compensation Committee.

The elements of the 2009 Information Storage Plan are set forth below:

Performance Goal	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Component Weighting	Achievement/ Plan Payout
Revenue (billions)	$9.58	$11.50	$12.08	50%	$10.401/91.9%
Non-GAAP Cash EBIT (billions)*	$1.75	$1.97	$2.16	50%	$1.807/91.9%

*	Cash EBIT was calculated on a non-GAAP basis. A reconciliation of our GAAP results to our non-GAAP results can be found in Exhibit B to this Proxy Statement.

Since the quarterly targets for the first quarter under the 2009 Information Storage Plan were not achieved, Messrs. Teuber and Elias only received 16.9% of their target annual bonus opportunity in the first quarter. However, since the remaining quarterly targets under the 2009 Information Storage Plan were achieved, they received 25% of their target annual bonus opportunity in each of the second, third and fourth quarters of 2009. As a result of the first quarter performance, the payout under the plan was less than 100% of the target annual bonus opportunity for each of Messrs. Teuber and Elias. The actual payouts under the 2009 Information Storage Plan were $144,777 for Mr. Teuber and $148,913 for Mr. Elias.

Other Bonus

In September 2009, the Compensation Committee approved a sign-on bonus of $325,000 for Mr. Gelsinger. This bonus was part of the new hire package to attract Mr. Gelsinger to join the Company. We recognized the need to hire a President and Chief Operating Officer for the Information Infrastructure Products’ business and after a thorough search, the Company determined to recruit Mr. Gelsinger. Mr. Gelsinger, who was serving as Senior Vice President and Co-General Manager of the Digital Enterprise Group at Intel Corporation (where he had been employed for 30 years), had significant retention incentives in place commensurate with his role and tenure at Intel. Accordingly, in determining an appropriate compensation package to recruit Mr. Gelsinger, the Company considered the value of the cash and equity compensation that Mr. Gelsinger would forfeit by leaving Intel, as well as the competitive market data.

2010 Cash Bonus Plans

For 2010, the Compensation Committee approved three cash bonus plans in which the Named Executive Officers are participating: the Corporate Incentive Plan, the Management by Objectives Plan and the Information Storage Incentive Plan. The Compensation Committee approved the Corporate Incentive Plan to incent the achievement of long-term financial metrics of the Company. The Compensation Committee approved the Management by Objectives Plan to incent the achievement of short-term financial metrics and functional goals. The Compensation Committee approved the Information Storage Incentive Plan to align the executive officers’ compensation to the results of our Information Storage business.

The Compensation Committee determined that the vast majority of the bonus opportunity for Messrs. Tucci, Goulden and You should be allocated to the Corporate Incentive Plan since in their respective roles they have responsibility for, and a significant impact on, EMC’s overall corporate performance and achievement of long-term objectives, and the remaining portion of their respective bonus opportunity should be allocated to the Management by Objectives Plan to focus on the achievement of individual goals. The Compensation Committee determined that half of the bonus opportunity for Messrs. Teuber, Elias and Gelsinger should be allocated to the Corporate Incentive Plan since in their respective roles they influence EMC’s overall corporate performance, and the remaining portion of their respective bonus opportunity should be allocated to the Management by Objectives Plan and the Information Storage Incentive Plan, with greater weighting allocated to the latter plan since in their respective roles they have a significant impact on EMC’s Information Infrastructure business.

The table set forth below shows the annual target bonus opportunity in each of the bonus plans in which our Named Executive Officers are participating in 2010.

Name	Corporate Incentive Plan	Management by Objectives Plan	Information Storage Incentive Plan
Joseph M. Tucci	$1,152,000	$288,000	n/a
David I. Goulden	$560,000	$140,000	n/a
William J. Teuber, Jr.	$350,000	$140,000	$210,000
Howard D. Elias	$350,000	$140,000	$210,000
Patrick P. Gelsinger	$350,000	$140,000	$210,000
Harry L. You	$480,000	$120,000	n/a

A description of our 2010 cash bonus plans is set forth below.

2010 Corporate Incentive Plan

Bonuses under the 2010 Corporate Incentive Plan will be based upon the achievement of 2010 revenue, non-GAAP EPS and non-GAAP free cash flow per share targets. The 2010 Corporate Incentive Plan has the same plan design as the 2009 Corporate Incentive Plan with 30% of the bonus opportunity based on revenue, 50% based on EPS and 20% based on free cash flow per share. Participants are not entitled to a bonus unless threshold performance is achieved and the maximum bonus under the plan is equal to 200% of a participant’s target bonus opportunity.

In determining the performance goals under the 2010 Corporate Incentive Plan, the Compensation Committee adopted aggressive revenue, EPS and free cash flow goals, evidencing our continued commitment to pay-for-performance. The targets under the 2010 Corporate Incentive Plan have increased substantially from the targets established under the 2009 Corporate Incentive Plan and require our executives to drive strong growth in revenue, EPS and free cash flow in 2010.

EPS was given the greatest weighting under the 2010 Corporate Incentive Plan to emphasize profitable growth and because the Compensation Committee believes that increases in EPS will lead to greater long-term shareholder value. The Compensation Committee also selected revenue and free cash flow per share as performance measures because it believes they are important drivers of shareholder value and are key components of EMC’s strategic plan.

The revenue target under the 2010 Corporate Incentive Plan is $16 billion. This is the same as the annual outlook for 2010 revenue that we provided in January 2010. The 2010 revenue target represents an increase of approximately 14% over the revenues we achieved in 2009.

The non-GAAP EPS target under the 2010 Corporate Incentive Plan is $1.12. This is the same as the annual outlook for 2010 non-GAAP EPS that we provided in January 2010. The impact of certain unanticipated events, stock-based compensation and intangible asset amortization will be excluded for purposes of calculating achievement against the 2010 Corporate Incentive Plan EPS target. The 2010 non-GAAP EPS target represents an increase of approximately 24% over the non-GAAP EPS we achieved in 2009.

The non-GAAP free cash flow target under the 2010 Corporate Incentive Plan is $1.42 per share. Free cash flow per share will be calculated as operating cash flow less expenditures for property, plant and equipment and capitalized software divided by the average number of diluted shares outstanding during the year. The 2010 free cash flow target represents an increase of approximately 12% over the free cash flow per share we achieved in 2009.

2010 Corporate Incentive Plan participants are eligible to earn up to 40% of their annual target bonus on the achievement of both revenue and EPS targets set by the Compensation Committee for the first half of 2010. The plan design provides no payment for the free cash flow component for the first half of 2010 because we do not believe we will be able to assess whether a full year free cash flow target will be achieved after only six months given the large number of factors that could impact free cash flow in the second half of 2010. 2010 Corporate Incentive Plan participants are provided with the opportunity to earn first half payments to encourage strong revenue and profitability throughout the year.

The 2010 Corporate Incentive Plan provides for funding of 100% of the participant’s annual bonus target upon the achievement of the performance target of each of the three metrics. Although, generally, participants are not entitled to a bonus unless the performance threshold for each metric is achieved, the Compensation Committee has discretion under the plan to award up to 50% of the annual target opportunity for performance below that threshold. In addition, the Compensation Committee may exercise negative discretion to reduce payments under the plan.

These targets and goals are disclosed in the limited context of EMC’s 2010 Corporate Incentive Plan and should not be understood to be statements of management’s expectations or estimates of results or other guidance. EMC specifically cautions investors not to apply these statements to other contexts.

2010 Management by Objectives Plan

The design of the 2010 Management by Objectives Plan for Mr. Tucci has changed from the design of his 2009 Management by Objectives Plan. The Compensation Committee determined that Mr. Tucci should have semi-annual goals with payment tied to the achievement of these first and second half goals in 2010, as opposed to quarterly goals under the plan. The Compensation Committee believes that Mr. Tucci’s focus should be on achieving goals aligned with the Company’s strategic priorities that may span more than one quarter. For each of the other Named Executive Officers, the 2010 Management by Objectives Plan has the same plan design as the 2009 Management by Objectives Plan. It is expected that the types of individual performance goals to be assigned under the plan in 2010 for the other Named Executive Officers will be similar to the specific measurable performance goals assigned in 2009 and will also include financial goals.

The number of individual performance goals that may be assigned to each Named Executive Officer under the 2010 Management by Objectives Plan in a quarter can vary, as well as the relative weighting assigned to the goals. The Compensation Committee will assign first and second half performance goals to Mr. Tucci. Mr. Tucci will assign performance goals to Messrs. Goulden, Teuber, Elias, Gelsinger and You. At the close of the second and fourth quarters, the Compensation Committee will determine if Mr. Tucci’s first or second half goals, as applicable, have been achieved. At the close of each quarter, Mr. Tucci will determine if each of the other Named Executive Officer’s quarterly goals have been achieved. The funding of the 2010 Management by Objectives Plan is dependent upon quarterly corporate revenue, profit and total customer experience ratings. The 2010 Management by Objectives Plan is funded at 100% each quarter if all of the applicable targets are met and at 80% if one or more of these targets is not achieved. If the plan does not fund at 100% in any quarter, but EMC achieves annual funding targets for corporate revenue, profit and total customer experience, funding may be restored up to 100% of target in the discretion of the Compensation Committee or Mr. Tucci, as applicable.

2010 Information Storage Incentive Plan

Bonuses under the 2010 Information Storage Incentive Plan will be tied to the Information Storage business’ 2010 revenue and earnings before interest and taxes, excluding stock-based compensation, intangible asset amortization and the capitalization and related amortization of capitalized software development costs (“2010 Cash EBIT”). The 2010 Information Storage Incentive Plan has the same plan design as the 2009 Information Storage Plan. The bonus opportunity under the plan for Messrs. Teuber, Elias and Gelsinger is equally weighted between the Information Storage business’ 2010 revenue and 2010 Cash EBIT metrics.

The plan participants have the opportunity to earn up to 200% of their annual incentive targets under the plan if the Information Storage business’ 2010 revenue and 2010 Cash EBIT metrics are exceeded. In order to encourage consistent execution throughout the year, plan participants are eligible to receive up to 25% of their target annual bonus opportunity on a quarterly basis if the quarterly targets set by Messrs. Tucci and Goulden are achieved. The quarterly targets are aligned with the annual targets set by the Compensation Committee. Participants are not entitled to a bonus for a quarter unless threshold performance is achieved for that quarter.

Long-Term Equity Incentives

EMC believes strongly that equity awards align the interests of its employees with those of its shareholders. Accordingly, EMC grants equity to a large percentage of its employees. As of December 31, 2009, approximately 90% of our employees held one or more equity awards.

EMC grants broad-based equity awards to help achieve its strategic objectives by:

•	motivating our employees, including the Named Executive Officers, to achieve EMC’s financial goals;

•	promoting retention through the use of multi-year vesting schedules; and

•

aligning the interests of our employees, including the Named Executive Officers, with our shareholders because the value of equity awards to the recipient increases only with the appreciation of our Common Stock.

Prior to 2003, EMC granted equity solely in the form of stock options. However, since the adoption of the Amended and Restated 2003 Stock Plan (the “2003 Stock Plan”), which provided for additional types of equity awards, EMC has also granted restricted stock awards and restricted stock unit awards to provide employees with a mixed equity portfolio and to increase employee retention. In establishing criteria for the type of equity awards to be granted to the Named Executive Officers, the number of shares subject to those awards and the terms and conditions of those awards, the Compensation Committee takes into account the duties and responsibilities of the individual, individual performance, previous equity awards to such individual and the value of those awards, and awards made to individuals in similar positions at our peer group companies.

We have made performance equity awards a key component of our executive compensation program to give our executives a strong incentive to achieve operational goals, align their interests with those of shareholders, and encourage retention. In 2009, as in prior years, equity awards represented a significant portion of the total compensation awarded to our Named Executive Officers in order to tie a substantial portion of the executive officers’ compensation to long-term shareholder value. For Messrs. Tucci, Goulden, Teuber, Elias and You, 60% of their 2009 equity awards were performance-based equity awards and 40% of their 2009 equity awards were time-based equity awards.

In order to demonstrate our commitment to pay-for-performance, in April 2007, the Compensation Committee adopted a policy that at least 50% of the total number of shares awarded to our executive officers in any fiscal year as part of long-term compensation would be performance-based, subject to exceptions in very limited circumstances such as to achieve retention or new hire objectives, as was the case for Mr. Gelsinger in 2009.

The long-term equity awards granted to the Named Executive Officers in 2009 are set forth below.

Name	2009 Performance Stock Units	2009 Performance Stock Options	2009 Time-Based Stock Units	2009 Time-Based Stock Options
Joseph M. Tucci	270,000	150,000	180,000	100,000
David I. Goulden	99,000	42,000	66,000	28,000
William J. Teuber, Jr.	99,000	42,000	66,000	28,000
Howard D. Elias	99,000	42,000	66,000	28,000
Patrick P. Gelsinger*	0	0	500,000	500,000
Harry L. You	81,000	36,000	54,000	124,000	**

*	These reflect one-time grants as part of Mr. Gelsinger’s new hire employment package. For more information about Mr. Gelsinger’s new hire employment package, please see the section entitled “Cash Bonus Plans – Other Bonus” above.

**	In addition to the 24,000 time-based stock options granted during the annual program, Mr. You was also granted 100,000 time-based stock options in January 2009 upon his one year anniversary of employment to further align his equity opportunity with that of his executive officer peers.

Set forth below is a description of the outstanding long-term equity incentive awards that we have granted to the Named Executive Officers.

Performance Stock Units

We granted performance stock units to our executive officers in 2008 and 2009. These awards may become eligible to vest based on the achievement of revenue and non-GAAP EPS goals in 2009 and 2010, respectively. If any of these awards become eligible to vest, then they will vest pro rata over three years. The Compensation Committee chose revenue and EPS as the performance metrics because it believes that growing revenue and EPS will lead to long-term shareholder value. The Compensation Committee provided for three-year vesting to encourage retention.

2008 Performance Stock Units

In August 2008, the Compensation Committee granted performance stock units to our executive officers, including Messrs. Tucci, Goulden, Teuber, Elias and You, which were eligible to vest only if 2009 revenue and EPS targets were achieved. We refer to these grants as the “2008 performance stock units.” The vesting of 40% of the 2008 performance stock units was tied to our 2009 revenue results and the vesting of 60% of the 2008 performance stock units was tied to our 2009 EPS results. A greater weighting was given to EPS to emphasize profitable growth and because the Compensation Committee believes that strong EPS performance will lead to greater long-term shareholder value.

Given the uncertain economic environment in 2009, the Compensation Committee decided that if the revenue and EPS thresholds were not achieved, a lesser number of the 2008 performance stock units would be eligible to vest as long as EMC achieved strong revenue and EPS growth in 2009 relative to our peer group. If EMC’s revenue growth ranked among the top one-third of the peer group, then 50% of the 2008 performance stock units tied to revenue growth would be eligible to vest and if EMC’s revenue growth ranked in the top half of the peer group, then 25% of these performance stock units would be eligible to vest. Similarly, if EMC’s EPS growth ranked among the top one-third of the peer group, then 50% of the 2008 performance stock units tied to EPS growth would be eligible to vest and if EMC’s EPS growth ranked in the top half of the peer group, then 25% of these performance stock units would be eligible to vest.

We granted 300,000, 96,000, 108,000, 96,000 and 42,000 2008 performance stock units to Messrs. Tucci, Goulden, Teuber, Elias and You, respectively.

The revenue and EPS goals for the 2008 performance stock units, which aligned to the revenue and EPS goals under the 2009 Corporate Incentive Plan, and the achievement against the goals are summarized below.

Performance Goal	Threshold	Target	Component Weighting	Achievement	% of Shares Eligible to Vest
Revenue (billions)	$13.50	$15.00	40%	$14.026	71.91%
Non-GAAP EPS*	$0.65	$0.87	60%	$0.90	100%

*	EPS was calculated on a non-GAAP basis. The achievement of the EPS target was calculated in the same manner as provided under the 2009 Corporate Incentive Plan. A reconciliation of our GAAP results to our non-GAAP results can be found in Exhibit B to this Proxy Statement.

Given our strong results in 2009 despite a challenging economic environment, 88.77% of the 2008 performance stock units became eligible to vest, with one-third of these units vesting on February 4, 2010. Subject to the executive officer’s continued employment with EMC, one-half of the remaining 2008 performance stock units will vest in each of 2011 and 2012.

2009 Performance Stock Units

In August 2009, the Compensation Committee granted performance stock units to our executive officers, including Messrs. Tucci, Goulden, Teuber, Elias and You. These awards are eligible to vest only if we achieve 2010 revenue and EPS targets. We refer to these grants as the “2009 performance stock units.” The 2009 performance stock units have the same plan design as the 2008 performance stock units. The vesting of 40% of the 2009 performance stock units is tied to our 2010 revenue results and the vesting of 60% of the 2009 performance stock units is tied to our 2010 EPS results.

If any of the 2009 performance stock units become eligible to vest after the determination of our 2010 results, one-third of them will vest in each of 2011, 2012 and 2013, subject to the executive officer’s continued employment with EMC.

Performance Stock Options

We granted performance stock options to our executive officers in 2008 and 2009. These awards may become eligible to vest based on the achievement of revenue and non-GAAP EPS goals for 2009 and 2010, respectively. If any of these awards become eligible to vest, then they will vest pro rata over four years. The Compensation Committee chose revenue and EPS as the performance metrics because it believes that growing revenue and EPS will lead to long-term shareholder value. The Compensation Committee provided for four-year vesting to encourage retention.

2008 Performance Stock Options

In August 2008, the Compensation Committee granted stock options to our executive officers, including Messrs. Tucci, Goulden, Teuber, Elias and You, which were eligible to vest based on our 2009 revenue and EPS results on the same terms and conditions as described above under “2008 Performance Stock Units.” We refer to these grants as the “2008 performance stock options.” Given our strong results in 2009 despite a challenging economic environment, 88.77% of the 2008 performance stock options became eligible to vest, with one-fourth of these options vesting on February 4, 2010. Subject to continued employment with EMC, one-third of the remaining 2008 performance stock options will vest in each of 2011, 2012 and 2013. We granted 180,000, 48,000, 63,000, 48,000 and 21,000 2008 performance stock options to Messrs. Tucci, Goulden, Teuber, Elias and You, respectively.

2009 Performance Stock Options

In August 2009, the Compensation Committee granted performance stock options to our executive officers, including Messrs. Tucci, Goulden, Teuber, Elias and You, which are eligible to vest on the same terms and conditions as described above under “2009 Performance Stock Units.” We refer to these grants as the “2009 performance stock options.” If any 2009 performance stock options become eligible to vest after the determination of our 2010 results, one-quarter of them will vest in each of 2011, 2012, 2013 and 2014, subject to the executive officer’s continued employment with EMC.

Time-Based Stock Units

In August 2009, our executive officers were granted time-based stock units in addition to performance stock units. The time-based stock units vest at the rate of 25% per year on each of the first four anniversaries of the grant date, subject to the executive officer’s continued employment with EMC. Recognizing that a very large portion of our executive officer’s pay is at risk, these stock units were granted to promote retention.

Time-Based Stock Options

In August 2009, our executive officers were granted time-based stock options in addition to performance stock options. These options will have value to these executive officers only if the price of EMC’s Common Stock increases. The stock options will vest at the rate of 20% per year on each of the first five anniversaries of the grant date, subject to the executive officer’s continued employment with EMC. We granted these stock options with a five-year vesting schedule to promote retention.

2005 Performance Shares

In December 2005, the Compensation Committee granted restricted stock to members of EMC’s senior management, including the Named Executive Officers employed as of the grant date, which could only vest if a three-year cumulative non-GAAP EPS goal was achieved over 2006-2008. We refer to these grants as “performance shares.” Performance shares were granted to Messrs. Tucci, Goulden, Teuber and Elias in 2005. The number of performance shares that were eligible to vest depended on the percentage of achievement of the three-year cumulative EPS target set by the Compensation Committee. We refer to these as “target performance shares.” An additional number of performance shares (equal to 25% of the target performance shares) could vest if at least 106% of the performance goal was achieved and the respective Named Executive Officer continued employment with EMC through January 2010. We refer to these as the “overachievement performance shares.” The target performance shares and the overachievement performance shares were granted to provide long-term alignment with EMC’s business plan and to provide a multi-year retention incentive, as well as to align the interests of the Named Executive Officers with our shareholders.

The three-year cumulative 2006-2008 EPS goal set by the Compensation Committee was $2.08. EMC achieved in excess of 106% of this goal. As a result, the target performance shares vested in January 2009 and, for those executive officers who continued their employment with EMC, the overachievement performance shares vested in January 2010. For purposes of the performance shares, EPS achievement was calculated on a non-GAAP basis and excludes the impact of certain unanticipated events, stock-based compensation and intangible asset amortization.

Performance Accelerated Restricted Shares (PARs)

In 2005 and in prior years, the Compensation Committee granted performance accelerated restricted shares to EMC employees, including the Named Executive Officers who were employed as of the grant date. We refer to these awards as “PARs.” PARs were granted to Messrs. Tucci, Goulden, Teuber and Elias in 2003, 2004 and 2005. PARs granted to these Named Executive Officers and to our other employees generally vest on the fifth anniversary of their date of grant, subject to the continued employment of the award recipient. A portion of the PARs may vest at an accelerated rate, generally with respect to one-third of the underlying shares in each of the first three years following grant, if annual performance goals are met. If an annual performance goal is not achieved with respect to a particular year, but the overachievement of performance goals in the immediately preceding year was sufficient to make up for the underperformance in the current year, then PARs may still vest on an accelerated basis with respect to that year. Because no additional PARs are granted if performance goals are exceeded, the PARs contain the carry forward feature in order to encourage annual overachievement of goals. If the annual vesting criteria are not met as described above, the portion of the shares subject to accelerated vesting with respect to that year will vest on the fifth anniversary of the date of grant. PARs are intended to accelerate the achievement of financial goals and promote retention, as well as align the interests of the Named Executive Officers with our shareholders. Generally, we have used annual EPS targets that are set by the Board of Directors as the performance goals for the PARs.

The PARs granted in 2003 and 2004 have vested fully and the PARs granted in 2005 vested fully in January 2009 because EMC achieved the 2008 EPS goal of $0.83. EPS was calculated on a non-GAAP basis, excluding stock-based compensation, restructuring charges, operating results from acquisitions closed during the year, and positive tax adjustments for prior periods for purposes of calculating achievement against the 2008 target.

Equity Grant Guidelines

As is the case for all of our equity awards and in accordance with our equity grant guidelines, stock options are usually granted by the Compensation Committee at regularly scheduled meetings. If the meeting is held on a business day, the grant date is such business day and the price is the closing price of our Common Stock on such date. If the meeting is not held on a business day, the grant date is the next business day and the price is the closing price of our Common Stock on such date. If the meeting is held during the “quiet period” preceding our earnings announcement, the grant date is the first business day that the “quiet period” ends, and the price is the closing price of our Common Stock on such date.

Retirement and Deferred Compensation Benefits

EMC does not provide the Named Executive Officers with a defined benefit pension plan or any supplemental executive retirement plans, nor does EMC provide the Named Executive Officers with retiree health benefits. EMC employees, including the Named Executive Officers, may participate in a 401(k) plan. The 401(k) plan is provided to all employees as a standard benefit offering, designed to assist employees with retirement savings in a tax-advantaged manner. The plan provides for a matching contribution of 6% of the employee’s contribution, up to a maximum of $3,000 per year. The Company match for participants in the plan who were hired prior to January 1, 2009 vests immediately, and the Company match for participants in the plan who were hired on or after January 1, 2009 vests pro rata over three years. EMC makes a matching contribution to the 401(k) plan to attract and retain employees and because it provides an additional incentive for employees to save for retirement. In July 2009, as part of our cost reduction initiatives, the Compensation Committee suspended matching contributions under the plan from July 1, 2009 through June 30, 2010.

EMC also maintains a non-qualified deferred compensation plan pursuant to which key employees, including the Named Executive Officers, may elect to defer the receipt of a portion of the cash bonuses they would otherwise have received when earned. EMC does not make any matching or other contributions under this plan.

The non-qualified deferred compensation plan was adopted in order to give certain employees, including the Named Executive Officers, the ability to defer receipt of bonus income to a later date, which may be an attractive tax planning feature, the availability of which assists in the attraction and retention of executive talent. Amounts deferred under the plan are deemed invested in the investment funds selected from the various funds available under the plan, which funds are also available under the 401(k) plan. Deferrals, adjusted for earnings and losses in the deemed investments, are generally taxable to participants when the funds are distributed. EMC is not permitted to take a tax deduction until that time. Since EMC does not match any deferred amounts or otherwise make any contributions to the accounts of participants under the deferred compensation plan, amounts payable under the plan are determined entirely by participant contributions (and subsequent investment gains and losses). For more information on EMC’s deferred compensation plan, please see “Compensation of Executive Officers – Nonqualified Deferred Compensation” on page 64 of this Proxy Statement.

Perquisites

As described in more detail below, the perquisites provided to the Named Executive Officers are limited to tax and financial planning services, annual executive physical exams, relocation assistance, and with respect to our Chief Executive Officer, limited personal use of EMC-owned aircraft.

Financial planning services and executive physicals are provided because the Compensation Committee believes they allow the Named Executive Officers to focus more of their time and attention on their employment and promote the well-being of the Named Executive Officers, thereby providing a benefit to EMC. Relocation assistance is available to all EMC employees in accordance with EMC policy to attract talent and facilitate employee geographic relocation when necessary. Limited personal use of EMC-owned aircraft is provided because it allows our Chief Executive Officer to reduce his travel time and devote more time to his work duties. The perquisites we provide represent a small fraction of the total compensation of each Named Executive Officer. The value of the perquisites we provide are generally taxable to the Named Executive Officers and the incremental cost to EMC of providing these perquisites is reflected in the Summary Compensation Table.

EMC does not provide tax gross-ups to our Named Executive Officers or any other executive officers for personal expenses, except with respect to EMC-reimbursed relocation expenses, which is available to all EMC employees.

The Compensation Committee periodically reviews the perquisites that it provides, including the cost to EMC of providing such perquisites and believes that the perquisites provided are reasonable and appropriate. For more information on perquisites provided to the Named Executive Officers, please see the “All Other Compensation Table” on page 58 of this Proxy Statement.

Post-Termination Compensation

In addition to retirement and deferred compensation benefits described above, EMC has arrangements with the Named Executive Officers that may provide them with compensation following termination of employment.

Change in Control Agreements

Change in control agreements benefit a corporation in the event of a change in control or a potential change in control by allowing executives who are parties to such agreements to focus on continuing business operations and the success of a potential business combination rather than seeking alternative employment, thereby providing stability to a corporation during a potentially uncertain period. The Board believes that it is in EMC’s best interest to have change in control agreements with its executive officers, including the Named Executive Officers. EMC’s change in control agreements provide executive officers with severance payments and certain other benefits in the event that their employment is terminated in connection with a change in control or potential change in control. The change in control agreements provide severance benefits only if there is both (i) a change in control (or potential change in control) of EMC and (ii) the executive officer’s employment is terminated by EMC (or any successor) without cause or the executive officer terminates his or her employment for good reason, in each case within 24 months following a change in control (or during a potential change in control period). We refer to such a termination of employment as a “qualifying termination.”

Upon a change in control (or potential change in control) and qualifying termination under our change in control agreements, each Named Executive Officer is entitled to the following:

•	Salary and Bonus. A lump sum payment equal to 2.99 times the sum of the Named Executive Officer’s annual base salary and target annual bonus.

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Prorated Bonus for Year of Termination. A lump sum payment equal to the Named Executive Officer’s prorated annual bonus for the year of termination assuming target performance, rather than maximum performance.

•

Continuation of Certain Benefits. The continuation of life, disability, accident and health insurance benefits for the Named Executive Officer and the Named Executive Officer’s dependents for up to 36 months.

•

Accelerated Vesting of Equity Awards. The accelerated vesting of equity awards, except for qualified performance-based restricted stock or restricted stock units, which will not vest in the event of a potential change in control.

In 2009, the executive officers were entitled to a limited excise tax gross-up if the executive officer became subject to excise tax imposed under Section 4999 of the Internal Revenue Code on “parachute payments.” No excise tax gross-up is provided for any change in control (or potential change in control) occurring on or after December 31, 2009.

The determination of the appropriate level of payments and benefits to provide in the event of a qualifying termination involved the consideration of a number of factors. The Board considered that an executive officer, who is more likely to lose his or her job in connection with a change in control than other employees, may require more time than other employees in order to secure an appropriate new position and, unless that executive officer was provided with change in control benefits, may be motivated to start a job search early in connection with a change in control, to the detriment of EMC. The Compensation Committee also noted that the change in control benefits provided to EMC’s executive officers are consistent with the level provided to executive officers of other public companies of similar size to EMC. Thus, the agreements provide an incentive for our executive officers to remain with EMC. In addition, by not providing payments, benefits or accelerated vesting of certain equity awards under the agreements unless a “double trigger” has occurred, we believe that an acquiror will be better able to retain EMC’s management team following a change in control. A “double trigger” requires that both a change in control (or potential change in control) has occurred and an executive has a qualifying termination.

Each change in control agreement will continue in effect until January 1, 2011, and will be automatically extended for one-year terms thereafter unless notice is given of EMC’s or the executive officer’s intention not to extend the term of the agreement on or by the preceding April 1st; provided, however, that the agreements continue in effect for twenty-four months following a change in control that occurs during the term of the agreements. This feature allows EMC to periodically reassess the appropriateness of the change in control agreements. Except as otherwise provided in the agreements, either EMC or an executive officer may terminate the executive officer’s employment at any time and no executive officer has any right under the agreements to be retained in the employment of EMC.

The Compensation Committee annually reviews the terms and conditions of EMC’s change in control agreements and the benefits payable thereunder to ensure they are reasonable and appropriate.

For more information on potential payments under the change in control agreements, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” on page 65 of this Proxy Statement.

Other Arrangements

Except in limited circumstances, such as where an employment agreement is assumed as part of a corporate transaction, EMC typically does not enter into employment agreements. However, the Board and the Compensation Committee believed it was in the best interests of the Company to ensure the continuity of Mr. Tucci’s leadership. Consequently, in November 2007, the Board entered into an employment arrangement with Mr. Tucci providing for him to continue as the Company’s Chief Executive Officer until at least December 31, 2010, and, in September 2009, the Board extended this arrangement through December 31, 2012. During the term of the arrangement, Mr. Tucci will continue to receive the base salary and be provided with the target annual bonus opportunity provided in the November 2007 arrangement. Under this arrangement, Mr. Tucci will also be entitled to limited severance benefits upon termination of employment, other than in connection with a change in control. For more information on this arrangement, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” beginning on page 65 of this Proxy Statement.

The only other Named Executive Officer who is entitled to any severance upon termination of employment, other than in connection with a change in control, is Mr. Goulden. At the time of Mr. Goulden’s hire, EMC agreed to provide him with limited severance benefits in the context of the overall negotiations regarding the terms and conditions of his employment and as an inducement for him to leave his former employer. For more information on this arrangement, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control – Involuntary Termination Without Cause” on page 66 of this Proxy Statement.

The Named Executive Officers are entitled to certain benefits upon a termination due to death, disability or retirement. For more detail regarding these arrangements, please see “Compensation of Executive Officers – Potential Payments upon Termination or Change in Control” on page 65 of this Proxy Statement.

Peer Group

The Compensation Committee, with the assistance of its independent compensation consultant, reviews compensation from published technology industry surveys and from EMC’s peer group companies for purposes of comparing EMC’s executive compensation program with market practices and in order to inform the Compensation Committee’s decisions regarding EMC’s executive compensation program. The Compensation Committee does not target or benchmark compensation to any particular percentile of compensation paid by other companies, but rather considers comparator compensation as one factor in making its compensation decisions. Other factors include EMC’s performance and an individual’s contribution, experience and potential. After taking these factors into account, the Compensation Committee exercises its judgment in making compensation decisions. We believe that this approach gives EMC the flexibility to make compensation decisions based upon all of the facts and circumstances.

For 2009, EMC’s peer group consisted of 18 companies:

•Accenture Ltd.	•Dell Inc.	•NetApp, Inc.
•Adobe Systems Incorporated	•eBay Inc.	•Oracle Corporation
•Advanced Micro Devices, Inc.	•Hewlett-Packard Company	•Seagate Technology
•CA, Inc.	•Intel Corporation	•Sun Microsystems, Inc.
•Cisco Systems, Inc.	•International Business Machines Corporation	•Symantec Corporation
•Computer Sciences Corporation	•Microsoft Corporation	•Xerox Corporation

Our 2010 peer group includes all of the companies in our 2009 peer group with the exception of Sun Microsystems, Inc., which was removed from our 2010 peer group as a result of its acquisition by Oracle Corporation in January 2010.

To select the peer group companies, we used the five step process described below.

Step	Screen	Rationale
1	Publicly-traded and industry-related companies, including companies in the following industries: •Software & Services •Technology Hardware & Equipment •Semiconductors & Semiconductor Equipment

•Privately held or recently acquired companies are eliminated

•Any publicly-traded U.S. companies that are not required to disclose information on executive compensation pay levels and practice are excluded

2	U.S. headquartered companies with global operations	•Companies headquartered outside the U.S. are eliminated due to potential differences in executive pay structure

3	Size of the companies •.25X to 4X that of EMC’s market capitalization and revenue	•Companies not comparable to the revenue and market capitalization of EMC are eliminated

4	Business match and financial performance comparators •Total shareholder return •Net income growth •Revenue growth	•Companies with low degree of business overlap are eliminated •Focus on comparators with strong financial performance

5	Degree of talent overlap	•Top sources for recruiting talent without regard to any of the screening criteria above

Tax Deductibility

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation greater than $1 million paid for any fiscal year to the corporation’s chief executive officer and certain other executive officers as of the end of any fiscal year. However, performance-based compensation is not subject to the $1 million deduction limit if certain requirements are met. All of the performance-contingent stock options and performance-contingent stock units granted to Messrs. Tucci, Goulden, Teuber, Elias and You in 2008 and 2009, as well as the performance-contingent shares we granted in 2005 to Messrs. Tucci, Goulden, Teuber and Elias, are designed to qualify as performance-based compensation that is exempt from the deductibility limits imposed by Section 162(m). The Compensation Committee considered the impact of Section 162(m) when designing EMC’s cash bonus and equity programs and determined that EMC’s interests were best served by not restricting the Compensation Committee’s discretion and flexibility in designing compensation programs, even if such programs may result in certain non-deductible compensation expenses.

Stock Ownership Guidelines

We believe that our executive officers should hold a significant equity interest in EMC. We have had stock ownership guidelines in place for many years. In August 2007, and again in February 2010, we increased the ownership requirements to further align the interests of our executive officers with the interests of our shareholders. The most recent revision to these guidelines increased the stock ownership guidelines by 30% for Mr. Tucci and 25% for the other executive officers. Under the current guidelines, Mr. Tucci is required to hold 650,000 shares; Mr. Teuber is required to hold 250,000 shares; Messrs. Goulden, Elias and Gelsinger are each required to hold 187,500 shares; and Mr. You is required to hold 125,000 shares. Unvested shares of restricted stock and unvested restricted stock units are not counted for purposes of determining whether these guidelines are met. New executive officers have three years to reach compliance with the guidelines. The Compensation Committee periodically reviews the holdings of executive officers for compliance with these guidelines. As of March 1, 2010, all of the Named Executive Officers are in compliance with these guidelines.

Stock Selling Guidelines

Our executive officers are subject to our stock selling guidelines as well. Like the stock ownership guidelines, these guidelines are intended to align the interests of our executive officers with those of our shareholders by requiring the executive officers to retain a meaningful percentage of their equity holdings in EMC. Once the executive officer complies with our stock ownership guidelines, sales of stock may only be completed during a limited window after meeting the terms of our insider trading policy, our securities trading policy and our pre-clearance policy. Each executive officer may sell no more than 25% of his or her total equity holdings over the course of the year with limits on the number of shares that may be sold each quarter.

Internal Pay Equity

Mr. Tucci is provided with a greater compensation opportunity than our other Named Executive Officers because as our Chief Executive Officer he has primary oversight for EMC’s overall corporate performance, including the development of our vision and strategic direction, establishing EMC as a market leader with innovative products and services, expanding EMC’s position in the market, and maintaining and building relationships with customers, suppliers, employees, shareholders, investors and other stakeholders. In setting Mr. Tucci’s compensation levels, the Compensation Committee also considered his experience as a proven leader and the competitive market conditions for chief executive officers. There are no material differences between the compensation amounts payable to the other Named Executive Officers, except for the new hire employment package provided to Mr. Gelsinger in 2009.

Hedging Policy

EMC policies do not permit any employees, including the Named Executive Officers, to “hedge” ownership by engaging in short sales or trading in any options contracts involving EMC securities.

Compensation Recovery Policies

We have an incentive compensation clawback policy under which EMC will require reimbursement of any cash or equity incentive compensation paid where payment was predicated on financial results that were subject to a significant restatement and the individual engaged in fraud or willful misconduct that caused or partially caused the restatement. The policy applies to all EMC employees, including the Named Executive Officers, and allows recovery of incentive compensation in the event of a significant restatement where appropriate. In addition, EMC equity plans have for many years contained provisions that allow EMC to cancel outstanding equity awards or “clawback” the value of awards recently realized if a Named Executive Officer or other senior employee engages in activity detrimental to EMC such as failing to comply with EMC’s Key Employee Agreement, including the non-competition and non-solicitation provisions, engaging in any activity that results in the employee’s termination for cause, or conviction of a crime.

Compensation Consultant and Independence Policy

The Compensation Committee is directly responsible for the appointment, compensation and oversight of its compensation consultant and any other third party it retains to assist in the evaluation of director and executive officer compensation as well as any other compensation matters. From 2002 through 2009, the Compensation Committee engaged Watson Wyatt to serve as its independent compensation consultant.

During 2009, the scope of Watson Wyatt’s work included the following:

•	Apprise the Compensation Committee of best practices and plan design trends for short- and long-term incentives;

•

Provide competitive market analysis with respect to executive and board compensation, including pay-for-performance analyses; comparison of trends and best practices; and review of wealth accumulation;

•	Review peer group companies used for compensation analysis; and

•	Review change in control and other termination scenarios in the Proxy Statement.

The Compensation Committee has a policy that provides that its compensation consultant will only provide services to the Compensation Committee and is prohibited from providing any other services to EMC, unless such services are pre-approved by the Compensation Committee. Watson Wyatt did not provide any services to EMC in 2009. Effective as of January 4, 2010, Watson Wyatt merged with Towers Perrin to form Towers Watson & Co., which continues as the Compensation Committee’s independent compensation consultant for 2010. In 2009, EMC purchased global broad-based surveys from Towers Perrin for an aggregate amount of $82,000. The following table summarizes the fees for services that Watson Wyatt provided to the Compensation Committee in 2009.

	Fees for services to Compensation Committee	Fees for services to EMC	Fees for other services[1]
2009	$160,000	$0	$0

[1]

Includes services that involve only broad-based non-discriminatory plans, such as surveys, that are not customized for EMC, or are customized based on parameters that are not developed by the Compensation Committee’s compensation consultant.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The table below summarizes the compensation information for the Named Executive Officers for the fiscal year ended December 31, 2009.

The amounts shown in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2009 and prior years, not the actual amounts paid to or that may be realized by the Named Executive Officers. Historically, we have granted performance-based equity awards in the year prior to the applicable performance year, and approved the specific performance goals for such awards during the first quarter of the performance year, at which time the award is given a grant date fair value for accounting purposes. Because we are required to disclose compensation in the table in accordance with applicable accounting rules, the value of the performance-based equity awards granted to our Named Executive Officers in one year is reflected in the table as compensation for the following year. In contrast, the value of the time-based equity awards granted to our Named Executive Officers is reflected in the table as compensation in the year of grant. As an example, for 2007, no equity award compensation is reflected in the table for Mr. Tucci because, at his request, he did not receive any equity awards in 2006 or 2007. In each of 2008 and 2009, Mr. Tucci was granted performance-based and time-based equity awards. However, for 2008, the value of Mr. Tucci’s equity award compensation only reflects the time-based equity awards he was granted in 2008. For 2009, the value of Mr. Tucci’s equity award compensation reflects the performance-based equity awards he was granted in 2008 as well as the time-based awards he was granted in 2009.

Name and Principal Position	Year	Salary[1] ($)		Bonus ($)		Stock Awards[2] ($)		Option Awards[2] ($)		Non-Equity Incentive Plan Compensation[3] ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation[4] ($)	Total ($)
Joseph M. Tucci Chairman, President and Chief Executive Officer	2009	872,308		0		5,995,800	[5]	962,085	[5]	1,068,420	[6]	0	149,150	9,047,763	[5]
	2008	1,000,000		0		3,036,000		592,287		1,388,628		0	239,039	6,255,954
	2007	1,000,000		1,000,000		0		0		2,520,000		0	205,546	4,725,546

David I. Goulden Executive Vice President and Chief Financial Officer	2009	523,391		0		2,047,260		263,357		572,368	[7]	0	14,902	3,421,278
	2008	600,000		0		2,489,280		380,450		585,640		0	45,394	4,100,764
	2007	575,000		260,000		1,223,040		201,851		875,000		0	31,889	3,166,780

William J. Teuber, Jr. Vice Chairman	2009	609,673		0		2,176,860		301,025		655,684	[8]	0	8,870	3,752,112
	2008	700,000		0		2,800,440		499,341		675,291		0	26,067	4,701,139
	2007	650,000		0		1,375,920		264,930		1,150,000		0	26,617	3,467,467

Howard D. Elias President and Chief Operating Officer, Information Infrastructure and Cloud Services	2009	523,391		0		2,047,260		263,357		549,419	[9]	0	15,020	3,398,447
	2008	600,000		0		2,489,280		380,450		566,880		0	45,320	4,081,930
	2007	600,000		0		1,223,040		201,851		728,000		0	29,808	2,782,699

Patrick P. Gelsinger President and Chief Operating Officer, Information Infrastructure Products	2009	182,308	[10]	325,000	[11]	8,235,000		2,659,881		175,000	[12]	0	132,633	11,709,822

Harry L. You Executive Vice President	2009	523,391		0		1,280,340		565,511		572,368	[13]	0	982,019	3,923,629

[1]

Amounts represent base salary earned during 2009 and reflect the base salary reductions implemented in January 2009 and May 2009 for Messrs. Tucci, Goulden, Teuber, Elias and You, as described under “Elements of EMC’s Executive Compensation Program – Base Salary” on page 37 of this Proxy Statement.

[2]

Amounts represent the grant date fair value for stock awards and stock options in 2009, 2008 and 2007 in accordance with FASB ASC Topic 718. Performance-contingent equity grant amounts assume target shares issued, which also represent the maximum number of shares issuable under such performance-contingent equity grants. Assumptions used in the calculation of these amounts for awards in 2009, 2008 and 2007 are included in Note P to EMC’s audited financial statements for fiscal year ended December 31, 2009 included in EMC’s Annual Report on Form 10-K filed with the SEC on February 26, 2010.

[3]

Amounts include incentive compensation earned for the fiscal year ended December 31, 2009. These amounts consist of amounts earned under EMC’s cash bonus plans, which are described on pages 37 to 43 of this Proxy Statement. Also includes amounts earned by Mr. Goulden, but deferred under EMC’s Deferred Compensation Retirement Plan.

[4]	Please see the “All Other Compensation Table” below.

[5]

Amounts in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards for 2009 and prior years, not the actual amounts paid to or that may be realized by Mr. Tucci. Historically, we have granted performance-based equity awards in the year prior to the applicable performance year, and approved the specific performance goals for such awards during the first quarter of the performance year, at which time the award is given a grant date fair value for accounting purposes. Because we are required to disclose compensation in the table in accordance with applicable accounting rules, the value of the performance-based equity awards granted to Mr. Tucci in one year is reflected in the table as compensation for the following year. In contrast, the value of the time-based equity awards granted to Mr. Tucci is reflected in the table as compensation in the year of grant. For 2007, no equity award compensation is reflected in the table for Mr. Tucci because, at his request, he did not receive any equity awards in 2006 or 2007. In each of 2008 and 2009, Mr. Tucci was granted performance-based and time-based equity awards. However, for 2008, the value of Mr. Tucci’s equity award compensation only reflects the time-based equity awards he was granted in 2008. For 2009, the value of Mr. Tucci’s equity award compensation reflects the performance-based equity awards he was granted in 2008 as well as the time-based awards he was granted in 2009; accordingly, the value of these 2008 and 2009 awards is reflected in the Total column for 2009.

[6]	Amount represents payments of $587,532 pursuant to the 2009 Corporate Incentive Plan, $191,520 pursuant to the 2009 MBO and $289,368 pursuant to the 2009 Corporate Quarterly Operating Plan.

[7]	Amount represents payments of $314,749 pursuant to the 2009 Corporate Incentive Plan, $102,600 pursuant to the 2009 MBO and $155,019 pursuant to the 2009 Corporate Quarterly Operating Plan.

[8]

Amount represents payments of $330,487 pursuant to the 2009 Corporate Incentive Plan, $59,850 pursuant to the 2009 MBO, $120,570 pursuant to the 2009 Corporate Quarterly Operating Plan and $144,777 pursuant to the 2009 Information Storage Plan.

[9]

Amount represents payments of $251,800 pursuant to the 2009 Corporate Incentive Plan, $45,360 pursuant to the 2009 MBO, $103,346 pursuant to the 2009 Corporate Quarterly Operating Plan and $148,913 pursuant to the 2009 Information Storage Plan.

[10]	Amount represents base salary paid to Mr. Gelsinger from September 2009, when he joined EMC, through December 2009.

[11]	Amount represents a sign-on bonus. For more information, please see “Elements of EMC’s Executive Compensation Program – Other Bonus” on page 43 of this Proxy Statement.

[12]	Amount represents a payment of $175,000 pursuant to the 2009 MBO.

[13]	Amount represents payments of $314,749 pursuant to the 2009 Corporate Incentive Plan, $102,600 pursuant to the 2009 MBO and $155,019 pursuant to the 2009 Corporate Quarterly Operating Plan.

All Other Compensation Table

The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table.

Name	Air Travel[1] ($)	Tax and Financial Planning ($)	Relocation Expenses ($)		Tax Gross-Ups ($)		Other[2] ($)	Matching 401(k) Plan Contributions[3] ($)	Total ($)
Joseph M. Tucci	132,650	15,000	0		0		0	1,500	149,150
David I. Goulden	0	10,000	0		0		3,402	1,500	14,902
William J. Teuber, Jr.	0	7,370	0		0		0	1,500	8,870
Howard D. Elias	0	10,000	0		0		3,520	1,500	15,020
Patrick P. Gelsinger	0	3,921	89,022	[4]	39,690	[5]	0	0	132,633
Harry L. You	0	0	978,654	[6]	0		1,865	1,500	982,019

[1]

Personal use of EMC-owned aircraft is valued based on the aggregate incremental cost to EMC determined on a per flight basis and includes the cost of fuel used, the hourly cost of aircraft maintenance, landing fees, trip-related hangar and parking costs, and crew-related costs. The incremental cost does not include “deadhead” flights (e.g., a return flight on which no passenger was on board); if included, the incremental cost would increase by $7,789 for Mr. Tucci.

[2]	Amounts represent the cost of an annual executive physical.

[3]

Amounts represent a 6% matching contribution on eligible compensation paid each pay period, up to a maximum of $750 per quarter, made under the EMC 401(k) Savings Plan from January 1, 2009 through June 30, 2009. The matching contribution has been suspended for the period from July 1, 2009 through June 30, 2010.

[4]	Amount represents the cost of relocation and temporary living expenses.

[5]	Amount represents the tax gross-up associated with temporary living expenses.

[6]

As part of our executive relocation program, using a third-party agent, we agreed to purchase Mr. You’s former home if he was unable to sell the home within a mutually agreed time. In August 2008, we purchased Mr. You’s home for $1,997,500 based on the assessments of three independent appraisal companies of the home’s fair market value. In September 2009, following a decline in the real estate market, we resold the home for $1,200,000, for a loss to the Company of $797,500. The Company also incurred carrying costs and other expenses related to holding and marketing the property for sale of $181,154. The amount reported in the table represents the loss to the Company and the carrying costs and other expenses incurred by the Company in connection with the sale of Mr. You’s home; Mr. You did not receive any of these amounts directly or indirectly as compensation.

Grants of Plan-Based Awards

The following table sets forth information concerning non-equity incentive plan grants, equity incentive plan grants and all other stock awards and option awards granted to the Named Executive Officers in the fiscal year ended December 31, 2009. Our non-equity incentive plans consist of the bonus plans that are described on pages 37 to 43 of this Proxy Statement, our equity incentive plans consist of the performance stock unit and performance stock option awards that are described on pages 46 to 48 of this Proxy Statement and our other stock awards and option awards consist of the time-based stock unit and stock option awards that are described on page 48 of this Proxy Statement. There can be no assurance that the Grant Date Fair Value of the Stock and Option Awards will ever be realized.

Name	Type of Award[1]	Grant Date	Award Date[3]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[5]
				Threshold ($)	Target ($)	Maximum ($)		Threshold (#)	Target (#)	Maximum (#)
Joseph M. Tucci	CIP	N/A	N/A	252,000	504,000	1,008,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	201,600	201,600	[7]	0	0	0		0		0		0	0
	QOP	N/A	N/A	151,200	302,400	604,800	[8]	0	0	0		0		0		0	0
	PC-RSU	2/26/2009[2]	8/20/2008[4]	0	0	0		75,000	300,000	300,000	[10]	0		0		0	3,240,000	[11]
	PC-SO	2/26/2009[2]	8/20/2008[4]	0	0	0		45,000	180,000	180,000	[12]	0		0		15.18	452,020	[11]
	RSU	8/4/2009	N/A	0	0	0		0	0	0		180,000	[13]	0		0	2,755,800
	SO	8/4/2009	N/A	0	0	0		0	0	0		0		100,000	[14]	15.31	510,065

David I. Goulden	CIP	N/A	N/A	135,000	270,000	540,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	108,000	108,000	[7]	0	0	0		0		0		0	0
	QOP	N/A	N/A	81,000	162,000	324,000	[8]	0	0	0		0		0		0	0
	PC-RSU	2/26/2009[2]	8/20/2008[4]	0	0	0		24,000	96,000	96,000	[10]	0		0		0	1,036,800	[11]
	PC-SO	2/26/2009[2]	8/20/2008[4]	0	0	0		12,000	48,000	48,000	[12]	0		0		15.18	120,539	[11]
	RSU	8/4/2009	N/A	0	0	0		0	0	0		66,000	[13]	0		0	1,010,460
	SO	8/4/2009	N/A	0	0	0		0	0	0		0		28,000	[14]	15.31	142,818

William J. Teuber, Jr.	CIP	N/A	N/A	141,750	283,500	567,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	63,000	63,000	[7]	0	0	0		0		0		0	0
	QOP	N/A	N/A	63,000	126,000	252,000	[8]	0	0	0		0		0		0	0
	INF STOR	N/A	N/A	78,750	157,500	315,000	[9]	0	0	0		0		0		0	0
	PC-RSU	2/26/2009[2]	8/20/2008[4]	0	0	0		27,000	108,000	108,000	[10]	0		0		0	1,166,400	[11]
	PC-SO	2/26/2009[2]	8/20/2008[4]	0	0	0		15,750	63,000	63,000	[12]	0		0		15.18	158,207	[11]
	RSU	8/4/2009	N/A	0	0	0		0	0	0		66,000	[13]	0		0	1,010,460
	SO	8/4/2009	N/A	0	0	0		0	0	0		0		28,000	[14]	15.31	142,818

Howard D. Elias	CIP	N/A	N/A	108,000	216,000	432,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	54,000	54,000	[7]	0	0	0		0		0		0	0
	QOP	N/A	N/A	54,000	108,000	216,000	[8]	0	0	0		0		0		0	0
	INF STOR	N/A	N/A	81,000	162,000	324,000	[9]	0	0	0		0		0		0	0
	PC-RSU	2/26/2009[2]	8/20/2008[4]	0	0	0		24,000	96,000	96,000	[10]	0		0		0	1,036,800	[11]
	PC-SO	2/26/2009[2]	8/20/2008[4]	0	0	0		12,000	48,000	48,000	[12]	0		0		15.18	120,539	[11]
	RSU	8/4/2009	N/A	0	0	0		0	0	0		66,000	[13]	0		0	1,010,460
	SO	8/4/2009	N/A	0	0	0		0	0	0		0		28,000	[14]	15.31	142,818

Patrick P. Gelsinger	MBO	N/A	N/A	0	175,000	175,000	[7]	0	0	0		0		0		0	0
	RSU	10/30/2009	N/A	0	0	0		0	0	0		500,000	[15]	0		0	8,235,000
	SO	10/30/2009	N/A	0	0	0		0	0	0		0		500,000	[16]	16.47	2,659,881

Harry L. You	CIP	N/A	N/A	135,000	270,000	540,000	[6]	0	0	0		0		0		0	0
	MBO	N/A	N/A	0	108,000	108,000	[7]	0	0	0		0		0		0	0
	QOP	N/A	N/A	81,000	162,000	324,000	[8]	0	0	0		0		0		0	0
	SO	1/28/2009	N/A	0	0	0		0	0	0		0		100,000	[17]	11.60	390,360
	PC-RSU	2/26/2009[2]	8/20/2008[4]	0	0	0		10,500	42,000	42,000	[10]	0		0		0	453,600	[11]
	PC-SO	2/26/2009[2]	8/20/2008[4]	0	0	0		5,250	21,000	21,000	[12]	0		0		15.18	52,735	[11]
	RSU	8/4/2009	N/A	0	0	0		0	0	0		54,000	[13]	0		0	826,740
	SO	8/4/2009	N/A	0	0	0		0	0	0		0		24,000	[14]	15.31	122,416

[1]	Type of Award:
CIP = 2009 Corporate Incentive Plan
MBO = 2009 Management by Objectives Plan
QOP = 2009 Corporate Quarterly Operating Plan
INF STOR = 2009 Information Storage Incentive Plan
PC-RSU = Performance Stock Units
PC-SO = Performance Stock Options

RSU = Time-Based Stock Units
SO = Time-Based Stock Options
For more information on all of these awards, please see pages 37 to 43 and 46 to 48 of this Proxy Statement.

[2]

On February 26, 2009, the Compensation Committee established the specific performance targets associated with this award, which was originally granted by the Compensation Committee on August 20, 2008. Please see footnote 3 below for additional information. From an accounting perspective, the grant date for these awards is February 26, 2009, the date on which the performance targets were approved.

[3]

This column has been added to reflect the date that the Compensation Committee granted and approved all material terms of each grant of performance stock units and performance stock options, other than the specific performance targets, which were approved at a later date.

[4]	On August 20, 2008, the Compensation Committee approved all the material terms of the award except for the performance targets, which were not established until February 26, 2009.

[5]	Represents the grant date fair value of each of these awards calculated in accordance with FASB ASC Topic 718.

[6]

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2009 Corporate Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[7]

The amounts shown in the target and maximum columns reflect the amount that will be paid if all of the quarterly individual performance goals under the MBO for the year are achieved and if the plan is fully funded for the year.

[8]

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2009 Corporate Quarterly Operating Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[9]

The amounts shown in the threshold, target and maximum columns reflect the minimum, target and maximum amounts, respectively, payable under the 2009 Information Storage Incentive Plan. The threshold payment is 50% of the target payment and the maximum payment is 200% of the target payment.

[10]

The amounts shown in the target and maximum columns reflect the number of performance stock units that are eligible to vest commencing in 2010 subject to the achievement of 2009 performance goals. The amount shown in the threshold column reflects the number of performance stock units that are eligible to vest commencing in 2010 if threshold targets are achieved. The threshold number of performance stock units is 25% of the target number of performance stock units. 88.77% of these performance units became eligible to vest in February 2010, and one-third vested on February 4, 2010 and one-half of the remaining units will vest on each of February 4, 2011 and 2012. The remaining 11.23% of these units were forfeited since the 2009 performance goals were not fully achieved.

[11]

Grant date fair value was calculated using the closing price of the Common Stock on February 26, 2009, the date on which the performance targets were approved by the Compensation Committee. Amount assumes the target number of shares is issued. The target number of shares and the maximum number of shares issuable under the grant are the same.

[12]

The amounts shown in the target and maximum columns reflect the number of performance stock options that are eligible to vest commencing in 2010 subject to the achievement of 2009 performance goals. The amount shown in the threshold column reflects the number of performance stock options that are eligible to vest commencing in 2010 if threshold targets are achieved. The threshold number of performance stock options is 25% of the target number of performance stock options. 88.77% of these performance options became eligible to vest in February 2010, and one-fourth vested on February 4, 2010 and one-third of the remaining options will vest on each of February 4, 2011, 2012 and 2013. The remaining 11.23% of these options were forfeited since the 2009 performance goals were not fully achieved.

[13]	25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013.

[14]	20% of these options will vest on each of August 4, 2010, 2011, 2012, 2013 and 2014.

[15]	25% of these units will vest on each of October 30, 2010, 2011, 2012 and 2013.

[16]	20% of these options will vest on each of October 30, 2010, 2011, 2012, 2013 and 2014.

[17]	20% of these options vested on January 28, 2010 and one-fourth of the remaining options will vest on each of January 28, 2011, 2012, 2013 and 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of December 31, 2009. The market and payout values for unvested stock awards are calculated based on a market value of $17.47 per share (the closing market price of EMC’s Common Stock on December 31, 2009) multiplied by the number of shares subject to the award.

	Option Awards[1]							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[2] (#)		Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph M. Tucci	0	0		150,000	[5]	15.31	8/4/2019	580,000	[6]	10,132,600	570,000	[7]	9,957,900
	0	100,000	[8]	0		15.31	8/4/2019
	0	0		180,000	[9]	15.18	8/20/2018
	24,000	96,000	[10]	0		15.18	8/20/2018
	560,000	140,000	[11]	0		14.49	7/22/2015
	1,120,000	0		0		12.85	10/28/2014
	1,120,000	0		0		13.18	10/23/2013
	181,549	0		0		5.42	10/25/2012
	2,000,000	0		0		11.51	10/19/2011
	1,000,000	0		0		36.66	4/18/2011
	400,000	0		0		72.31	1/17/2011
	400,000	0		0		84.00	7/19/2010
	400,000	0		0		58.37	1/19/2010

David I. Goulden	0	0		42,000	[5]	15.31	8/4/2019	302,455	[12]	5,283,889	195,000	[13]	3,406,650
	0	28,000	[8]	0		15.31	8/4/2019
	0	0		48,000	[9]	15.18	8/20/2018
	6,400	25,600	[10]	0		15.18	8/20/2018
	0	46,977	[14]	0		19.11	11/28/2017
	12,800	19,200	[15]	0		19.11	11/28/2017
	320,000	80,000	[11]	0		14.49	7/22/2015
	400,000	0		0		12.85	10/28/2014
	400,000	0		0		13.18	10/23/2013
	200,001	0		0		7.70	7/24/2012

William J. Teuber, Jr.	0	0		42,000	[5]	15.31	8/4/2019	336,699	[16]	5,882,132	207,000	[17]	3,616,290
	0	28,000	[8]	0		15.31	8/4/2019
	0	0		63,000	[9]	15.18	8/20/2018
	8,400	33,600	[10]	0		15.18	8/20/2018
	0	61,658	[14]	0		19.11	11/28/2017
	16,800	25,200	[15]	0		19.11	11/28/2017
	320,000	80,000	[11]	0		14.49	7/22/2015
	400,000	0		0		12.85	10/28/2014
	400,000	0		0		13.18	10/23/2013
	500,000	0		0		11.51	10/19/2011
	200,000	0		0		36.66	4/18/2011
	75,000	0		0		84.00	7/19/2010
	80,000	0		0		58.37	1/19/2010

Howard D. Elias	0	0		42,000	[5]	15.31	8/4/2019	314,955	[18]	5,502,264	195,000	[13]	3,406,650
	0	28,000	[8]	0		15.31	8/4/2019
	0	0		48,000	[9]	15.18	8/20/2018
	6,400	25,600	[10]	0		15.18	8/20/2018
	0	46,977	[14]	0		19.11	11/28/2017
	12,800	19,200	[15]	0		19.11	11/28/2017
	320,000	80,000	[11]	0		14.49	7/22/2015
	400,000	0		0		12.85	10/28/2014
	512,065	0		0		13.18	10/23/2013

	Option Awards[1]							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options[2] (#)		Option Exercise Price ($)	Option Expiration Date[3]	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Patrick P. Gelsinger	0	500,000	[19]	0		16.47	10/30/2019	500,000	[20]	8,735,000	0		0

Harry L. You	0	0		36,000	[5]	15.31	8/4/2019	190,831	[21]	3,333,818	123,000	[22]	2,148,810
	0	24,000	[8]	0		15.31	8/4/2019
	0	100,000	[23]	0		11.60	1/28/2019
	0	0		21,000	[9]	15.18	8/20/2018
	2,800	11,200	[10]	0		15.18	8/20/2018
	45,423	181,695	[24]	0		15.54	2/28/2018

[1]	Stock options vest at the rate of 20% per year over the first five years of the ten year option term, unless otherwise indicated.

[2]

The stock options reported in this column represent our performance stock options granted in August 2008 and August 2009. These options are distinguished from the other stock options in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if certain performance goals are not achieved. 88.77% of the performance stock options granted in August 2008 became eligible to vest in February 2010; 25% of these options vested on February 4, 2010; and one-third of the remaining options will vest on each of February 4, 2011, 2012 and 2013. The remaining 11.23% of these options were forfeited since the 2009 performance goals were not fully achieved. If any performance stock options granted in August 2009 become eligible to vest, one-fourth of such options will vest on each of February 1, 2011, 2012, 2013 and 2014; provided, however, that the first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group. For more information on the performance stock options, please see page 48 of this Proxy Statement. Due to applicable accounting rules, the performance stock options granted in August 2009 are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2010.

[3]	The grant date of each stock option is ten years prior to its expiration date.

[4]

The stock awards reported in this column represent our performance stock units granted in August 2008 and August 2009. These awards are distinguished from the other stock awards in this table because they will vest only if performance goals are achieved and all or a portion of them will be forfeited if these performance goals are not achieved. 88.77% of the performance stock units granted in August 2008 became eligible to vest in February 2010; one-third of these units vested on February 4, 2010; and one-half of the remaining units will vest on each of February 4, 2011 and 2012. The remaining 11.23% of these units were forfeited since the 2009 performance goals were not fully achieved. If any performance stock units granted in August 2009 become eligible to vest, one-third of such units will vest on each of February 1, 2011, 2012 and 2013; provided, however, that the first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group. For more information on the performance stock units, please see pages 47 to 48 of this Proxy Statement. Due to applicable accounting rules, the performance stock units granted in August 2009 are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2010.

[5]

Represents the number of performance stock options granted in August 2009 that are eligible to vest commencing in 2011 if the 2010 performance goals are achieved or exceeded. 25% of the number of performance options which become eligible to vest based on 2010 performance will vest on each of February 1, 2011, 2012, 2013 and 2014; provided, however, that the first vesting date may be delayed (a) until such time as the Compensation Committee determines that the applicable performance goals have been achieved, or (b) if vesting is determined based upon EMC’s performance relative to its peer group. For more information on the performance stock options granted in August 2009, please see page 48 of this Proxy Statement. Due to applicable accounting rules, the performance stock options granted in August 2009 are not reflected in the Summary Compensation Table or the Grants of Plan-Based Awards Table of this Proxy Statement because the performance targets for such grants were not approved until February 2010.

[6]

Represents 250,000 overachievement shares from the 2005 performance share plan that vested in January 2010. In addition, Mr. Tucci was granted 200,000 time-based stock units on August 20, 2008; 25% of these units vested on August 20, 2009; and one-third of the remaining units will vest on each of August 20, 2010, 2011 and 2012. Mr. Tucci was also granted 180,000 time-based stock units on August 4, 2009; 25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013. For more information on the time-based stock units, please see page 48 of this Proxy Statement.

[7]	Represents 270,000 performance stock units granted in August 2009 and 300,000 performance stock units granted in August 2008.

[8]	20% of these options will vest on each of August 4, 2010, 2011, 2012, 2013 and 2014.

[9]

Represents the number of performance stock options granted in August 2008 that were eligible to vest commencing in 2010 based on the achievement of the 2009 performance goals. 88.77% of these options became eligible to vest in February 2010; 25% of these options vested on

February 4, 2010; and one-third of the remaining options will vest on each of February 4, 2011, 2012 and 2013. The remaining 11.23% of these options were forfeited since the 2009 performance goals were not fully achieved. For more information on the performance stock options granted in August 2008, please see page 48 of this Proxy Statement.

[10]	25% of these options will vest on each of August 20, 2010, 2011, 2012 and 2013.

[11]	These options will vest on July 22, 2010.

[12]

Represents 62,500 overachievement shares from the 2005 performance share plan that vested in January 2010. In addition, Mr. Goulden was granted 96,000 performance stock units on November 28, 2007. 97.87% of these units, or 93,955 units, became eligible to vest in January 2009; and one-third of these units vested on February 1, 2010; and one-half of the remaining units will vest on each of February 1, 2011 and 2012. The remaining 2.12% of these units were forfeited since the 2008 performance goals were not fully achieved. Mr. Goulden was also granted 64,000 time-based stock units on November 28, 2007; 25% of these units vested on each of November 28, 2008 and 2009; and one-half of the remaining units will vest on each of November 28, 2010 and 2011. In addition, Mr. Goulden was granted 64,000 time-based stock units on August 20, 2008; 25% of these shares vested on August 20, 2009; and one-third of the remaining units will vest on each of August 20, 2010, 2011 and 2012. Mr. Goulden was also granted 66,000 time-based stock units on August 4, 2009; 25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013. For more information on the time-based stock units, please see page 48 of this Proxy Statement.

[13]	Represents 99,000 performance stock units granted in August 2009 and 96,000 performance stock units granted in August 2008.

[14]

Represents 97.87% of the 2007 performance stock options granted that became eligible to vest in January 2009; 25% of these options vested on February 1, 2010; and one-third of the remaining options will vest on each of February 1, 2011, 2012 and 2013.

[15]	One-third of these options will vest on each of November 28, 2010, 2011 and 2012.

[16]

Represents 75,000 overachievement shares from the 2005 performance share plan that vested in January 2010. In addition, Mr. Teuber was granted 108,000 performance stock units on November 28, 2007. 97.87% of these units, or 105,699 units, became eligible to vest in January 2009; and one-third of these units vested on February 1, 2010; and one-half of the remaining units will vest on each of February 1, 2011 and 2012. The remaining 2.12% of these units were forfeited since the 2008 performance goals were not fully achieved. Mr. Teuber was also granted 72,000 time-based stock units on November 28, 2007; 25% of these shares vested on each of November 28, 2008 and 2009; and one-half of the remaining units will vest on each of November 28, 2010 and 2011. In addition, Mr. Teuber was granted 72,000 time-based stock units on August 20, 2008; 25% of these units vested on August 20, 2009 and one-third of the remaining units will vest on each of August 20, 2010, 2011 and 2012. Mr. Teuber was also granted 66,000 time-based stock units on August 4, 2009; 25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013. For more information on the time-based stock units, please see page 48 of this Proxy Statement.

[17]	Represents 99,000 performance stock units granted in August 2009 and 108,000 performance stock units granted in August 2008.

[18]

Represents 75,000 overachievement shares from the 2005 performance share plan that vested in January 2010. In addition, Mr. Elias was granted 96,000 performance stock units on November 28, 2007. 97.87% of these units, or 93,955 units, became eligible to vest in January 2009; and one-third of these units vested on February 1, 2010; and one-half of the remaining units will vest on each of February 1, 2011 and 2012. The remaining 2.12% of these units were forfeited since the 2008 performance goals were not fully achieved. Mr. Elias was also granted 64,000 time-based stock units on November 28, 2007; 25% of these units vested on each of November 28, 2008 and 2009; and one-half of the remaining units will vest on each of November 28, 2010 and 2011. In addition, Mr. Elias was granted 64,000 time-based stock units on August 20, 2008; 25% of these units vested on August 20, 2009; and one-third of the remaining units will vest on each of August 20, 2010, 2011 and 2012. Mr. Elias was also granted 66,000 time-based stock units on August 4, 2009; 25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013. For more information on the time-based stock units, please see page 48 of this Proxy Statement.

[19]	20% of these options will vest on each of October 30, 2010, 2011, 2012, 2013 and 2014.

[20]	25% of these units will vest on each of October 30, 2010, 2011, 2012 and 2013.

[21]

Mr. You was granted 154,441 time-based stock units on February 29, 2008; 25% of these units vested on each of February 28, 2009 and 2010; and one-half of the remaining units will vest on each of February 28, 2011 and 2012. In addition, Mr. You was granted 28,000 time-based stock units on August 20, 2008; 25% of these units vested on August 20, 2009 and one-third of the remaining units will vest on each of August 20, 2010, 2011 and 2012. Mr. You was also granted 54,000 time-based stock units on August 4, 2009; 25% of these units will vest on each of August 4, 2010, 2011, 2012 and 2013. For more information on the time-based stock units, please see page 48 of this Proxy Statement.

[22]	Represents 81,000 performance stock units granted in August 2009 and 42,000 performance stock units granted in August 2008.

[23]	20% of these options vested on January 28, 2010 and one-fourth of the remaining options will vest on each of January 28, 2011, 2012, 2013 and 2014.

[24]	25% of these options vested on February 28, 2010 and one-third of the remaining options will vest on each of February 28, 2011, 2012 and 2013.

Option Exercises and Stock Vested

The following table provides information regarding options and stock awards, exercised and vested, for the Named Executive Officers during the fiscal year ended December 31, 2009.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
Joseph M. Tucci	750,000	7,439,510	1,166,666	13,709,826
David I. Goulden	229,999	1,999,359	315,333	3,798,023
William J. Teuber, Jr.	201,550	1,760,563	386,000	4,635,280
Howard D. Elias	37,935	128,979	382,000	4,571,360
Patrick P. Gelsinger	0	0	0	0
Harry L. You	0	0	45,610	497,415

[1]	Represents the difference between the exercise price and the fair market value of the Common Stock on the date of exercise for each option.

[2]	Represents the fair market value of the Common Stock on the applicable vesting date, multiplied by the number of shares of stock that vested on that date.

Pension Benefits

EMC does not provide pension benefits to the Named Executive Officers.

Nonqualified Deferred Compensation

Under EMC’s Deferred Compensation Retirement Plan (the “Deferred Compensation Plan”), key employees, including the Named Executive Officers, may defer from 10% to 95% of the compensation they receive under any of EMC’s cash bonus and commission plans. EMC does not make any contributions to the accounts of participants under the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan are generally paid upon a participant’s retirement or termination of employment. Distributions can occur earlier in the case of severe financial hardship or if the participant elected to receive his or her deferral on a fixed date prior to his or her termination or retirement.

All of the investment options available under the Deferred Compensation Plan are also available under EMC’s 401(k) Savings Plan. These investment options, which are selected by EMC’s 401(k) Oversight and Pension Committee, provide participants with an opportunity to invest in a wide variety of mutual funds, bond funds, money market funds and blended funds, including an EMC stock fund. Participants may change their investment options daily through the plan administrator’s online system. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the participant.

The following table shows the executive contributions, earnings and account balances for the Named Executive Officers in the Deferred Compensation Plan as of December 31, 2009.

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Joseph M. Tucci	0		0	1,872,735	0	9,163,929	[1]
David I. Goulden	139,728	[2]	0	437,069	0	2,154,890	[3]
William J. Teuber, Jr.	0		0	0	0	0
Howard D. Elias	0		0	0	0	0
Patrick P. Gelsinger	0		0	0	0	0
Harry L. You	0		0	0	0	0

[1]	$5,754,070 of this amount was previously reported as salary or bonus in the Summary Compensation Table of previously filed proxy statements.

[2]	$57,036 of this amount is reported in the Summary Compensation Table for Mr. Goulden under the Non-Equity Incentive Plan Compensation column.

[3]	$1,648,304 of this amount was previously reported as salary or bonus in the Summary Compensation Table of previously filed proxy statements.

Potential Payments upon Termination or Change in Control

The tables following the narrative below reflect the compensation and benefits due to each of the Named Executive Officers in the event of termination of employment. The compensation and benefits payable to each Named Executive Officer upon a voluntary termination, an involuntary termination for cause, an involuntary termination without cause, a termination following a change in control without cause or by the Named Executive Officer for good reason, a termination due to death or disability, and upon the Named Executive Officer’s retirement is shown below. The amounts shown assume that each termination of employment was effective as of December 31, 2009, and are calculated based on the fair market value of $17.47 per share (the closing price of our Common Stock on that date). The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of the termination of employment.

Payments and Benefits upon any Termination

Employees, including the Named Executive Officers, are entitled to receive earned and unpaid compensation upon any termination of employment. Accordingly, subject to the exceptions noted below, upon any termination of employment the Named Executive Officers will receive accrued but unused vacation pay, earned but unpaid bonuses, and their account balances under the Deferred Compensation Plan. For a description of our Deferred Compensation Plan and the account balances of the Named Executive Officers as of December 31, 2009, please see page 64 of this Proxy Statement. The payments due upon any termination of employment will generally be made in a lump sum payment within 30 days after termination of employment or when administratively practicable, unless otherwise delayed for a 6-month period by application of the deferred compensation requirements under Section 409A of the Internal Revenue Code. In addition, except as noted below, (i) all stock awards and unvested stock options will terminate upon termination of employment and (ii) all vested but unexercised options will terminate three months following termination of employment, provided that vested options will terminate immediately if the termination was for cause.

Voluntary Termination

A Named Executive Officer who voluntarily terminates employment, other than due to a retirement, will not be entitled to any benefits other than those that are paid to all employees upon any termination of employment as described above, except for Mr. Tucci, who will be entitled to a pro rata bonus for the year of termination pursuant to his employment arrangement.

Involuntary Termination For Cause

A Named Executive Officer whose employment is terminated for cause is not entitled to any benefits other than those that are paid to all employees upon any termination of employment as described above. In addition, as noted under “Elements of EMC’s Executive Compensation Program – Compensation Recovery Policies” on page 54 of this Proxy Statement, EMC may be entitled to recover gains realized for certain incentive and equity compensation.

Involuntary Termination Without Cause

Except in the case of Messrs. Tucci and Goulden, upon an involuntary termination without cause, the Named Executive Officers are not contractually entitled to any compensation or benefits other than those that are paid to all employees upon any termination of employment as described above. The provision of any compensation and benefits would be made at the discretion of the Compensation Committee.

Under the employment arrangement with Mr. Tucci, if his employment is involuntarily terminated without cause, he will receive a lump sum amount equal to the sum of his annual base salary and target annual bonus. In addition, over the remaining term of the arrangement (which currently expires on December 31, 2012) or an eighteen month period, whichever is longer, Mr. Tucci will continue to receive benefits and any outstanding equity awards he held at the time of termination will continue to vest as if his employment had not been terminated. The Board and the Compensation Committee determined that the provision of one year of target cash compensation and the continued vesting of equity awards provide an appropriate level of severance for Mr. Tucci given his service to EMC.

Pursuant to Mr. Goulden’s offer letter, if his employment is involuntarily terminated without cause, other than in connection with a change in control, he is entitled to severance. In this event, contingent upon Mr. Goulden’s execution of a general release in EMC’s favor and his compliance with EMC’s standard Key Employee Agreement, which contains confidentiality, non-competition and non-solicitation covenants, EMC will pay Mr. Goulden’s base salary in a lump sum and continue his participation in EMC benefit programs for one year. In addition, EMC will pay Mr. Goulden a lump sum amount equal to the amounts he would have earned under the bonus arrangements he was participating in at the time of his termination had his employment continued for one year and all goals under the bonus arrangements been met.

Qualifying Change in Control Termination

As discussed on page 51 of this Proxy Statement, EMC has change in control agreements with the Named Executive Officers and other key employees that provide severance benefits if there is both (i) a change in control (or potential change in control) of EMC and (ii) the employee’s employment is terminated by EMC (or any successor) without “cause” or if the employee terminates his or her employment for “good reason,” in each case within 24 months following a change in control (or during a potential change in control period). In the case of such a change in control (or potential change in control) and a qualifying termination, the Named Executive Officer would receive:

•	a lump sum severance payment equal to 2.99 times the sum of the Named Executive Officer’s annual base salary and target annual bonus,

•	a lump sum payment equal to the Named Executive Officer’s prorated annual bonus for the year of termination assuming target performance, and

•

the continuation of life, disability, accident and health insurance benefits for the Named Executive Officer and the Named Executive Officer’s dependents for up to 36 months following such termination.

Upon a change in control, the vesting of all performance shares, performance stock units and performance stock options will no longer be subject to the achievement of performance goals, but will remain subject to continued employment. The Compensation Committee determined that these awards should not be subject to the achievement of the performance goals following a change in control because our executives will likely no longer be in a position to influence the achievement of the goals and also because of the likely difficulty of measuring their achievement after a change in control has occurred. In the event of a change in control, all equity awards, including the performance shares, performance stock units and performance stock options, will vest upon a qualifying termination. The Compensation Committee determined that this was appropriate so that the executives would not forfeit their equity awards upon a qualifying termination following a change in control. In 2009, the Compensation Committee determined to limit the accelerated vesting of certain equity awards upon a qualifying termination following a potential change in control. In the event of a potential change in control, (i) equity awards that are intended to constitute qualified performance-contingent compensation for purposes of 162(m) of the Internal Revenue Code (except for stock options and stock appreciation rights), will not vest upon a qualifying termination, and (ii) all other equity awards will vest upon a qualifying termination. This would result in a significant amount of the executive officer’s performance-contingent equity grants not accelerating in the event of a qualifying termination following a potential change in control. The Compensation Committee determined that this limitation on accelerated vesting of qualified performance-contingent awards was appropriate in the context of a potential change in control in order to preserve the tax deductibility of qualified performance-contingent equity grants. For an illustration of the impact of this limitation, please see the footnotes to the tables on pages 69 to 74 of this Proxy Statement.

A “change in control” will generally be triggered under the change in control agreements upon:

•	the acquisition by a person or entity of 25% or more of either the then outstanding shares of EMC or the combined voting power of EMC’s then outstanding securities,

•	a change in the composition of the majority of the Board without the approval of the existing Board,

•	a merger of EMC (other than a merger following which EMC securities represent at least 50% of the combined voting power of the securities of the surviving entity), or

•	the approval of EMC shareholders of a plan of complete liquidation or dissolution of EMC or the sale by EMC of all or substantially all of its assets.

A potential change in control will generally occur under the change in control agreements upon:

•	EMC’s entry into an agreement which would result in a change in control,

•	a public announcement by a person or entity of an intention to take actions which would result in a change in control,

•	the acquisition by a person or entity of 15% or more of EMC’s shares or voting power, or

•	a resolution by the Board that a potential change in control has occurred.

EMC will generally have “cause” under the change in control agreements upon:

•	the willful and continued failure by the executive to perform substantially the duties and responsibilities of the executive’s position,

•	the conviction of the executive for a felony, or

•	the willful engaging by the executive in fraud or dishonesty which is demonstrably and materially injurious to EMC or its reputation, monetarily or otherwise.

Under the change in control agreements, “good reason” includes:

•	an adverse change in the executive’s position,

•	a reduction in the executive’s base salary,

•	the failure by EMC to continue to provide certain compensation and benefits, and

•

a requirement that the executive’s principal place of employment be located greater than 50 miles from where the executive’s principal place of employment was located immediately prior to the change in control.

The agreements provide that any good faith claim by an executive that good reason exists shall be presumed to be correct unless EMC (or a successor) establishes by clear and convincing evidence that good reason does not exist. To claim good reason, the executive must give notice of the good reason event within 90 days after its occurrence and must provide EMC (or a successor) with a 30-day period in which to cure the good reason event. In setting these terms, EMC balanced (i) the desire to provide severance benefits to the executive if, in fact, the executive’s terms and conditions of employment were materially changed following the change in control, against (ii) the desire to ensure that such benefits not become payable if the executive’s employment continued without adverse change following the change in control.

EMC’s form of change in control agreement was attached as Exhibit 10.8 to our Annual Report on Form 10-K filed February 26, 2010, (No. 001-09853).

Death

In addition to providing the benefits that are provided to all employees generally, including the Named Executive Officers, upon any termination of employment, upon any EMC employee’s death, the employee’s survivors will continue to receive the employee’s base salary for six months and EMC will make a $10,000 contribution to a tax qualified education fund for each of the deceased employee’s minor children. In addition, under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest and all options held by the employee prior to his or her death will remain exercisable for three years. These benefits reflect what we believe is an appropriate level of protection and common market practice.

Disability

EMC does not have guidelines for providing compensation or benefits upon an employee’s disability other than providing the benefits that are provided to all employees generally, including the Named Executive Officers, upon any termination of employment. However, under the 2003 Stock Plan, unvested stock options and stock awards will immediately vest, and all options held by any EMC employee prior to his or her termination for disability will remain exercisable for three years. These benefits reflect what we believe is an appropriate level of protection and common market practice.

Retirement

EMC does not provide any retirement benefits to the Named Executive Officers, other than the matching 401(k) plan contributions of up to $3,000 per year that we offer to all employees generally, subject, in certain circumstances, to vesting. In July 2009, as part of our cost reduction initiatives, the Compensation Committee suspended matching contributions under the plan from July 1, 2009 through June 30, 2010.

There are certain continued vesting and exercisability provisions applicable to equity awards held by employees who meet the definition of retirement under the EMC Corporation 2001 Stock Option Plan (the “2001 Stock Option Plan”) and the 2003 Stock Plan. Currently, if a Named Executive Officer meets the definition of retirement under the plans:

•	Vested stock options granted under the 2001 Stock Option Plan held at the time of retirement will remain exercisable for up to three years after retirement;

•

Unvested time-based and performance-based stock options granted under the 2003 Stock Plan held at the time of retirement will continue to vest and remain exercisable for the remainder of the applicable option term; provided, however, that any stock option granted under the 2003 Stock Plan after May 3, 2006 will continue to vest and remain exercisable for the remainder of the option term only if prior to retirement the applicable performance targets have been achieved and the executive officer has completed at least 30 months of service after the grant date of the option; and

•	Restricted stock awards granted under the 2003 Stock Plan prior to December 2007 will continue to be eligible to vest after retirement.

Under the 2001 Stock Option Plan and for grants made prior to December 9, 2009 under the 2003 Stock Plan, employees will meet the definition of retirement if they voluntarily terminate employment after 20 years of service or after they have attained age 55 with five years of service and provided they give six months’ advance notice. For grants made on or after December 9, 2009 under the 2003 Stock Plan, employees will meet the definition of retirement if they voluntarily terminate employment after they have attained age 60 with ten years of service and provided they give six months’ advance notice.

For purposes of certain grants made under the 2001 Stock Option Plan and the 2003 Stock Plan, Messrs. Tucci and Teuber have met the definition of retirement since 2005 and 2006, respectively. The amount shown in the Retirement Column for each of Messrs. Tucci and Teuber represents the value of the outstanding option awards that would continue to vest upon retirement. Messrs. Goulden, Elias, Gelsinger and You do not currently meet the definition of retirement for purposes of these plans.

We believe the limited retirement provisions in the equity plans as described above are reasonable and appropriate.

Joseph M. Tucci

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	2,440,000	7,295,600		500,000	0	0
Pro-rata Target Bonus	1,440,000	0	0	1,440,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	33,684	33,684		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		0	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	1,589,240		1,589,240	1,589,240	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	20,090,500	[1]	20,090,500	20,090,500	0
In-the-Money Value of Stock Options Subject to Continued Vesting	417,200	0	1,020,830	0		0	0	417,200
Value of Restricted Stock Subject to Continued Vesting	0	0	14,587,450	0		0	0	0

Total Value: Incremental Benefits	1,857,200	0	18,081,964	30,449,024		22,179,740	21,679,740	417,200

[1]

In the event Mr. Tucci is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, these awards had a cash value of $9,957,000.

In accordance with the terms of the 2003 Stock Plan, Mr. Tucci would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, these stock options had a cash value of $25,810,625.

David I. Goulden

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	1,200,000	3,588,000		300,000	0	0
Pro-rata Target Bonus	0	0	0	600,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	14,948	44,844		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		10,000	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	558,144		558,144	558,144	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	8,690,539	[1]	8,690,539	8,690,539	0
In-the-Money Value of Stock Options Subject to Continued Vesting	0	0	0	0		0	0	0
Value of Restricted Stock Subject to Continued Vesting	0	0	0	0		0	0	0

Total Value: Incremental Benefits	0	0	1,214,948	13,481,527		9,558,683	9,248,683	0

[1]

In the event Mr. Goulden is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, these awards had a cash value of $3,406,650.

In accordance with the terms of the 2003 Stock Plan, Mr. Goulden would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, these stock options had a cash value of $6,486,266.

William J. Teuber, Jr.

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	0	4,186,000		350,000	0	0
Pro-rata Target Bonus	0	0	0	700,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	0	44,304		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		0	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	610,814		610,814	610,814	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	9,498,422	[1]	9,498,422	9,498,422	0
In-the-Money Value of Stock Options Subject to Continued Vesting	238,400	0	238,400	0		0	0	238,400
Value of Restricted Stock Subject to Continued Vesting	0	0	0	0		0	0	0

Total Value: Incremental Benefits	238,400	0	238,400	15,039,540		10,459,236	10,109,236	238,400

[1]

In the event Mr. Teuber is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, these awards had a cash value of $3,616,290.

In accordance with the terms of the 2003 Stock Plan, Mr. Teuber would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, these stock options had a cash value of $7,516,836.

Howard D. Elias

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	0	3,588,000		300,000	0	0
Pro-rata Target Bonus	0	0	0	600,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	0	41,379		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		10,000	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	558,144		558,144	558,144	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	8,908,914	[1]	8,908,914	8,908,914	0
In-the-Money Value of Stock Options Subject to Continued Vesting	0	0	0	0		0	0	0
Value of Restricted Stock Subject to Continued Vesting	0	0	0	0		0	0	0

Total Value: Incremental Benefits	0	0	0	13,696,437		9,777,058	9,467,058	0

[1]

In the event Mr. Elias is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, these awards had a cash value of $3,406,650.

In accordance with the terms of the 2003 Stock Plan, Mr. Elias would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, these stock options had a cash value of $5,013,015.

Patrick P. Gelsinger

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	0	3,887,000		300,000	0	0
Pro-rata Target Bonus	0	0	0	700,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	0	33,228		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		0	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	500,000		500,000	500,000	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	8,735,000	[1]	8,735,000	8,735,000	0
In-the-Money Value of Stock Options Subject to Continued Vesting	0	0	0	0		0	0	0
Value of Restricted Stock Subject to Continued Vesting	0	0	0	0		0	0	0

Total Value: Incremental Benefits	0	0	0	13,855,228		9,535,000	9,235,000	0

[1]

In the event Mr. Gelsinger is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, Mr. Gelsinger did not hold any qualified performance-based equity awards.

In accordance with the terms of the 2003 Stock Plan, Mr. Gelsinger would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, he did not hold any vested stock options.

Harry L. You

The following table shows the potential payments and benefits that would have been provided under each of the termination scenarios discussed above, assuming that such change in control (or potential change in control) and termination occurred on December 31, 2009.

Element	Voluntary Termination ($)	Involuntary Termination For Cause ($)	Involuntary Termination Without Cause ($)	Change in Control: Qualifying Termination ($)		Death ($)	Disability ($)	Retirement ($)
Incremental Benefits Pursuant to Termination Event

Cash Severance
Base Salary + Bonus	0	0	0	3,588,000		300,000	0	0
Pro-rata Target Bonus	0	0	0	600,000		0	0	0

Benefits & Perquisites
Health and Welfare Benefit Continuation	0	0	0	44,844		0	0	0
Tax Qualified Education Fund Contribution	0	0	0	0		10,000	0	0

Long-Term Incentives
In-the-Money Value of Accelerated Stock Options	0	0	0	1,141,009		1,141,009	1,141,009	0
Value of Accelerated Restricted Stock and Performance Shares	0	0	0	5,482,628	[1]	5,482,628	5,482,628	0
In-the-Money Value of Stock Options Subject to Continued Vesting	0	0	0	0		0	0	0
Value of Restricted Stock Subject to Continued Vesting	0	0	0	0		0	0	0

Total Value: Incremental Benefits	0	0	0	10,856,481		6,933,637	6,623,637	0

[1]

In the event Mr. You is terminated in connection with a “potential change in control,” the amount shown would be reduced by the value of any qualified performance-based equity awards (other than stock options or stock appreciation rights) that would be forfeited. As of December 31, 2009, these awards had a cash value of $2,148,810.

In accordance with the terms of the 2003 Stock Plan, Mr. You would also have been entitled to exercise his vested in-the-money stock options upon a termination of employment, other than termination for cause. As of December 31, 2009, these stock options had a cash value of $94,078.

DIRECTOR COMPENSATION

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to the Board when appropriate. Non-employee directors receive cash fees and equity awards for their service.

Cash Compensation

Generally, non-employee directors receive a $30,000 annual Board retainer, $3,000 for each in-person Board meeting and $1,500 for each telephonic Board meeting; and $1,000 for each in-person committee meeting and $750 for each telephonic committee meeting. An additional annual retainer of $40,000, $20,000 and $10,000 is paid to the Lead Director, the chair of the Audit Committee, and each other committee chair, respectively.

In January 2009, the Board of Directors reduced the cash fees payable to non-employee directors by 10% for the fiscal year ended December 31, 2009. In May 2009, the Board of Directors reduced the non-employee directors’ 2009 cash fees by an additional 5%. The Board of Directors reduced their cash fees in light of our ongoing cost reduction initiatives, which included the reductions in the 2009 base salary and target annual bonus opportunities of senior management. In January 2010, the cash fees payable to non-employee directors were restored to their full amounts.

In accordance with the reductions detailed above, in 2009, non-employee directors received a $26,000 annual Board retainer. From January through April 2009, non-employee directors received $2,700 for each in-person Board meeting and $1,350 for each telephonic Board meeting; and $900 for each in-person committee meeting and $675 for each telephonic committee meeting. From May through December 2009, non-employee directors received $2,550 for each in-person Board meeting and $1,275 for each telephonic Board meeting; and $850 for each in-person committee meeting and $637.50 for each telephonic committee meeting. An additional annual retainer of $34,666.67, $17,333.33 and $8,666.67 was paid to the Lead Director, the chair of the Audit Committee, and each other committee chair, respectively.

A summary of the 2009 and 2010 cash fees payable to non-employee directors is set forth in the table below:

	January through April 2009 ($)	May through December 2009 ($)	2010 ($)
Board retainer	—	26,000.00	30,000
In-person Board meeting	2,700	2,550.00	3,000
Telephonic Board meeting	1,350	1,275.00	1,500
In-person Committee meeting	900	850.00	1,000
Telephonic Committee meeting	675	637.50	750
Retainer for Lead Director	—	34,666.67	40,000
Retainer for Audit Committee Chair	—	17,333.33	20,000
Retainer for Other Committee Chairs	—	8,666.67	10,000

In 2009, the number of meetings held by the Board of Directors and each standing committee was as follows:

•	10 Board meetings;

•	13 Audit Committee meetings;

•	7 Corporate Governance and Nominating Committee meetings;

•	12 Leadership and Compensation Committee meetings;

•	5 Finance Committee meetings; and

•	11 Mergers and Acquisitions Committee meetings.

The Board of Directors has also formed special committees to oversee and monitor EMC’s equity interest in VMware and consider certain shareholder derivative demand letters. The non-employee directors serving on the special committees receive the same fees for each in-person and telephonic meeting as for the other committee meetings, with the applicable reductions for 2009. The chairs of each special committee receive the same retainer as the other committee chairs, with the applicable reductions for 2009.

The table below summarizes the cash fees paid by EMC to each non-employee director for the fiscal year ended December 31, 2009.

Name	Board and Committee Retainers ($)	Board Meeting Fees ($)	Audit Committee Fees ($)	Corporate Governance and Nominating Committee Fees ($)	Leadership and Compensation Committee Fees ($)	Finance Committee Fees ($)	Mergers and Acquisitions Committee Fees ($)	Special Committee Fees ($)	Total Fees Paid ($)
Michael W. Brown	34,666.67	22,125.00	9,950.00	—	9,175.00	4,300.00	8,637.50	—	88,854.17
Randolph L. Cowen	35,000.00	22,125.00	—	—	7,600.00	—	7,737.50	7,300.00	79,762.50
Michael J. Cronin	26,000.00	20,850.00	9,950.00	—	—	—	8,000.00	—	64,800.00
Gail Deegan	43,333.33	22,125.00	9,950.00	5,875.00	—	—	—	—	81,283.33
John R. Egan	34,666.67	22,125.00	—	—	—	4,300.00	8,637.50	—	69,729.17
W. Paul Fitzgerald[1]	26,000.00	22,125.00	—	—	—	4,300.00	—	—	52,425.00
Olli-Pekka Kallasvuo[2]	—	—	—	—	—	—	—	—	—
Edmund F. Kelly	44,000.00	19,425.00	—	—	—	4,300.00	—	9,850.00	77,575.00
Windle B. Priem	34,666.67	22,125.00	9,950.00	5,875.00	9,175.00	—	—	637.50	82,429.17
Paul Sagan	26,000.00	22,125.00	—	—	—	—	8,637.50	2,550.00	59,312.50
David N. Strohm	69,333.34	22,125.00	—	5,875.00	9,175.00	—	8,637.50	—	115,145.84

[1]	Mr. Fitzgerald resigned from the Board of Directors in March 2010.

[2]	Mr. Kallasvuo resigned from the Board of Directors in January 2009.

Equity Compensation

We grant the following equity awards under the 2003 Stock Plan to our non-employee directors on an annual basis in connection with each annual meeting of shareholders:

•	an option to purchase 10,000 shares of Common Stock, which option is exercisable on the first anniversary of the date of grant; and

•	an award of 10,000 restricted stock units, which award vests on the first anniversary of the date of grant.

We refer to these awards as the “annual director awards.”

A non-employee director who joins the Board after an annual meeting will receive the annual director awards on or about the date of the first annual meeting of shareholders following his or her appointment to the Board. In addition, in limited circumstances and where deemed appropriate, non-employee directors may also be granted additional equity awards under the 2003 Stock Plan.

Non-employee directors are subject to EMC’s Stock Ownership Guidelines and are expected to own shares of our stock with a value equal to five times their annual Board retainer within three years after becoming subject to the guidelines. As of March 1, 2010, all of our non-employee directors are in compliance with these guidelines.

Other Compensation

Non-employee directors are eligible to participate in the Deferred Compensation Plan, described on page 64 this Proxy Statement. Under the plan, a non-employee director may elect to defer the receipt of director’s fees. No non-employee director elected to defer receipt of fees for 2009. EMC does not match any deferred amounts or otherwise make any contributions to the accounts of any non-employee director.

EMC pays or reimburses non-employee directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings. Except as described in this section, non-employee directors do not receive any additional compensation for their services on the Board of Directors.

The table below summarizes the total compensation paid by EMC to each non-employee director for the fiscal year ended December 31, 2009.

Name	Fees Paid in Cash ($)	Stock Awards[1,2] ($)	Option Awards[1,3] ($)	All Other Compensation ($)	Total ($)
Michael W. Brown[4]	88,854.17	127,800.00	42,430.29	—	259,084.46
Randolph L. Cowen	79,762.50	127,800.00	42,430.29	—	249,992.79
Michael J. Cronin	64,800.00	127,800.00	42,430.29	—	235,030.29
Gail Deegan	81,283.33	127,800.00	42,430.29	—	251,513.62
John R. Egan[4]	69,729.17	127,800.00	42,430.29	—	239,959.46
W. Paul Fitzgerald	52,425.00	127,800.00	42,430.29	—	222,655.29
Olli-Pekka Kallasvuo	—	—	—	—	—
Edmund F. Kelly	77,575.00	127,800.00	42,430.29	—	247,805.29
Windle B. Priem	82,429.17	127,800.00	42,430.29	—	252,659.46
Paul Sagan	59,312.50	127,800.00	42,430.29	—	229,542.79
David N. Strohm[4]	115,145.84	127,800.00	42,430.29	—	285,376.13

[1]

The amounts represent the grant date fair value for stock awards and stock options in 2009, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts for awards in 2009 are included in Note P to EMC’s audited financial statements for the fiscal year ended December 31, 2009 included in EMC’s Annual Report on Form 10-K filed with the SEC on February 26, 2010.

[2]

The non-employee directors had the following outstanding stock awards at fiscal year end: Mr. Brown: 10,000; Mr. Cowen: 10,000; Mr. Cronin: 10,000; Ms. Deegan: 10,000; Mr. Egan: 10,000; Mr. Fitzgerald: 10,000; Mr. Kelly: 10,000; Mr. Priem: 10,000; Mr. Sagan: 10,000; and Mr. Strohm: 10,000. Mr. Kallasvuo had no outstanding stock awards at fiscal year end.

[3]

The non-employee directors had the following outstanding stock option awards at fiscal year end: Mr. Brown: 40,000; Mr. Cowen: 10,000; Mr. Cronin: 160,000; Ms. Deegan: 120,000; Mr. Egan: 120,000; Mr. Fitzgerald: 160,000; Mr. Kallasvuo: 40,000; Mr. Kelly: 20,000; Mr. Priem: 70,000; Mr. Sagan: 20,000; and Mr. Strohm: 123,200.

[4]	Messrs. Brown, Egan and Strohm also serve on the Board of Directors of VMware and receive the same compensation as the other non-employee directors of VMware.

DIRECTOR EMERITUS

In March 2010, in recognition of his long and meritorious service, the Board of Directors designated Mr. Fitzgerald as Director Emeritus following his resignation from the Board. Mr. Fitzgerald will serve as a Director Emeritus for three years and will provide advisory services as the Board may determine. In connection with his appointment, Mr. Fitzgerald received a one-time award of 10,000 restricted stock units and an option to purchase 10,000 shares of Common Stock, each of which vests pro rata over three years; he will receive no other compensation.

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

The Audit Committee has adopted a written policy and procedures for the review, approval and ratification of transactions involving EMC and “related persons” (directors and executive officers or their immediate family members, or shareholders beneficially owning more than 5% of our Common Stock). The policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which EMC or any of its subsidiaries was, is or will be a participant, in which the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.

All related person transactions are reviewed and, as appropriate, may be approved or ratified by the Audit Committee, or if time is of the essence, the Chair of the Audit Committee. If a director is involved in the transaction, he or she may not participate in any review, approval or ratification of such transaction. Related person transactions are approved by the Audit Committee only if, based on all of the facts and circumstances, they are in, or not inconsistent with, the best interests of EMC and our shareholders, as the Audit Committee determines in good faith. The Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may also impose such conditions as it deems necessary and appropriate on the Company or the related person in connection with the transaction.

In the case of a transaction presented to the Audit Committee for ratification, the Audit Committee may ratify the transaction or determine whether rescission of the transaction is appropriate.

CERTAIN TRANSACTIONS

In 2009, EMC leased certain real estate from Carruth Management LLC (“Carruth”), for which payments aggregated approximately $4.8 million. EMC initially assumed the lease in connection with its acquisition of Data General Corporation in 1999 and renewed it in 2003 for an additional ten-year term. John R. Egan, a director of EMC, and his siblings are the beneficial owners of Carruth. EMC believes that the terms of this arrangement were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

Mr. Egan is a managing partner and general partner in Egan-Managed Capital II, L.P., which, until November 2009, had an equity interest in Softrax Corporation (“Softrax”) of greater than 10%. In 2009, our subsidiary, VMware, paid Softrax approximately $180,000 for the licensing, implementation and maintenance of Softrax software. In 2009, Softrax paid EMC approximately $400 for software maintenance services. EMC believes that the terms of these arrangements were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

As a global employer of over 43,200 employees, EMC employs persons who are immediate family members of certain of our directors or executive officers. A son-in-law of Joseph M. Tucci is a Commercial Sales District Manager of EMC. He earned approximately $223,000 during 2009 and was granted 780 stock options and 1,334 restricted stock units. A son of W. Paul Fitzgerald is a Regional Sales Director of EMC. He earned approximately $316,000 during 2009 and was granted 520 stock options and 964 restricted stock units. A son-in-law of W. Paul Fitzgerald is a Director, Finance of EMC. He earned approximately $152,300 during 2009 and was granted 460 stock options and 884 restricted stock units.

The compensation paid to each immediate family member is in accordance with such family member’s established compensation plan for the year, which plan includes performance-based compensation aligned to the attainment of defined goals, such as quota objectives for individuals involved in sales. Each of such employee’s compensation plans is reviewed annually by his or her manager, and the earnings opportunity and performance objectives for such employees are consistent with the compensation plans of other EMC employees functioning in comparable roles. None of the executive officers or directors who has an immediate family member employed by EMC has the authority to set such employee’s compensation plan. EMC believes that the annual compensation paid to each of these employees is appropriate and comparable with the compensation paid for similar positions by other leading employers.

John R. Egan, a director of EMC, is the nephew of W. Paul Fitzgerald. Mr. Fitzgerald resigned from the EMC Board of Directors in March 2010.

In accordance with its written policy and procedures relating to related person transactions, the Audit Committee has approved each of the above transactions.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board of Directors in overseeing the integrity of EMC’s financial statements, EMC’s compliance with legal requirements, the qualifications and independence of EMC’s independent auditors, and the performance of EMC’s internal and independent auditors. EMC’s management has primary responsibility for the Company’s financial statements as well as maintaining and monitoring a system of appropriate internal controls. In 2009, the Audit Committee had four members, each of whom is an independent director under the NYSE’s director independence standards and EMC’s Categorical Standards of Independence and meets the independence criteria applicable to audit committee members under the Sarbanes-Oxley Act of 2002 and the SEC’s implementing rules. The Audit Committee held 13 meetings in 2009.

During 2009, senior members of EMC’s financial and legal management participated in each of the Audit Committee’s regularly scheduled meetings. During the course of the year, the Audit Committee had separate executive sessions with EMC’s General Counsel, independent auditors and the director of worldwide audit at which candid discussions regarding legal matters, financial reporting, internal controls and accounting systems and processes took place. The Audit Committee discussed with EMC’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met on a regular basis without members of management or its independent auditors.

The Audit Committee has reviewed with senior members of management EMC’s policies and practices regarding risk assessment and risk management. The Audit Committee has also reviewed the adequacy and effectiveness of EMC’s legal, regulatory, and ethical compliance programs, including our Business Conduct Guidelines.

The Audit Committee has met, reviewed and discussed EMC’s financial statements for the three years ended December 31, 2009 and each quarter in this period with EMC’s management and EMC’s independent auditors. The meetings included a discussion of the quality and not just the acceptability of the accounting principles applied, the reasonableness of the significant accounting judgments and estimates, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with EMC’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has received the written disclosures and the letter from EMC’s independent auditors required by the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with EMC’s independent auditors its independence. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to EMC is compatible with the auditors’ independence.

In 2009, the Audit Committee reviewed and discussed the requirements of, and EMC’s compliance with, Section 404 of the Sarbanes-Oxley Act of 2002, including the PCAOB’s Auditing Standard No. 5 regarding the audit of internal control over financial accounting.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews EMC’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of EMC’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, and for preparing the financial statements, and of the independent auditors who are engaged to audit and report on the consolidated financial statements of EMC and the effectiveness of EMC’s internal control over financial reporting.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

AUDIT COMMITTEE

Gail Deegan, Chair

Michael W. Brown

Michael J. Cronin

Windle B. Priem

SHAREHOLDER PROPOSALS FOR EMC’S 2011 ANNUAL MEETING

To be eligible for inclusion in EMC’s Proxy Statement for the 2011 Annual Meeting of Shareholders, shareholder proposals submitted under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must be received at EMC’s principal executive offices no later than November 18, 2010. Shareholder proposals should be addressed to: EMC Corporation, 176 South Street, Hopkinton, MA 01748, Attn: Paul T. Dacier, Executive Vice President, General Counsel and Assistant Secretary, facsimile number: (508) 497-8079.

ADVANCE NOTICE PROVISIONS

Under our Bylaws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a shareholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the Bylaws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year’s annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

As a result, director nominations and other business submitted pursuant to these provisions of our Bylaws must be received no later than January 24, 2011 and no earlier than December 25, 2010.

These requirements are separate and apart from the requirements that a shareholder must meet in order to have a shareholder proposal included in EMC’s Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Secretary or Assistant Secretary of EMC at 176 South Street, Hopkinton, Massachusetts 01748.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires EMC’s executive officers and directors, and persons who own more than 10% of our Common Stock, to file reports of ownership and changes in ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish EMC with all copies of Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2009, all filing requirements were complied with in a timely fashion.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address are beneficial owners of shares, your bank or brokerage firm may have sent you a notice that your household will receive only one annual report, Notice of Internet Availability of Proxy Materials or proxy statement, as applicable, for each company in which you hold stock through that bank or brokerage firm. This practice of sending only one copy of proxy materials to each address is known as “householding.” If you received a householding communication, your bank or brokerage firm will send one copy of EMC’s 2010 Proxy Statement, Annual Report on Form 10-K for 2009 or Notice of Internet Availability of Proxy Materials, as applicable, to your address unless contrary instructions were given by any shareholder at that address. At the present time, EMC does not “household” for our shareholders of record.

If you and others in your household who are beneficial owners of shares received more than one copy of the EMC proxy materials this year and you wish to receive a single copy of the proxy materials mailed to you in the future, please mark the designated box on your voting instruction form, follow the instructions provided when you vote over the Internet, or contact your bank or brokerage firm to request that only a single copy of the proxy materials be mailed to the shareholders at your address. If you and others sharing a single address hold your shares through multiple banks or brokerage firms, you will continue to receive at least one set of proxy materials from each bank or brokerage firm.

You may revoke your consent to householding at any time by contacting Broadridge Financial Solutions, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. The revocation of your consent to householding will be effective 30 days following its receipt. Alternatively, if your household received a single set of proxy materials for this year, but you would prefer to receive your own copy, we will promptly send a copy to you if you go to www.emc.com/about/investor-relations/index.htm and request a copy or if you address your written request to EMC Corporation, Investor Relations, 176 South Street, Hopkinton, MA 01748 or contact EMC Investor Relations at (866) 362-6973.

Exhibit A

Categorical Standards of Independence

In order for a Director to qualify as “independent”, the Board of Directors of EMC Corporation shall affirmatively determine that the Director does not have any material relationship with EMC (directly or as a partner, stockholder or officer of an organization that has a relationship with EMC). This determination shall be disclosed in EMC’s proxy statement for each annual meeting of EMC. In this regard, the Board shall broadly consider all relevant facts and circumstances and has adopted the following categorical standards to assist it in making determinations of independence. In order to be considered independent:

1.	The Director must be independent pursuant to the corporate governance listing requirements of the New York Stock Exchange, as in effect from time to time.

2.	Furthermore, a Director should meet the following additional standards:

(a)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company that makes payments to, or receives payments from, EMC for property or services, the amount of such payments, during the last fiscal year, does not exceed the greater of $1 million or 2% of the other company’s consolidated gross revenues;

(b)	If a Director or any immediate family member is an executive officer, general partner or significant equity holder (in excess of 10%) of another company which is indebted to EMC, or to which EMC is indebted, the total amount of either company’s indebtedness to the other during the last fiscal year does not exceed 1% of the total consolidated assets of the other company; and

(c)	If a Director is an executive officer of any tax exempt organization, EMC’s contributions to the organization during the last fiscal year do not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross receipts.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Board may determine that a Director who has, or whose immediate family member has, a relationship that does not meet the standards set forth in paragraph 2 is nonetheless independent. Any such determination and the basis for it will be disclosed in EMC’s next proxy statement.

A-1

Exhibit B

Reconciliation of GAAP to Non-GAAP

EPS was calculated on a non-GAAP basis. The impact of gains on Data Domain and SpringSource common stock, restructuring and other special charges, provision for litigation, acquisition-related charges, stock-based compensation expense, intangible asset amortization and a special income tax charge for 2009 were excluded for purposes of calculating achievement of the EPS target.

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share For the three months ended March 31, 2009 (Per Weighted Average Share, Diluted)
Consolidated EPS	$0.096
Restructuring charges	$0.005
Stock-based compensation expense	$0.040
Intangible asset amortization	$0.019

Non-GAAP EPS	$0.160

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share For the three months ended June 30, 2009 (Per Weighted Average Share, Diluted)
Consolidated EPS	$0.101
Restructuring and other special charges	$0.013
Stock-based compensation expense	$0.043
Intangible asset amortization	$0.019

Non-GAAP EPS	$0.177

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share For the three months ended September 30, 2009 (Per Weighted Average Share, Diluted)
Consolidated EPS	$0.144
Gain on Data Domain and SpringSource common stock	$(0.012)
Restructuring and acquisition-related charges	$0.016
Stock-based compensation expense	$0.065
Intangible asset amortization	$0.020

Non-GAAP EPS	$0.232

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share For the three months ended December 31, 2009 (Per Weighted Average Share, Diluted)
Consolidated EPS	$0.185
Restructuring and acquisition-related charges	$0.007
Provision for litigation	$0.025
Stock-based compensation expense	$0.063
Intangible asset amortization	$0.021
Special income tax charge	$0.029

Non-GAAP EPS	$0.330

B-1

Reconciliation of Earnings Per Share to Non-GAAP Earnings Per Share For the year ended December 31, 2009 (Per Weighted Average Share, Diluted)
Consolidated EPS	$0.528
Gain on Data Domain and SpringSource common stock	$(0.012)
Provision for litigation	$0.025
Restructuring and acquisition-related charges	$0.041
Stock-based compensation expense	$0.212
Intangible asset amortization	$0.079
Special income tax charge	$0.030

Non-GAAP EPS	$0.903

Free cash flow per share was calculated on a non-GAAP basis. Free cash flow per share is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs divided by the average number of diluted shares outstanding in 2009.

Reconciliation of Operating Income to Free Cash Flow Per Share For the year ended December 31, 2009 (in thousands)
Cash flow from operations	$3,334,385
Property, plant and equipment	$(411,579)
Capitalized software development costs	$(304,520)
Free cash flow	$2,618,286

Average diluted shares outstanding	2,055,146

Free cash flow per share	$1.27

Cash EBIT was calculated on a non-GAAP basis. Cash EBIT is defined as operating income of our Information Storage division excluding stock-based compensation, acquisition-related intangible asset amortization and the net impact of capitalized software development costs and related amortization.

Reconciliation of Information Storage Operating Income to Cash EBIT For the year ended December 31, 2009 (in billions)
Information Storage operating income	$1.800
Stock-based compensation	$0.017
Acquisition-related intangible asset amortization	$0.072
Net impact of capitalized software development costs and related amortization	$(0.082)

Cash EBIT	$1.807

B-2

EMC CORPORATION

176 SOUTH STREET

HOPKINTON, MA 01748

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by EMC Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., E.D.T., the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M21336-P89633	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

    EMC CORPORATION

The Board of Directors of EMC Corporation unanimously recommends a vote “FOR” all the nominees listed below, “FOR” item 2 and “AGAINST” items 3 and 4.

1. To elect the eleven members listed below to the Board of Directors.

	For	Against	Abstain
Nominees:

1a. Michael W. Brown	☐	☐	☐

1b. Randolph L. Cowen	☐	☐	☐

1c. Michael J. Cronin	☐	☐	☐

1d. Gail Deegan	☐	☐	☐

1e. James S. DiStasio	☐	☐	☐

1f. John R. Egan	☐	☐	☐

1g. Edmund F. Kelly	☐	☐	☐

1h. Windle B. Priem	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

	For	Against	Abstain

1i. Paul Sagan	☐	☐	☐

1j. David N. Strohm	☐	☐	☐

1k. Joseph M. Tucci	☐	☐	☐
2. To ratify the selection by the Audit Committee of PricewaterhouseCoopers LLP as EMC’s independent auditors for the fiscal year ending December 31, 2010, as described in EMC’s Proxy Statement.	☐	☐	☐

3. To act upon a shareholder proposal relating to special shareholder meetings, as described in EMC’s Proxy Statement.	☐	☐	☐

4. To act upon a shareholder proposal relating to an advisory vote on executive compensation, as described in EMC’s Proxy Statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Notice and Proxy Statement, Annual Report on Form 10-K and a Letter to Shareholders are available at

www.proxyvote.com.

M21337-P89633

Annual Meeting of Shareholders

April 29, 2010, 10:00 a.m., E.D.T.

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Shareholders of EMC Corporation, a Massachusetts corporation, to be held on April 29, 2010, at 10:00 a.m., E.D.T., at EMC’s facility at 176 South Street, Hopkinton, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as such proxies or their substitutes may determine on any other matters that may properly come before the meeting.

THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE ELEVEN MEMBERS NOTED HEREON TO THE BOARD OF DIRECTORS TO SERVE FOR A ONE-YEAR TERM, IN FAVOR OF RATIFYING THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS EMC’S INDEPENDENT AUDITORS FOR 2010, AGAINST THE SHAREHOLDER PROPOSAL RELATING TO SPECIAL SHAREHOLDER MEETINGS AND AGAINST THE SHAREHOLDER PROPOSAL RELATING TO AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, EACH AS DESCRIBED IN EMC’S PROXY STATEMENT. A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side